Exhibit 10.2

EXECUTION

LOAN AGREEMENT

Dated as of February 26, 2019

Between

HEALTHCARE ROYALTY PARTNERS III, L.P.,

as Lender,

and

PARATEK ROYALTY CORPORATION,

as Borrower

		Page

ARTICLE I.
CERTAIN DEFINITIONS

SECTION 1.01	DEFINITIONS	1
SECTION 1.02	RULES OF CONSTRUCTION	19

ARTICLE II.
THE LOAN; DISBURSEMENT; CERTAIN FEES

SECTION 2.01	THE LOAN	21
SECTION 2.02	DISBURSEMENT AND BORROWING	20
SECTION 2.03	LOAN NOT REVOLVING	20

ARTICLE III.
REPAYMENT

SECTION 3.01	AMORTIZATION; MATURITY DATE	20
SECTION 3.02	MANDATORY PREPAYMENT; VOLUNTARY PREPAYMENT	21
SECTION 3.03	INCREASED COST	24

ARTICLE IV.
INTEREST; EXPENSES; MAKING OF PAYMENTS

SECTION 4.01	INTEREST RATE	25
SECTION 4.02	INTEREST RESERVE ACCOUNT	25
SECTION 4.03	COLLECTION ACCOUNT	25
SECTION 4.04	APPLICATION OF PAYMENTS	26
SECTION 4.05	INTEREST ON LATE PAYMENTS	27
SECTION 4.06	ADMINISTRATION AND ENFORCEMENT EXPENSES	27
SECTION 4.07	MAKING OF PAYMENTS	27
SECTION 4.08	SETOFF OR COUNTERCLAIM	27

ARTICLE V.
TAXES

SECTION 5.01	TAXES	27
SECTION 5.02	RECEIPT OF PAYMENT	29
SECTION 5.03	OTHER TAXES	29
SECTION 5.04	INDEMNIFICATION	30

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SECTION 12.16	SURVIVAL	66
SECTION 12.17	CONFIDENTIALITY	66
SECTION 12.18	PATRIOT ACT NOTIFICATION	67

Exhibits

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Blocked Account Control Agreement (“Lending Control”)
Exhibit C	Form of Contribution Agreement
Exhibit D	License Agreement
Exhibit E	Form of Note
Exhibit F	Notice of Prepayment
Exhibit G	Form of Security Agreement
Exhibit H	Form of Stock Pledge Agreement
Exhibit I	Forms of Tax Certificates
Exhibit J	Form of Officer’s Certificate

Schedules

Schedule 7.01	Patents
Schedule 7.01(k)	Commissions or broker’s fees
Schedule 7.01(m)	Relevant non-United States jurisdictions
Schedule 7.02(j)	Commissions or broker’s fees
Schedule 7.02(m)	Material Contracts - Company
Schedule 7.02(z)	Scheduled Indebtedness and liabilities

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This LOAN AGREEMENT (this “Agreement”) dated as of February 26, 2019, is entered into by and between the entities managed by HealthCare Royalty Partners III, L.P., as lender (“Lender”), and PARATEK ROYALTY CORPORATION, a Delaware corporation, as borrower (“Borrower”).

Capitalized terms not otherwise defined herein shall have the meanings set forth in, or by reference in, Article I below.

RECITALS

WHEREAS, Borrower has requested that Lender make the Loan to Borrower on the Closing Date and Lender is willing to make the Loan on the Closing Date, on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by the Parties as follows:

Article I.
CERTAIN DEFINITIONS

Section 1.01	Definitions. As used herein:

“Account Bank” means Bank of America, N.A. or such other bank or financial institution approved by each of Lender and Borrower.

“Accreted Principal” has the meaning set forth in Section 3.01(c).

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with another Person.

“Aggregate Accrual” has the meaning set forth in Section 3.02(a)(v).

“Agreement” has the meaning set forth in the preamble hereto.

“Amortization Payments” means the principal payments of the Loan due under Section 4.04(a) hereof.

“Applicable Law” means, with respect to any Person, all laws, rules, regulations and orders of Governmental Authorities applicable to such Person or any of its properties or assets.

“Assignee” means any other Person to which a Lender has assigned or is assigning its rights and obligations hereunder, whether or in whole or in part.

“Assignment and Acceptance” means a written instrument of assignment in the form set forth in Exhibit A, executed by and between the parties to an assignment under Section 12.01 hereof.

“Bankruptcy Law” means Title 11 of the United States Code entitled “Bankruptcy” and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions (domestic or foreign) from time to time in effect and affecting the rights of creditors generally.

“Bill of Sale” means the Bill of Sale and Assumption Agreement, dated as of the Closing Date, delivered by the Company to Borrower under the Contribution Agreement with respect to the “Transferred Assets” (as such term is defined in the Contribution Agreement).

“Blocked Account” means, collectively, any segregated deposit account established and maintained at the Account Bank pursuant to a Blocked Account Control Agreement, the Security Agreement and this Agreement.

“Blocked Account Control Agreement” means any agreement entered into by the Account Bank, Borrower and Lender substantially in the form attached hereto as Exhibit B or as otherwise in form and substance reasonably satisfactory to Lender, pursuant to which, among other things, Lender shall have control over the Blocked Account within the meaning of Section 9-104 of the UCC.

“Borrower” shall have the meaning set forth in the preamble hereto.

“Borrower’s Organizational Documents” means the certificate of formation and operating agreement (or similar documents) of Borrower or the functional equivalent of the foregoing.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by Applicable Law to remain closed.

“Calendar Quarter” means, for the first calendar quarter, the period beginning on the Closing Date and ending on the last day of the calendar quarter in which the Closing Date falls, and thereafter each successive period of three (3) consecutive calendar months ending on March 31, June 30, September 30 or December 31.

“Capital Stock” of any Person means any and all shares, interests, memberships, ownership interest units, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, and including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, and including, if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive an interest in the profits and losses of, or distributions of property of, such limited liability company, in each case whether outstanding on the date hereof or issued after the date hereof, but excluding any Indebtedness convertible into or exchangeable for such equity.

“Change of Control” means any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of more than thirty-five percent (35%) of the equity interests of Borrower or Company entitled to vote for members of its board of directors on a fully diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right).

“Closing Date” means May 1, 2019.

“Co-owned Patents” means the Patents owned by Borrower and a Third Party.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all of Borrower’s right, title and interest in, to and under, the following property, whether now owned or hereafter acquired: (a) the Collection Account; (b) all rights (contractual and otherwise and whether constituting accounts, contract rights, financial assets, cash, investment property or general intangibles) arising under, connected with or in any way related to the Collection Account; (c) all proceeds resulting from the assets described in the foregoing clauses (a) and (b); (d) Included Royalty Interest; (e)[reserved]; (f) the right to receive the Quarterly Report; (g) the right to audit the records of the Licensee as described in Section 7.5.5 of the License Agreement; (h) the right to make claims against the Licensee for breach of the License Agreement (other than indemnification claims pursuant to Section 12.2 of the License Agreement); (i) the Contribution Agreement; (j) the Bill of Sale; (k) all books and records of Borrower that at any time evidence or contain information relating to any of the foregoing or are otherwise necessary or helpful in the collection or realization thereof; and (l) all proceeds and products of the foregoing, but in no event shall Collateral include any of the following:   (i) any governmental licenses or state or local franchises, charters and authorizations, to the extent a security interest in any such license, franchise, charter or authorization is prohibited or restricted thereby (after giving effect to the applicable anti-assignment provisions of the UCC or other Applicable Law) or (ii) any license or agreement (or rights thereunder) to the extent that a grant of a security interest therein would violate or invalidate such license or agreement, result in a breach thereof or create a right of termination in favor of any other party thereto (after giving effect to the applicable anti-assignment provisions of the UCC or other Applicable Law).

“Collection Account” means the Blocked Account established and maintained at any Account Bank solely for the purpose of receiving remittance of royalty receivables of Borrower pursuant to the License Agreement and disbursement thereof as provided herein, and any successor Collection Account entered into in accordance with Section 4.03 and the related Blocked Account Control Agreement.

“Commercialization” means, on a country-by-country basis,  any and all activities with respect to the distribution, marketing, detailing, promotion, selling and securing of reimbursement of the Licensed Product in the Territory, which shall include, as applicable, post-marketing approval studies, post-launch marketing, promoting, detailing, marketing research, distributing, customer service, selling the Licensed Product, importing, exporting or transporting the Licensed Product for sale, and regulatory compliance with respect to the foregoing.  When used as a verb, “Commercialize” means to engage in Commercialization.

“Commercially Reasonable and Diligent Efforts” means such efforts and resources normally used by a reasonably prudent company in the biotechnology industry of a size comparable to Borrower and its Affiliates, taken as a whole with respect to a pharmaceutical product for which the same regulatory approval is held as that received from the FDA in the United States with respect to the Product, which pharmaceutical product is owned or licensed in the same manner as the Product, which pharmaceutical product is at a similar stage in its product life and of similar market and profit potential as the Product, taking into account intellectual property protection, efficacy, safety, approved labeling, the competitiveness of alternative products in such jurisdiction, pricing/reimbursement for the pharmaceutical product and the profitability of the pharmaceutical product, all as measured by the facts and circumstances in existence at the time such efforts are due.

“Company” means Paratek Pharmaceuticals, Inc., a Delaware corporation, which is the direct sole parent of Borrower.

“Confidential Information” means any and all technical and non-technical non-public information provided by either Party to the other (including, without limitation, any notices or other information provided pursuant to Section 8.08), either directly or indirectly, whether in graphic, written, electronic or oral form, and marked or identified at the time of disclosure as confidential, or which by its context would reasonably be deemed to be confidential, including without limitation information relating to a Party’s revenues, net sales, costs, technology, products and services, and any business, financial or customer information relating to a Party.  Confidential Information shall not include any information that a Party can demonstrate was: (i) known to the general public at the time of its disclosure to such Party or its Affiliates, or thereafter became generally known to the general public, other than as a result of actions or omissions of the receiving Party, its Affiliates, or anyone to whom the receiving Party or its Affiliates disclosed such portion; (ii) known by the receiving Party or its Affiliates prior to the date of disclosure by the disclosing Party; (iii) disclosed to the receiving Party or its Affiliates on an unrestricted basis from a source unrelated to the disclosing Party and not known by the receiving Party or its Affiliates (after due inquiry) to be under a duty of confidentiality to the disclosing Party; or (iv) independently developed by the receiving Party or its Affiliates by personnel that did not use the Confidential Information of the disclosing Party in connection with such development.  For clarity, this Agreement shall supersede the Confidentiality Agreement and the Confidentiality Agreement shall cease to be of any force and effect following the execution of this Agreement; provided, however, that all information falling within the definition of “Confidential Information” set forth in the Confidentiality Agreement shall also be deemed Confidential Information disclosed pursuant to this Agreement, and the use and disclosure of such Confidential Information following the date of this Agreement shall be subject to the provisions of Section 12.17.

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between Paratek Pharmaceuticals, Inc. and HealthCare Royalty Management, LLC, dated August 24, 2016.

“Contract” means any agreement, contract, lease, commitment, license and other arrangement that is legally binding.

“Contribution” means the sale, transfer, assignment, contribution and conveyance of the Transferred Assets pursuant to the Contribution Agreement.

“Contribution Agreement” means the Contribution and Servicing Agreement, dated as of the Closing Date, between the Company and Borrower, in the form of Exhibit C hereto.

“Contributor Event of Default” has the meaning set forth in the Contribution Agreement.

“Controlled Affiliate” with respect to any Person means any other Person directly or indirectly controlling, controlled by or under common control with, such Person.  For the purposes of this Agreement, “control” (including, with correlative meaning, the terms “controlling” and “controlled”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Default” means any condition or event which constitutes an Event of Default or which, with the giving of notice or the lapse of time or both (in each case to the extent described in the relevant sub-clauses of the definition of “Event of Default”) would, unless cured or waived, become an Event of Default.

“Default Rate” means, for any period for which an amount is overdue, a rate per annum equal for each day in such period to the lesser of (i) 3% plus the rate of interest otherwise applicable to the Loan as provided in Section 4.01 and the definition of “Fixed Interest” and (ii) the maximum rate of interest permitted under Applicable Law.

“Deficiency Amount” has the meaning set forth in Section 3.01(c).

“Dispute(s)” means any opposition, interference, reexamination, injunction, claim, suit, action, citation, summons, subpoena, hearing, inquiry, investigation (by the International Trade Commission or otherwise), complaint, arbitration, mediation, demand, decree or other dispute, disagreement, proceeding, claim or inter partes review (other than standard patent prosecution before a Patent Office).

“Disqualified Capital Stock” of any Person means any class of Capital Stock of such Person that, by its terms, or by the terms of any related agreement or of any security into which it is convertible, puttable or exchangeable, is, or upon the happening of any event (other than a Change of Control) or the passage of time would be, required to be redeemed by such Person, whether or not at the option of the holder thereof, or matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, in whole or in part, on or prior to the date which is 91 days after the Scheduled Maturity Date; provided, however, that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Capital Stock that is not Disqualified Capital Stock, and that is not convertible, puttable or exchangeable for Disqualified Capital Stock or Indebtedness, will not be deemed to be Disqualified Capital Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Capital Stock that is not Disqualified Capital Stock.

“Dollars” or “$” means lawful money of the United States of America.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

“Event of Default” means the occurrence of one or more of the following:

(a)Borrower fails to pay any principal of the Loan within three (3) Business Days after the same becomes due and payable, whether on the Maturity Date or otherwise (excluding any prepayment of principal of the Loan pursuant to Section 3.02(b)).

(b)Except as permitted by Section 4.01, Borrower fails to pay any interest on the Loan (including, without limitation, Fixed Interest) or make payment of any other amounts payable under this Agreement within five (5) Business Days after the same becomes due and payable.

(c)Any representation or warranty of Borrower in any Loan Document to which it is party or in any certificate or other document delivered by Borrower in connection with the Loan Documents to Lender proves to have been incorrect in any material respect at the time it was made or deemed made (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect”, or by reference to an objective standard (e.g., a specified dollar amount), shall be true and correct in all respects); provided, that if the consequences of the failure of such representation or warranty to be true and correct can be cured, such failure continues for a period of thirty (30) days without such cure after the earlier of the date Borrower becomes aware of such failure or the date Lender provides Notice of such failure to Borrower.

(d)Borrower fails to perform or observe any covenant or agreement contained in Article IX (other than Section 9.03, which is covered under clause (e) below).

(e)Borrower fails to perform or observe any other covenant or agreement contained in the Loan Documents to which it is a party (other than those referred to in the preceding clauses of this definition) if such failure is not remedied on or before the 30th day after Notice thereof from Lender.

(f)A Contributor Event of Default occurs and is continuing.

(g)Borrower (i) fails to pay when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) any Indebtedness (other than the Obligations hereunder) of $50,000 or more or (ii) fails to perform or observe any covenant or agreement to be performed or observed by it contained in any agreement or in any instrument evidencing any of its Indebtedness (other than the Obligations hereunder) of $50,000 or more and, as a result of such failure, any other party to that agreement or instrument is entitled to exercise the right to accelerate the maturity of any Indebtedness thereunder.

(h)Any uninsured judgment, decree or order in an amount in excess of $50,000 shall be rendered against Borrower and either (i) enforcement proceedings shall have been commenced upon such judgment, decree or order or (ii) such judgment, decree or order shall not have been stayed or bonded pending appeal, vacated or discharged, within thirty (30) days from entry.

(i)An Insolvency Event shall occur.

(j)(i) Any of the Loan Documents shall cease to be in full force and effect, (ii) the validity or enforceability of any Loan Document is disaffirmed or challenged in writing by Borrower, the Company or any of their respective Affiliates, or by any Person (other than Lender) asserting an interest in any substantial portion of the Collateral and such written disaffirmation or challenge is not withdrawn or disavowed by such Person within 30 days after its communication or Borrower has not brought appropriate proceedings for declaratory or other relief negating such disaffirmation or challenge within 30 days after such communication and has not obtained an order granting such relief within 120 days after commencement of such proceedings, or (iii) this Agreement, the Security Agreement or the Stock Pledge Agreement shall cease to give Lender the rights purported to be created hereby or thereby (including a first priority perfected Lien on the assets of Borrower that constitute Collateral (except as otherwise expressly provided herein and therein)) other than as a direct result of any action by Lender or failure of Lender to perform an obligation of Lender hereunder.

(k)Borrower fails to perform or observe any covenant or agreement contained in any Material Contract to which it is a party or any of Borrower’s Organizational Documents, and such failure is not cured or waived within any applicable grace period, and in the case of any provision in Borrower’s Organizational Documents, if not cured, is not waived by Lender, or any Material Contract shall cease to be in full force and effect, and in the case of any provision in a Material Contract, such failure to perform or observe results in a termination of such Material Contract and any such failure, cessation or termination could reasonably be expected to have a Material Adverse Effect.

(l)The License Agreement is terminated or cancelled by the Licensee, in each case prior to the Scheduled Maturity Date and is not replaced in accordance with Section 8.14(b) hereof within two hundred and seventy (270) days after such termination or cancellation; provided that such failure to replace shall not constitute an Event of Default for so long as Borrower and Company are engaged in discussions with a Third Party with respect to a New Arrangement, continue to exert Commercially Reasonable and Diligent Efforts, as measured at the time, to effect such New Arrangement and have a good faith reasonable belief that such discussions will result in the entry into a New Arrangement within a reasonable period of time thereafter.

(m)Any security interest purported to be created by the Security Agreement shall cease to be in full force and effect, or shall cease to give the rights, powers and privileges purported to be created and granted hereunder or thereunder (including a perfected first priority security interest in and Lien on substantially all of the Collateral (except as otherwise expressly provided herein and therein)) in favor of Lender pursuant hereto or thereto (other than as a result of the failure by Lender of taking any action required to maintain the perfection of such security interests), or shall be asserted by Borrower not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Agreement) security interest in the Collateral and/or Borrower takes any action that could reasonably be expected to impair Lender’s security interest in any of the Collateral (other than granting Permitted Liens or permitting such Permitted Liens to exist).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Lender, (i) any Taxes imposed on (or measured by) net income (however denominated), branch profits Taxes, or any franchise or similar Taxes imposed in lieu thereof, imposed by any Governmental Authority, in each case (x) as a result of such Lender being organized under the laws of, or having its principal office or its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (y) that are Other Connection Taxes, (ii) any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in the Loan or commitment pursuant to a law in effect on the date on which (x) such Lender acquires such interest in such commitment or, if such Lender did not fund the Loan pursuant to a prior commitment, on the date such Lender acquires the applicable interest in the Loan or (y) such Lender designates a new lending office, except in each case to the extent that amounts with respect to such Taxes were payable pursuant to Section 5.01 or Section 5.04 either to such Lender’s assignor immediately before such Lender acquired such applicable interest in the Loan or commitment (as applicable) or to such Lender immediately before it changed its lending office, as applicable, (iii) any Tax that is attributable to such Lender’s failure to comply with Section 5.01(b) and (iv) any Tax withheld pursuant to FATCA.

“Exclusively Licensed Patents” means the Patents exclusively licensed to Borrower.

“Exploit” means, with respect to the Licensed Product, the manufacture, use, sale, offer for sale (including marketing and promotion), importation, distribution or other Commercialization; and “Exploitation” shall have the correlative meaning.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any fiscal or regulatory legislation, or official administrative rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCPA” means the United States Foreign Corrupt Practices Act.

“FDA” means the United States Food and Drug Administration.

“Financial Statements” means, the consolidated balance sheets of the Company, audited at December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014 and the related consolidated statements of operations and comprehensive loss, cash flows and changes in stockholders’ equity of the Company audited for the years ended December 31, 2017, December 31, 2016, December 31, 2015 and December 31, 2014, and the accompanying notes thereto, as filed within Forms 10-K and 10-Q with the SEC.

“Fixed Interest” means interest with respect to the Loan, accruing with respect to the outstanding principal balance thereof at a rate per annum equal to 12.0%.

“Foreign Lender” means any Lender which is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“GAAP” means the generally accepted accounting principles in the United States of America in effect from time to time; provided, that in the event such principles change after the Closing Date in a manner which affects compliance with this Agreement by Borrower (including without limitation in the determination of payments in respect of the Included Royalty Interest), such change shall be ignored for the purpose of determining such compliance.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, government.

“Guarantee” or “Guaranty” means, as to any Person:  (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part); or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person.

“Hercules” has the meaning set forth in the definition of “Venture Financing Agreement.”

“Included Royalty Interest” means, with respect to each Calendar Quarter, the payments received during such Calendar Quarter in respect of the Royalty Interest.

“Indebtedness” with respect to any Person means (i) indebtedness pursuant to an agreement or instrument involving or evidencing money borrowed, the advance of credit, a conditional sale or a transfer with recourse or with an obligation to repurchase (but excluding trade credit and accounts payable in the ordinary course of business), (ii) any capitalized lease, (iii)  any obligations with respect to Disqualified Capital Stock, (iv)  indebtedness of a third party secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on assets owned or acquired by such Person, whether or not the indebtedness secured thereby has been assumed (but only to the extent of such Lien), (v) net amounts owing pursuant to an interest rate protection agreement, foreign currency exchange agreement or other hedging arrangement, (vi) a reimbursement obligation under a letter of credit issued for the account of such Person, or (vii) all Guarantees with respect to Indebtedness of the types specified in clauses (i) through (vi) above of another Person.  For the avoidance of doubt, the Indebtedness of any Person shall include the Indebtedness of any other entity to the extent such Person is directly liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages, penalties, claims, costs, expenses and disbursements of any kind or nature whatsoever (including the reasonable fees and disbursements of counsel for Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened by any Person whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and whether or not such Indemnitee is required by Applicable Law to be involved therein, and any fees or expenses actually incurred by Indemnitees in enforcing the indemnity provided herein), whether direct, indirect or consequential, whether based on any federal, state or foreign laws, statutes, rules or regulations (including securities and commercial laws, statutes, rules or regulations), on common law or equitable cause or on contract or otherwise, imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral)).

“Indemnified Taxes” means all (i) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Documents and (ii) Other Taxes.

“Indemnitee” means each Lender and its Affiliates and their respective officers, partners, directors, trustees, employees, agents and controlling Persons.

“Insolvency Event” means the occurrence of any of the following with respect to Borrower or the Company:

(i)(A) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (x) relief in respect of Borrower or the Company, or of a substantial part of the property of Borrower or the Company, under any Bankruptcy Law now or hereafter in effect, (y) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Borrower or the Company for a substantial part of the property of Borrower or the Company or (z) the winding-up or liquidation of Borrower or the Company, which proceeding or petition shall continue undismissed for sixty (60) calendar days or (B) an order of a court of competent jurisdiction approving or ordering any of the foregoing shall be entered;

(ii)Borrower or the Company shall (A) voluntarily commence any proceeding or file any petition seeking relief under any Bankruptcy Law now or hereafter in effect, (B) apply for the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official itself or for a substantial part of its property, (C) fail to contest in a timely and appropriate manner any proceeding or the filing of any petition described in clause (i) of this definition, (D) file an answer admitting the material allegations of a petition filed against it in any proceeding described in clause (i) of this definition, (E) make a general assignment for the benefit of creditors or (F) wind up or liquidate (except as permitted under this Agreement);

(iii)Borrower or the Company shall take any action in furtherance of or for the purpose of effecting, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i) or (ii) of this definition; or

(iv)Borrower or the Company shall become unable, admit in writing its inability, or fail generally, to pay its debts as they become due.

“Intellectual Property” means all intellectual property covering the sale, manufacture, use, importation or marketing of the Licensed Product in the United States including but not limited to patents, patent applications, trademarks, trademark applications and know-how, necessary for the sale, manufacture, use, importation or marketing of the Licensed Product that is owned or controlled (and if controlled, only to the extent of control) by Borrower (after giving effect to the contribution under the Contribution Agreement) as of the Closing Date and during term of this Agreement, including, but not limited to the “Paratek Patent Rights” and Company’s rights in the “Product Trademark” (each as defined under the License Agreement).

“Interest Payment Date” means, for each applicable Calendar Quarter, each February 20, May 20, August 20 and November 20, or if any such day is not a Business Day, on the next succeeding Business Day, beginning on August 20, 2019.

“Interest Reserve Account” means the Blocked Account established and maintained at any Account Bank, and any successor Interest Reserve Account entered into in accordance with Section 4.02 and the related Blocked Account Control Agreement.

“Interest Reserve Amount” means $4,000,000.

“Interest Reserve Release Event” means either (i) Net Sales for any calendar quarter of the Licensed Product exceed $20,000,000 as determined by Lender based upon the quarterly sales reports provided pursuant to Section 7.5.4 of the License Agreement or (ii) January 15, 2022.

“Knowledge” means, with respect to Borrower or the Company, the actual knowledge, after due inquiry, of the Chief Executive Officer, Chief Financial Officer, Chief Commercial Officer, Chief Development Officer or General Counsel of the Company, or to the extent such officer does not exist, the actual knowledge of another person with similar responsibility, regardless of title, of Borrower or Company, respectively, relating to a particular matter; provided, however, that a person charged with responsibility for the aspect of the business relevant or related to the matter at issue shall be deemed to have knowledge of a particular matter if, in the prudent exercise of his or her duties and responsibilities in the ordinary course of business, such person should have known of such matter.

“Law” means any federal, state, local or foreign law, including common law, and any regulation, rule, requirement, policy, judgment, order, writ, decree, ruling, award, approval, authorization, consent, license, waiver, variance, guideline or permit of, or any agreement with, any Governmental Authority.

“Lender” means Lender (as defined in the preamble hereto) and any assignee under Section 12.01(b).

“Lender Account” means such account of Lender maintained at such banking institution as Lender may specify in its discretion from time to time in writing to Borrower at least five (5) Business Day prior to any Interest Payment Date or other date on which payments are to be made to Lender pursuant to the Loan Documents.

“Lender Expense Amount” means the reasonable and documented fees and out-of-pocket expenses of Lender incurred in connection with the making of the Loan, including legal fees and expenses and expenses incurred in connection with Lender’s due diligence investigation, in an amount not to exceed $300,000 less any amounts paid by Borrower prior to the Closing Date.

“License Agreement” means the License Agreement, dated as of July 2, 2007, by and between Warner Chilcott Company, Inc. and the Company, together with such amendments or other modifications attached thereto, in the form attached to this Agreement as Exhibit D, as assigned, transferred and contributed to Borrower pursuant to the Contribution Agreement.

“Licensed Product” means the “Product” as such term is defined in the License Agreement.

“Licensee” means Aqua Pharmaceuticals, LLC, a Pennsylvania limited liability company, or any successor thereto, as successor in interest to Warner Chilcott Company, Inc., a party to the License Agreement.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, lien, charge, attachment, set-off, encumbrance or other security interest in the nature thereof (including any conditional sale agreement, equipment trust agreement or other title retention agreement, a lease with substantially the same economic effect as any such agreement or a transfer or other restriction) or other encumbrance, right or claim of any nature whatsoever.

“Loan” has the meaning set forth in Section 2.01(a).

“Loan Commitment” means the amount of $32,500,000.

“Loan Documents” means this Agreement, the Note, the Security Agreement, the Stock Pledge Agreement, the Contribution Agreement, the Bill of Sale, each Blocked Account Control Agreement and all other documents delivered in connection therewith.

“Material Adverse Effect” means (a) an Insolvency Event, (b) a material adverse change in the business, operations, properties, results of operations or financial condition of Borrower, taken as a whole; (c) a material adverse effect on the validity or enforceability of the Loan Documents taken as a whole or any material provision hereof or thereof; (d) a material adverse effect on the ability of Borrower or the Company to consummate the transactions contemplated by the Loan Documents, or on the ability of Borrower or the Company to perform its obligations under the Loan Documents to which it is a party, in each case, taken as a whole; or (e) a material adverse effect on the rights or remedies of Lender under any of the Loan Documents, taken as a whole.

“Material Contract” means any Contract to which Borrower, the Company, or a Subsidiary of the Company, as the case may be in the context in which used, is a party or any of the respective assets or properties of Borrower, the Company or such Subsidiary are bound or committed (other than the Transaction Documents) and for which any breach, violation, nonperformance or early cancellation could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Material Contracts as of the date hereof are identified on Schedule 7.02(m).

“Material Contract Counterparty” means a counterparty to any Material Contract.

“Maturity Date” means the earlier of (i) the Scheduled Maturity Date and (ii) the date of satisfaction in full of the Loan.

“Maximum Accrual” has the meaning set forth in Section 3.02(a)(v).

“Maximum Lawful Rate” means the highest rate of interest permissible under Applicable Law.

“Net Sales” means “Net Sales” as such term is defined in the License Agreement.

“New Arrangement” has the meaning set forth in Section 8.14(b).

“Non-Exclusively Licensed Patents” means Patents licensed to Borrower on a non-exclusive basis.

“Note” means the note, in the form attached hereto as Exhibit E, issued by Borrower to Lender evidencing the Loan and any replacement(s) thereof issued in accordance with Section 12.09.

“Notice of Prepayment” means the notice of prepayment, in the form of Exhibit F hereto.

“Notices” means, collectively, notices, consents, approvals, reports, designations, requests, waivers, elections and other communications.

“Obligations” means, without duplication, the Loan, Fixed Interest and all present and future Indebtedness, taxes, liabilities, obligations, covenants, duties, and debts, owing by Borrower to Lender, arising under or pursuant to the Loan Documents, including all principal, interest, premium, charges, expenses, fees and any other sums chargeable to Borrower hereunder and under the other Loan Documents (and including any interest, fees and other charges that would accrue but for the filing of a bankruptcy action with respect to Borrower, whether or not such claim is allowed in such bankruptcy action).

“Office” means, with respect to Lender, its Stamford, Connecticut office, and with respect to any other Lender, the office of such Lender designated as its “Office” in an Assignment and Acceptance, or such other office as may be otherwise designated in writing from time to time by such Lender to Borrower.

“Organizational Document” means, with respect to any Person, (i) in the case of any corporation, the certificate of incorporation and by-laws (or similar documents) of such Person, (ii) in the case of any limited liability company, the certificate of formation and operating agreement (or similar documents) of such Person, (iii) in the case of any limited partnership, the certificate of formation and limited partnership agreement (or similar documents) of such Person, (iv) in the case of any general partnership, the partnership agreement (or similar document) of such Person, and (v) in any other case, the functional equivalent of the foregoing.

“Other Connection Taxes” means, with respect to any Lender, Taxes imposed as a result of a present or former connection between such Lender and the jurisdiction imposing such Tax (other than connections arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in the Loan, commitment or Loan Document).

“Other Taxes” has the meaning set forth in Section 5.03.

“Owned Patents” means the Patents owned by Borrower.

“Party” and “Parties” means Lender and Borrower, individually and collectively.

“Patent” means any and all issued United States patents and pending United States patent applications, including without limitation, all provisional applications, substitutions, continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all patents-of-addition, reissues, reexaminations and extensions or restorations by existing or future extension or restoration mechanisms (including regulatory extensions), claiming or covering the Licensed Product, or composition of matter, formulation, or methods of manufacture or use thereof, that are issued or filed on or after the date of this Agreement, including those identified in Schedule 7.01, in each such case, which are owned, co-owned or controlled by, issued or licensed to, licensed by, or hereafter acquired or licensed by, Borrower or any Subsidiary.

“Patent Office” means the respective patent office (foreign or domestic) for any patent.

“Patent Rights” means, collectively, with respect to a Person, all United States patents issued or assigned to, and all United States patent applications and registrations made by, such Person, together with any and all (i) rights and privileges arising under Applicable Law with respect to such Person’s use of any patents, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements thereof, and (v) rights to sue for past, present or future infringements thereof.

“Patriot Act” means the USA Patriot Act, Public Law No. 107-56.

“Payment in Full”  means the payment in full in good funds of the Loan and other Obligations (other than contingent indemnification obligations for which such claims have been reserved).

“Payments” means due and owing payments of Amortization Payments and Fixed Interest (each under Section 4.04 hereof), including, in each case any default, additional interest or prepayment premium charged hereunder.

“Permitted Liens” means:

(a)Liens created pursuant to any Loan Document;

(b)Liens in favor of a banking or other financial institution arising as a matter of law or under customary contractual provisions encumbering deposits or other funds maintained with such banking or other financial institution (including the right of set off and grants of security interests in deposits and/or securities held by such banking or other financial institution) and that are within the general parameters customary in the banking industry;

(c)Liens securing Taxes, assessments, fees or other governmental charges or levies, Liens securing the claims of materialmen, mechanics, carriers, landlords, warehousemen and similar Persons, and attachment, judgment and other similar Liens arising in connection with court proceedings so long as the enforcement of such Liens is effectively stayed and the judgment claims secured thereby do not otherwise constitute an Event of Default under clause (i) of the definition of “Event of Default”;

(d)any right, title or interest of a licensor under a license or sublicense to which Borrower is a party as licensee or sublicensee, and any restrictions under a license to which Borrower is a party as licensee or sublicensee;

(e)(i) leases, subleases, licenses, or sublicenses of the assets or properties of Borrower thereof, in each case entered into in the ordinary course of business and not interfering in any material respect with the business of Borrower and (ii) the License Agreement and any New Arrangement or other license replacing the License Agreement in accordance with Section 8.14(b);

(f)inchoate Liens for ad valorem property Taxes not yet delinquent;

(g)Liens in respect of property of Borrower imposed by Applicable Law which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, distributors’, wholesalers’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business; and

(h)banker’s liens for collection or rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Borrower in excess of those required by applicable banking regulations.

“Person” means any natural person, firm, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any other legal entity, including public bodies, whether acting in an individual, fiduciary or other capacity.

“Plan Assets” means assets of any (i) employee benefit plan (as defined in Section 3(3) of ERISA) subject to the fiduciary responsibility provisions of Title I of ERISA, (ii) plan (as defined in Section 4975(e)(1) of the Code) subject to Section 4975 of the Code or (iii) entity whose underlying assets include assets of any such employee benefit plan or plan by reason of the investment by an employee benefit plan or plan in such entity.

“Prepayment Event Date” means the date of occurrence of a Prepayment Trigger or the date fixed for a voluntary prepayment of the Loan pursuant to Section 3.02(b).

“Prepayment Trigger” means (i) the occurrence of any Event of Default and (unless prohibited by operation of Law) the acceleration of the maturity of the Loan or (ii) the occurrence of a Change of Control.

“Principal Amount” means, as of any date of determination, and without duplication, the amount equal to the sum of: (i) the original amount of the Loan Commitment, plus, (ii) any Accreted Principal accrued as of such date, minus, (iii) any payment in respect of principal as provided for in Section 3.01, 3.02 or 4.04.

“Proceeding” means an action or proceeding brought against a Party as a defendant, for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

“Product” has the meaning set forth in the License Agreement.

“Purpose” has the meaning set forth in Section 12.17(a).

“Quarterly Interest Shortfall” has the meaning set forth in Section 4.04(a).

“Quarterly Report” means, with respect to the relevant Calendar Quarter of Borrower, the quarterly reports provided for under Section 7.5.4 of the License Agreement for the period thereunder corresponding to such quarter, together with relevant supporting documentation.

“Register” means a record of ownership in which Borrower registers by book entry the interests (including any rights to receive payment hereunder) of each Lender in the Loan and any assignment of any such interest, obligation or right.

“Regulatory Agency” means a Governmental Authority with responsibility for the regulation of the research, development, marketing or sale of drugs or pharmaceuticals in any jurisdiction, including the FDA and the European Medicines Agency.

“Regulatory Change” means (i) the adoption after the date hereof of any applicable law, rule or regulation or any change therein after the date hereof, or (ii) any change after the date hereof in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, either generally or as effected through compliance with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency.

“Representative” means, with respect to any Person, directors, officers, employees, agents, co-investors, advisors, potential investors, underwriters, rating agencies, permitted assignees, sources of financing and trustees of such Person.

“Royalty Interest” means the royalties and other payments (together with the right to receive such royalties and payments) payable to Borrower under Section 5.3 or Section 7.5 of the License Agreement (including in each case payments constituting royalties, milestone payments, settlement payments, judgments, securities, consideration or any other remuneration of any kind payable or received in respect of, or in substitution or compensation for, or otherwise in lieu of, such royalties under the License Agreement and all “accounts” (as such term is defined in the New York Uniform Commercial Code) in respect of the Royalty Interest evidencing or giving rise to any of the foregoing) relating to Exploitation of the Licensed Product as provided in the License Agreement, and any collections, recoveries, payments or other compensation made in lieu thereof and any amounts paid or payable to Borrower and/or any of its Subsidiaries in respect of such royalties pursuant to Section 365(n) of the United States Bankruptcy Code derived from payments under the License Agreement since the Closing Date.

“Scheduled Maturity Date” means May 1, 2029.

“SEC” means the United States Securities and Exchange Commission.

“Security Agreement” means the Security Agreement, substantially in the form of Exhibit G hereto, between Lender and Borrower, securing the Obligations of Borrower hereunder and the other Loan Documents, as supplemented by any amendments or supplements thereto.

“Senior Officer” means (i) in the case of Borrower, the directors and (ii) in the case of the Company, the Chief Executive Officer or Chief Financial Officer.

“Set-off” means any right of set off, rescission, counterclaim, reduction, deduction or defense.

“Stock Pledge Agreement” means the Pledge and Security Agreement, dated as of the Closing Date, between the Company and Lender, in the form of Exhibit H hereto, pursuant to which the Capital Stock of Borrower is pledged to Lender.

“Subsidiary” means, with respect to any Person, at any time, any entity of which more than fifty percent (50%) of the outstanding voting stock or other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) is at the time beneficially owned or controlled directly or indirectly by such Person, by one or more such entities or by such Person and one or more such entities.

“Surviving Person” means, with respect to any Person involved in or that makes any disposition, the Person formed by or surviving such disposition or the Person to which such disposition is made.

“Taxes” means all present and future taxes, levies, duties, imposts, deductions, charges, fees or withholdings (including backup withholdings), and all interest, penalties and additions to tax with respect thereto, that are imposed by any Governmental Authority.

“Territory” means the United States and its territories and possessions.

“Third Party” means any Person other than Borrower or its Affiliates.

“Transaction Documents” means the Loan Documents and the Organizational Documents.

“Transferred Assets” has the meaning set forth in the Contribution Agreement.

“Transferred Contracts” has the meaning set forth in the Contribution Agreement.

“U.S.” means the United States of America.

“UCC” means the Uniform Commercial Code as in effect from time to time in New York; provided, that, if, with respect to any financing statement or by reason of any provisions of Applicable Law, the perfection or the effect of perfection or non-perfection of the security interest or any portion thereof granted pursuant to the Loan Documents is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than New York, then “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement and any financing statement relating to such perfection or effect of perfection or non-perfection.

“Valid Claim” means a claim of an issued and unexpired United States patent, or a claim of a pending United States patent application, within the IP Rights, which claim has not been held invalid, unpatentable or unenforceable by a court of competent jurisdiction from which no further appeal can be further taken, and has not been held admitted to be invalid, unpatentable or unenforceable, which claim, but for a right to use such claim, would be infringed by the Product and/or its Exploitation; provided however that if a claim of a pending patent application shall not have issued as a claim of an issued patent within five (5) years after the earliest filing date from which such claim claims priority, then such claim shall not be a “Valid Claim” for purposes of this Agreement unless and until such claim issues as a claim of an issued patent.

“Venture Financing Agreement” means that certain Loan and Security Agreement dated as of September 30, 2015, among, inter alios, the Company and Hercules Capital, Inc., a Maryland corporation, in its capacity as administrative agent thereunder (in such capacity, “Hercules”), as amended by that certain Amendment No. 1 to Loan and Security Agreement dated as of November 10, 2015, that certain Amendment No. 2 to Loan and Security Agreement dated as of December 12, 2016, that certain Amendment No. 3 to Loan and Security Agreement dated as of June 27, 2017, that certain Amendment No. 4 to Loan and Security Agreement dated as of April 17, 2018, and that certain Amendment No. 5 to Loan and Security Agreement dated as of August 1, 2018, and as may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

Section 1.02	Rules of Construction. Unless the context otherwise requires, in this Agreement:

(a)An accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP.

(b)Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders.

(c)The definitions of terms shall apply equally to the singular and plural forms of the terms defined.

(d)The terms “include”, “including” and similar terms shall be construed as if followed by the phrase “without limitation”.

(e)Unless otherwise specified, references to an agreement or other document include references to such agreement or document as from time to time amended, restated, reformed, supplemented or otherwise modified in accordance with the terms thereof (subject to any restrictions on such amendments, restatements, reformations, supplements or modifications set forth herein or in any of the other Transaction Documents) and include any annexes, exhibits and schedules attached thereto.

(f)References to any Applicable Law shall include such Applicable Law as from time to time in effect, including any amendment, modification, codification, replacement or reenactment thereof or any substitution therefor.

(g)References to any Person shall be construed to include such Person’s successors and permitted assigns (subject to any restrictions on assignment, transfer or delegation set forth herein or in any of the other Transaction Documents), and any reference to a Person in a particular capacity excludes such Person in other capacities.

(h)The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(i)The words “hereof”, “herein”, “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision hereof, and Article, Section and Exhibit references herein are references to Articles and Sections of, and Exhibits to, this Agreement unless otherwise specified.

(j)In the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and each of the words “to” and “until” means “to but excluding”.

(k)Where any payment is to be made, any funds are to be applied or any calculation is to be made under this Agreement on a day that is not a Business Day, unless this Agreement otherwise provides, such payment shall be made, such funds shall be applied and such calculation shall be made on the succeeding Business Day, and payments shall be adjusted accordingly.

Article II.

THE LOAN; DISBURSEMENT; CERTAIN FEES

Section 2.01The Loan.  On the terms and subject to the conditions set forth herein, including the conditions set forth in Section 6.01 hereof, Lender shall make a loan hereunder to Borrower in a principal amount equal to the Loan Commitment on the Closing Date (together with any Accreted Principal, the “Loan”) and Borrower shall accept and borrow such loan from Lender.

Section 2.02Disbursement and Borrowing.  On the terms and subject to the conditions set forth herein, on the Closing Date, Lender shall wire transfer to the account of Borrower that Borrower has designated for such purpose or to Borrower’s order an amount equal to (A) the Loan Commitment, less (B) each of (i) the Lender Expense Amount, (ii) $487,500, which shall be retained by Lender as an original issue discount, and (iii) the Interest Reserve Amount, which Lender shall deposit in the Interest Reserve Account (i.e., the Loan will be funded on a net basis).

Section 2.03Loan Not Revolving.  The Loan is not revolving in nature, and any amount of the Loan repaid or prepaid may not be reborrowed.

Article III.

REPAYMENT

Section 3.01	Amortization; Maturity Date.

(a)If not earlier repaid in full, the unpaid balance of the outstanding Principal Amount of the Loan, together with any accrued and unpaid interest, and all other Obligations then outstanding, shall be due and payable in cash to the Lender Account on the Maturity Date.

(b)The outstanding principal balance of the Loan and any interest or premium due with respect thereto shall be repayable solely from Included Royalty Interest except (i) in connection with voluntary prepayment of the Loan pursuant to Section 3.02(b) or Section 3.03, (ii) in connection with prepayments required pursuant to Section 3.02(a), and (iii) following the occurrence of a Prepayment Trigger, in connection with mandatory prepayments of the Loan.

(c)If the amount in the Interest Reserve Account for any Interest Payment Date is insufficient to satisfy the Quarterly Interest Shortfall (the difference between the Quarterly Interest Shortfall and the amount in the Interest Reserve Account, the “Deficiency Amount”), then any such Deficiency Amount shall increase the outstanding Principal Amount of the Loan by an amount equal to the Deficiency Amount for the applicable Interest Payment Date (rounded up to the nearest whole dollar) and Lender shall be deemed to have made an additional term loan in a Principal Amount equal to the aggregate amount of such Deficiency Amount (such additional term loan, “Accreted Principal”).  Accreted Principal shall be deemed to be part of the Loan made to Borrower for all purposes under this Agreement, and the Loan shall bear interest on such increased Principal Amount from and after the applicable Interest Payment Date in accordance with Section 4.01. In the event of any repayment or prepayment of the Loan (including, without limitation, principal payments due under Section 4.04(a)(ii)), accrued and unpaid Fixed Interest on the Principal Amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

Section 3.02	Mandatory Prepayment; Voluntary Prepayment.

(a)Mandatory Prepayment.

(i)If any Prepayment Trigger occurs, then Lender may declare the outstanding Principal Amount of the Loan as of the date of the Prepayment Event Date plus any accrued and unpaid interest thereon to be immediately due and payable hereunder, in whole but not in part, to the extent permitted by law, together, if applicable, with any additional amounts due in respect thereof pursuant to clause (ii) below, and all other Obligations then outstanding together with all other amounts in respect thereof to the Lender Account, and the provisions of this Section 3.02(a) shall apply.

(ii)Any prepayment of the Loan pursuant to Section 3.02(a)(i) shall include (A) with respect to any prepayment during the period commencing on the Closing Date and ending on April 30, 2022, all interest accruing or that would have accrued on the outstanding Principal Amount of the Loan during the period from the Prepayment Event Date until April 30, 2022 and (B) a prepayment premium equal to the amount indicated in the second column of the table below (determined as of the Prepayment Event Date):

Prepayment Event Date	Prepayment Premium
From the Closing Date to and including April 30, 2023	5.0% of the outstanding Principal Amount of the Loan as of the Prepayment Event Date
From May 1, 2023 to and including April 30, 2024	2.5% of the outstanding Principal Amount of the Loan as at the Prepayment Event Date
On and after May 1, 2024	1.0% of the outstanding Principal Amount of the Loan as at the Prepayment Event Date

(iii)In addition to the amount in clause (ii) above, in connection with the prepayment in full of the Loan outstanding, any unpaid amounts in respect of such prepaid Loan not consisting of principal or Fixed Interest (i.e., any unpaid amounts for indemnification, tax gross-up, default interest, expense reimbursement and other amounts not consisting of principal or interest) shall be immediately due and payable.

(iv)The date of prepayment of the Loan and any other amounts due to Lender under this Section 3.02(a), shall be a Business Day not more than 10 Business Days following the date the Prepayment Trigger has occurred.  Not less than 5 Business Days prior to such prepayment date, Borrower shall provide to Lender a Notice of Prepayment showing the calculation of the amount to be prepaid and all other amounts payable in connection therewith under this Section 3.02(a).  Such Notice of Prepayment shall constitute Borrower’s irrevocable commitment to prepay the Loan outstanding and all such other amounts on such prepayment date.

(v)Notwithstanding anything in this Agreement or in any other Loan Document to the contrary, if the Loan shall remain outstanding after the fifth (5th) anniversary of the initial issuance thereof and the aggregate amount that would be includible in the gross income of a Lender with respect to the Loan (within the meaning of Section 163(i) of the Code or any successor provision) for the periods ending on or before any Interest Payment Date that occurs after such fifth (5th) anniversary (the “Aggregate Accrual”) would otherwise exceed an amount equal to the sum of (i) the aggregate amount of interest to be paid (within the meaning of Section 163 (i) of the Code) under the Loan on or before such Interest Payment Date, and (ii) the product of (A) the issue price (as defined in Section 1273(b) of the Code) of the Loan and (B) the yield to maturity (interpreted in accordance with Section 163(i) of the Code) of the Loan (such sum, the “Maximum Accrual”), then Borrower shall pay on each applicable Interest Payment Date occurring after such fifth (5th) anniversary that portion of the outstanding Principal Amount of the Loan necessary to prevent the Loan from constituting an “applicable high yield discount obligation” within the meaning of Section 163(i) of the Code, up to an amount equal to the excess, if any, of the Aggregate Accrual over the Maximum Accrual (each such payment, the “AHYDO Payment”) and the amount of such AHYDO Payment and any interest thereon shall be treated for U.S. federal income tax purposes as an amount of interest to be paid (within the meaning of Section 163(i)(2)(B)(i) of the Code) under the Loan.  This provision is intended to prevent the Loan from being classified as an “applicable high yield discount obligation,” as defined in Section 163(i) of the Code, and shall be interpreted consistently therewith.

(b)Voluntary Prepayment.

(i)Borrower may prepay the outstanding Principal Amount of the Loan plus any accrued and unpaid interest thereon, in whole but not in part, to the extent permitted by law, together, if applicable, with any additional amounts due in respect thereof pursuant to clause (ii) below, and all other Obligations then outstanding together with all other amounts in respect thereof to the Lender Account, and the provisions of this Section 3.02(b) shall apply.

(ii)Any prepayment of the Loan pursuant to Section 3.02(b)(i) shall include (A) with respect to any prepayment during the period commencing on the Closing Date and ending on April 30, 2022, all interest accruing or that would have accrued on the outstanding Principal Amount of the Loan as of the Prepayment Event Date during the period from the Prepayment Event Date until April 30, 2022 and (B) a prepayment premium equal to the amount indicated in the second column of the table below (determined as of the Prepayment Event Date):

Prepayment Event Date	Prepayment Premium
From the Closing Date to and including April 30, 2023	5.0% of the outstanding Principal Amount of the Loan as of the Prepayment Event Date
From May 1, 2023 to and including April 30, 2024	2.5% of the outstanding Principal Amount of the Loan as at the Prepayment Event Date
On and after May 1, 2024	1.0% of the outstanding Principal Amount of the Loan as at the Prepayment Event Date

(iii)In addition to the amount in clause (ii) above, in connection with the prepayment in full of the Loan outstanding, any unpaid amounts in respect of such prepaid Loan not consisting of principal or Fixed Interest (i.e., any unpaid amounts for indemnification, tax gross-up, default interest, expense reimbursement and other amounts not consisting of principal or interest) shall be immediately due and payable.

(iv)The date of prepayment of the Loan and any other amounts due to Lender under this Section 3.02(b), shall be a Business Day not more than 10 Business Days following the date Borrower has provided to Lender a Notice of Prepayment showing the calculation of the amount to be prepaid and all other amounts payable in connection therewith under this Section 3.02(b).  Such Notice of Prepayment shall constitute Borrower’s irrevocable commitment to prepay the Loan outstanding and all such other amounts on such prepayment date; provided, however, that such Notice of Prepayment may state that such notice is conditioned upon the effectiveness of any credit facilities or one or more other events specified therein (including the occurrence of a Change of Control), in which case such notice may be revoked by Borrower (by notice to Lender on or prior to the specified effective date) if such condition is not satisfied.

Section 3.03Increased Cost. (a) If any Regulatory Change occurs that has or would have the effect of:

(i)imposing, modifying or deeming applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, Lender;

(ii)subjecting Lender to any Taxes (other than (A) Indemnified Taxes or (B) Excluded Taxes) with respect to the Loan, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)imposing on Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loan made by Lender;

and the result of any of the foregoing shall be to reduce the rate of return on the capital of Lender as a consequence of its obligations hereunder or arising in connection herewith to a level below that which Lender could have achieved but for such introduction, change or compliance (taking into consideration the policies of Lender with respect to capital adequacy) by an amount deemed by Lender to be material, then from time to time, on the first Interest Payment Date occurring at least thirty (30) days after demand by Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a description of the computation of such demand), Borrower shall pay directly to Lender such additional amount or amounts as will compensate Lender for such reduction.  Lender will take such actions reasonably requested by Borrower, at the expense of Borrower, if such actions will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of Lender, be otherwise disadvantageous to it or inconsistent with its internal policies and procedures.  In no event will Lender be expected or required to monitor the occurrence of any of the events or contingencies described in this Section 3.03(a).  Notwithstanding the foregoing, in no event shall Borrower be required to compensate Lender pursuant to this Section 3.03 for any amounts under this Section 3.03 incurred more than one hundred-eighty (180) days prior to the date that Lender notifies Borrower of such amount and of Lender’s intention to claim compensation therefor.

(b)In determining any amount provided for in this Section 3.03, Lender shall use commercially reasonable averaging and attribution methods.  If Lender makes a claim under this Section, it shall submit to Borrower a certificate setting forth the basis for such demand and a description of the computation of such demand as to such additional or increased cost or reduction, which certificate shall be conclusive absent manifest error.

(c)If Lender submits a demand to Borrower to pay any additional amounts pursuant to this Section 3.03, Borrower may elect, in its sole discretion, to prepay the Loan in full.  Borrower shall notify Lender in writing of such election no later than thirty (30) days following its receipt of such demand and shall specify in such notice the date upon which such prepayment shall be made which shall not be later than sixty (60) days following the date of Lender’s demand.  Prepayment pursuant to this Section 3.03 shall be made together with interest accrued and unpaid on the Loan to date of prepayment and all other amounts then payable to Lender hereunder, but shall not be subject to any prepayment amount pursuant to Section 3.02.

Article IV.

INTEREST; EXPENSES; MAKING OF PAYMENTS

Section 4.01	Interest Rate.

(a)The outstanding Principal Amount of the Loan shall bear interest consisting of Fixed Interest, which shall be paid in cash as provided in this Section 4.01.

(b)All interest hereunder in respect of Fixed Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(c)Fixed Interest on the Loan shall be payable solely from the Included Royalty Interest, except (i) in connection with voluntary prepayment of the Loan pursuant to Section 3.02(b) or Section 3.03, and (ii) following the occurrence of a Prepayment Trigger, to the extent of capital contributions made by the Company in its sole discretion to fund full prepayment of the Loan.

Section 4.02	Interest Reserve Account

(a)On or before the Closing Date, (i) Borrower shall establish with the Account Bank the Interest Reserve Account; and (ii) the Parties shall enter into a Blocked Account Control Agreement with the Account Bank.  In accordance with Section 2.02, Lender shall deposit the Interest Reserve Amount into the Interest Reserve Account on the Closing Date simultaneous with the funding of the Loan.

(b)Borrower shall pay for all fees, expenses and charges of the Account Bank pursuant to the terms of the Blocked Account Control Agreement by depositing sufficient funds into the Interest Reserve Account when such fees, expenses and charges are due.

(c)Prior to the Payment in Full, Borrower shall have no right to terminate the Interest Reserve Account without Lender’s prior written consent unless an Interest Reserve Release Event has occurred.  Upon receipt from Borrower of an officer’s certificate stating that an Interest Reserve Release Event has occurred, Lender shall instruct the Account Bank to release all amounts in the Interest Reserve Account at Borrower’s direction.

Section 4.03	Collection Account

(a)On or before the Closing Date or such later date as the Parties may agree, (i) Borrower shall establish with the Account Bank the Collection Account; and (ii) the Parties shall enter into a Blocked Account Control Agreement with the Account Bank.

(b)Borrower shall pay for all fees, expenses and charges of the Account Bank pursuant to the terms of the Blocked Account Control Agreement by depositing sufficient funds into the Collection Account when such fees, expenses and charges are due.

(c)Prior to the Payment in Full, Borrower shall have no right to terminate the Collection Account without Lender’s prior written consent; provided that, without Lender’s consent to the change of location of such accounts (provided such location is in the United States), Borrower shall have the right from time to time to establish a replacement Collection Account with a replacement Account Bank, provided that such replacement Account Bank entered into a Blocked Account Control Agreement with respect to such replacement accounts effective no later than the date of replacement, and Borrower instructs Licensee to make payments to such new accounts.

For purposes of this Agreement, any reference to the “Blocked Account Control Agreement,” or “Collection Account” shall refer to such replacement Blocked Account Control Agreement, Collection Account or Account Bank, as the context requires.

(d)On or before the Closing Date, Borrower shall deliver a written notice to the Licensee specifying the assignment of the License Agreement to Borrower and instructions for payment thereafter with respect to all payments that are due and payable to Borrower in respect of or derived from the License Agreement (which notice and instructions shall be in the form attached to the Contribution Agreement or otherwise reasonably satisfactory to Lender) and shall provide that Licensee is to remit all amounts payable to Borrower in respect thereof to the Collection Account.

(e)To the extent any portion of the Included Royalty Interest is paid directly to Borrower, Borrower shall (i) remit to the Collection Account all such amounts within five (5) Business Days of receipt of any such funds, (ii) promptly instruct such Licensee to remit any future payments to the Collection Account (or other applicable account) and (iii) promptly provide to Lender a copy of such notice.

Section 4.04	Application of Payments.

(a)On each Interest Payment Date, the Included Royalty Interest shall be applied by payment in cash to Lender at the Lender Account in the following order of priority:

(i)Accrued and unpaid Fixed Interest on the Loan for the period from and including the prior Interest Payment Date to and including the day before the current Interest Payment Date shall be payable in arrears on each Interest Payment Date; provided, however, that if payments received with respect to the Included Royalty Interest for such period are insufficient to pay all amounts of Fixed Interest due on the Loan for such period (the amount of such shortfall, the “Quarterly Interest Shortfall”), Lender shall instruct the Account Bank with respect to the Interest Reserve Account to release to Lender an amount equal to the Quarterly Interest Shortfall or, if the amount remaining in the Interest Reserve Account is less than the Quarterly Interest Shortfall, all remaining amounts in the Interest Reserve Account.

(ii)To the extent the Included Royalty Interest for the immediately preceding Calendar Quarter for such Interest Payment Date exceeds Fixed Interest accrued and payable on such Interest Payment Date (such amount, the “Amortization Payment”), the Amortization Payment shall be applied to repay principal on the Loan outstanding at par.

Section 4.05Interest on Late Payments.  If any amount payable by Borrower to Lender hereunder is not paid when due (whether at stated maturity, by acceleration or otherwise), interest shall accrue on any such unpaid amounts, both before and after judgment during the period from and including the applicable due date, to but excluding the day the overdue amount is paid in full, at a rate per annum equal to the Default Rate.  Interest accruing under this Section 4.05 shall be payable on demand of Lender.  For the avoidance of doubt, Fixed Interest that is not paid in cash on the date due but that is added to the Principal Amount of the Loan as Accreted Principal in accordance with Section 3.01(c) shall accrue Fixed Interest from the date at which it is incorporated as Accreted Principal and shall thereafter accrue interest at the Default Rate in the event that the Principal Amount of the Loan generally bears interest at the Default Rate.

Section 4.06Administration and Enforcement Expenses.  Borrower shall promptly reimburse Lender on demand for all reasonable costs and expenses incurred by Lender (including the reasonable fees and expenses of one outside counsel to Lender) as a consequence of or in connection with any Default, Event of Default, Prepayment Trigger or voluntary or mandatory prepayment of the Loan.

Section 4.07Making of Payments.  Notwithstanding anything to the contrary contained herein, any Payment stated to be due hereunder or under any Note on a given day in a specified month shall be made or shall end (as the case may be), (i) if there is no such given day or corresponding day, on the last Business Day of such month or (ii) if such given day or corresponding day is not a Business Day, on the next succeeding Business Day.

Section 4.08Setoff or Counterclaim.  Each payment by Borrower under this Agreement or under any Note shall be made without setoff or counterclaim.  Lender shall have the right to set off any and all amounts owed by Borrower and/or any of its Subsidiaries under this Agreement as provided in Section 10.03.

Article V.

TAXES

Section 5.01Taxes.

(a)Except as otherwise required by Applicable Law, all payments by Borrower under this Agreement or any other Loan Document (including payments with respect to the Loan) shall be made free and clear of and without deduction for any present or future Taxes.  If Borrower or any other applicable withholding agent shall be required by Applicable Law to deduct any Taxes from or in respect of any sum payable to a Lender under this Agreement or any other Loan Document, (i) if such Taxes are Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after all required deductions for Indemnified Taxes have been made by the applicable withholding agent (including deductions applicable to additional sums payable under this Section 5.01(a)), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable withholding agent shall make such deductions and (iii) the applicable withholding agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with Applicable Law.

(b)Status of Lenders

(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to Borrower, at the time or times reasonably requested by Borrower, such properly completed and executed documentation reasonably requested by Borrower as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower as will enable Borrower to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

(ii)Without limiting the generality of the foregoing:

(1)

If a Lender is a Foreign Lender, then such Lender shall provide to Borrower (i) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” (x) two accurate and complete original signed copies of IRS Form W-8BEN-E or IRS Form W-8BEN (or a successor form), as applicable, properly completed and duly executed by such Foreign Lender and (y) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of Section 881(c)(3)(B) of the Code or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, (ii) if the payments receivable by the Foreign Lender are effectively connected with the conduct of a trade or business in the United States, two accurate and complete original signed copies of IRS Form W-8ECI (or a successor form), (iii) in the case of a Foreign Lender that is entitled to benefits under an income tax treaty to which the United States is a party, two accurate and complete original signed copies of IRS Form W-8BEN-E or IRS Form W-8BEN, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the applicable article(s) of such tax treaty or (iv) to the extent a Foreign Lender is not the beneficial owner, two accurate and complete original signed copies of IRS Form W-8IMY, accompanied by two accurate and complete copies of IRS Form W-8ECI, IRS Form W-8BEN, or IRS Form W-8BEN-E, as applicable, a certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a certificate substantially in the form of Exhibit I-4 on behalf of such direct and indirect partner(s).  Such forms or certificates shall be delivered by such Foreign Lender on or prior to the date that it becomes a Lender under this Agreement, at any time thereafter if any form or certification previously delivered expires or becomes obsolete or inaccurate in any respect, and upon a reasonable written request of Borrower.  Notwithstanding any other provision of this Section 5.01(b), no Foreign Lender shall be required to deliver any form pursuant to this Section 5.01(b) that such Foreign Lender is not legally eligible to deliver.

(2)

Each Lender that is not a Foreign Lender shall provide two properly completed and duly executed copies of IRS Form W-9 (or successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax on or prior to the date on which such Lender becomes a Lender under this Agreement, at any time thereafter if any form or certification previously delivered expires or becomes obsolete or inaccurate in any respect, and upon a reasonable written request of Borrower.

(3)

Any Foreign Lender shall, to the extent it is legally eligible to do so, deliver to Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit Borrower to determine the withholding or deduction required to be made; and

(4)

If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower at the time or times prescribed by Applicable Law and at such time or times reasonably requested by Borrower such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower as may be necessary for Borrower to comply with its obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)Each Lender having assigned its rights and obligations hereunder in whole or in part shall collect from such assignee at the time of the assignment the documents described in Sections 5.01(b)(ii)(1) and (b)(ii)(2) as applicable.

Section 5.02Receipt of Payment.  Within thirty (30) days after the date of any payment of Taxes by Borrower pursuant to this Article V, Borrower shall furnish to Lender the original or a certified copy of a receipt evidencing payment thereof or other evidence reasonably satisfactory to Lender.

Section 5.03Other Taxes.  Borrower shall promptly pay any registration, transfer, stamp or documentary, recording or similar Taxes or any other excise or property Taxes arising from any payment made under any Loan Document, or from the execution, delivery, performance, enforcement or registration of, the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes with respect to an assignment by a Lender that are Other Connection Taxes (all such non-excluded Taxes, “Other Taxes”), to the relevant Governmental Authority in accordance with Applicable Law.

Section 5.04Indemnification.  If a Lender pays any Indemnified Taxes that Borrower is required to pay pursuant to this Article V, Borrower shall indemnify such Lender on demand in full (including any Indemnified Taxes imposed by any jurisdiction on amounts payable under this Section 5.04), whether or not such Taxes were correctly or legally asserted, together with interest thereon from and including the date of payment to, but excluding, the date of reimbursement at the Default Rate and any reasonable expenses arising therefrom.  A certificate of an affected Lender claiming any compensation under this Section 5.04, setting forth the amounts to be paid thereunder and delivered to Borrower, shall be conclusive, binding and final for all purposes, absent manifest error.

Section 5.05Registered Obligation.

(a)Borrower shall establish and maintain, at its address referred to in Section 12.03, (i) a Register in which Borrower agrees to register by book entry the interests (including any rights to receive payment hereunder) of Lender in the Loan, each of its obligations under this Agreement to participate in the Loan, and any assignment of any such interest, obligation or right, and (ii) accounts in the Register in accordance with its usual practice in which it shall record (1) the names and addresses of Lender(s) (and each change thereto pursuant to Sections 12.01 and 12.02), (2) the amount of the Loan described in clause (i) above, (3) the amount of any principal or interest due and payable or paid, and (4) any other payment received and its application to the Loan.  The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Lender shall treat each person whose name is recorded in the Register as the owner of the Loans for all purposes of this Agreement, notwithstanding notice to the contrary.  No error in the Register shall diminish any of Borrower’s obligations to any Lender under this Agreement.

(b)Notwithstanding anything to the contrary contained in this Agreement or elsewhere, the Loan (including any Note evidencing such Loan) are registered obligations, the right, title and interest of Lender and its assignees in and to the Loan shall be transferable only upon notation of such transfer in the Register and no assignment thereof shall be effective until recorded therein.  The parties hereto intend that the Loan will be at all times maintained in “registered form” within the meaning of Section 5f.103-1(c) of the U.S. Treasury Regulations, Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related regulations (and any successor provisions).

Section 5.06Tax Treatment.

(a)For U.S. federal income and applicable state and local income tax purposes, the Parties shall treat the Loan and the Note as debt. Each Party agrees not to take any position that is inconsistent with the foregoing sentence on any Tax return or in any audit or other administrative or judicial proceeding unless (i) each other Party has consented to such actions; or (ii) as a result of a material change in Applicable Law following the date of this Agreement, counsel for such Party has advised it in writing that taking such a position would, notwithstanding compliance with all applicable reporting requirements and disclosure obligations, subject such Party to penalties under the Code.

(b)This Agreement is not intended to create a partnership, association or joint venture between or among Lender and/or Borrower or any Subsidiary.  Each Party agrees not to refer to the other as a “partner” or the relationship as a “partnership” or “joint venture”.

Section 5.07Treatment of Certain Refunds.  If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article V (including by the payment of additional amounts pursuant to this Article V), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article V with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.07 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 5.07, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.07 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This Section 5.07 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

Article VI.

CLOSING CONDITIONS

Section 6.01Conditions Precedent to the Loan.  The obligation of Lender to advance the Loan on the Closing Date shall be subject to the fulfillment, to the sole satisfaction of Lender, of all of the following conditions precedent in addition to the conditions specified in Section 2.01 and Section 2.02:

(a)Borrower shall have executed and delivered to Lender the Note, dated the Closing Date.

(b)Lender shall have received on or before the Closing Date an executed copy of:

(i)a certificate of each of Borrower and the Company, executed respectively by a Senior Officer thereof, dated the Closing Date, substantially in the form of Exhibit J hereto;

(ii)an opinion of Cooley LLP, counsel to Borrower and the Company, dated the Closing Date in form and substance reasonably satisfactory to Lender; and

(iii)evidence of the release of the Transferred Assets from any filing of any UCC financing statement made by Hercules in connection with the Venture Financing Agreement, in form and substance satisfactory to Lender.

(c)Borrower and the Company shall each have delivered to Lender a certificate, dated the Closing Date, of a Senior Officer (the statements in which shall be true and correct on and as of the Closing Date): (i) attaching copies, certified by such officer as true and complete, of such party’s certificate of incorporation or other organizational documents (together with any and all amendments thereto) certified by the appropriate Governmental Authority as being true, correct and complete copies; (ii) attaching copies, certified by such officer as true and complete, of resolutions of the Board of Directors (or similar governing body) of such party authorizing and approving the execution, delivery and performance by such party of the Loan Documents to which it is a party and the transactions contemplated herein and therein; (iii) setting forth the incumbency of the officer of such party who executed and delivered such Loan Documents, including therein a signature specimen of each such officer; and (iv) attaching copies, certified by such officer as true and complete, of certificates of the appropriate Governmental Authority of the jurisdiction of formation, stating that such party was in good standing under the laws of such jurisdiction as of the Closing Date (or a date immediately prior thereto acceptable to Lender).

(d)This Agreement and the other Loan Documents shall have been executed and delivered to Lender by each party thereto (other than Lender), and Borrower shall have delivered, or caused to be delivered, such other documents as Lender reasonably requested, in each case, in form and substance satisfactory to Lender.

(e)The Transaction Documents shall be in full force and effect.

(f)No event shall have occurred and be continuing that (i) constitutes a Default or an Event of Default or a Prepayment Trigger or (ii) could reasonably be expected to constitute a Material Adverse Effect (without giving effect to the cure period applicable to a Prepayment Trigger based thereon), in each case both at the time of, and immediately after giving effect to, the making of the Loan on the Closing Date.

(g)The representations and warranties made by Borrower and Company in Article VII hereof and in the other Loan Documents shall be true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, before and after giving effect to the Loan (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects).

(h)All necessary governmental and third-party approvals, consents and filings, including in connection with the Loan, the Security Agreement, the Contribution Agreement and the other Loan Documents shall have been obtained or made and shall remain in full force and effect.

(i)Borrower shall have delivered to Lender certified copies of UCC, United States Patent and Trademark Office and United States Copyright Office, tax and judgment lien searches, or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name Borrower as debtor and that are filed in those state and county jurisdictions in which Borrower is organized or maintains its principal place of business and such other searches that Lender deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Loan Documents (other than any Permitted Liens and other Liens acceptable to Lender).

(j)Lender shall have received all UCC financing statements in appropriate form for filing under the UCC, and all other certificates, agreements, instruments, filings, recordings and other actions, including recordations in the United States Patent and Trademark Office and the United States Copyright Office that are necessary or reasonably requested by Lender in order to establish, protect, preserve and perfect the security interest in the assets of Borrower constituting Collateral as provided in the Security Agreement as a valid and perfected first priority security interest with respect to such assets shall have been duly effected (or arrangements therefor satisfactory to Lender shall have been made).

(k)Lender shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, including and the information described in Section 12.18.

(l)Borrower shall have filed its amended and restated certificate of incorporation, substantially in the form attached to the Stock Pledge Agreement or otherwise in form and substance reasonably satisfactory to Lender.

(m)During the period beginning on the date of this Agreement to and including the Closing Date, Borrower shall have complied with and performed its obligations under each Material Contract and shall not have amended, modified, waived or terminated any provision of, or permitted or agreed to the amendment, modification, waiver or termination of any provision of, any Material Contract without the consent of Lender in its sole and absolute discretion.

(n)Lender shall have received such other approvals, opinions, documents or materials as Lender may reasonably request.

Article VII.

REPRESENTATIONS AND WARRANTIES

Section 7.01Representations and Warranties of Borrower.  Borrower hereby represents and warrants to Lender as of the date of this Agreement (except for any representations and warranties which speak as to a specific date, which representations and warranties shall be made as of the date specified) as follows:

(a)Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted.  Borrower is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not result in, and could not reasonably be expected to have resulted in (a) a Material Adverse Effect, or (b) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the Included Royalty Interest).

(b)None of the execution and delivery by Borrower of any of the Loan Documents to which Borrower is party, the performance by Borrower of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any material respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which Borrower or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which Borrower or any of its Subsidiaries is a party or by which Borrower or any of its Subsidiaries or any of their respective assets or properties is bound or committed or (C) any term or provision of any of the organizational documents of Borrower or any of its Subsidiaries, except in the case of clause (A) or (B) where any such event would not result in (1) a Material Adverse Effect, or (2) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive payments based on the Included Royalty Interest; or (ii), except as provided in or contemplated by any of the Transaction Documents, result in or require the creation or imposition of any Lien on the Patents, the Licensed Product or the Included Royalty Interest.

(c)Other than pursuant to the Loan Documents, Borrower has not granted, nor does there exist, any Lien on the Loan Documents, the Patents or the Included Royalty Interest (other than Permitted Liens).

(d)Borrower has all powers and authority to execute and deliver, and perform its obligations under, the Loan Documents to which it is party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of each of the Loan Documents to which Borrower is party and the performance by Borrower of its obligations hereunder and thereunder have been duly authorized by Borrower.  Each of the Loan Documents to which Borrower is party has been duly executed and delivered by Borrower.  Each of the Loan Documents to which Borrower is party constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(e)Upon giving effect to the Contribution (and subject to the terms and conditions thereof), Borrower shall be the exclusive owner of the entire right, title (legal and equitable) and interest in, to and under  the Collateral, free and clear of all Liens, other than Permitted Liens and  Borrower shall be entitled to be the sole recipient of all payments in respect of the Included Royalty Interest. The Included Royalty Interest constituting Collateral granted to Lender on the Closing Date have not been pledged, sold, assigned, transferred, conveyed or granted by Borrower to any other Person.  Upon granting by Borrower of the security interests in the Included Royalty Interest to Lender, Lender shall acquire a first priority security interest in the Included Royalty Interest free and clear of all Liens, other than Permitted Liens.  Borrower has not caused, and to the Knowledge of Borrower no other Person has caused, the claims and rights of Lender created by any Loan Document in and to the Included Royalty Interest, to be subordinated to any creditor or any other Person.

(f)The execution and delivery by Borrower of the Loan Documents to which Borrower is party, the performance by Borrower of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including the granting of security interests in the Included Royalty Interest to Lender) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for (i) the filing of any applicable notices under securities laws, (ii) the filings necessary to perfect Liens created by the Loan Documents, (iii) those previously obtained and in full force and effect, and (iv) consent, filings and registrations in connection with the Contribution as contemplated by the Contribution Agreement.

(g)Except as set forth in Schedule 7.01(v), to the Knowledge of Borrower there is no action, suit, arbitration proceeding, claim, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal, and including by or before a Governmental Authority) pending or, to the Knowledge of Borrower, threatened in writing by or against Borrower or any of its Subsidiaries, at law or in equity, that (i) if adversely determined, would result in a Material Adverse Effect or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Loan Documents to which Borrower is party.

(h)Upon consummation of the transactions contemplated by the Loan Documents and the application of the proceeds therefrom, (a) the present fair saleable value of the properties and assets of Borrower and its Subsidiaries, taken as a consolidated group, on a going concern basis will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) the present fair saleable value of the properties and assets of Borrower on a going concern basis will not be less than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured, (c) Borrower will generally be able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they become absolute and matured, (d) Borrower will not have unreasonably small capital with which to engage in its business as now conducted,  (e) Borrower has not incurred, will not incur and does not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured, (f) Borrower will not have become subject to any Insolvency Event and (g) Borrower will not have been rendered insolvent within the meaning of any Applicable Law.  No step has been taken by Borrower or, to its Knowledge, any other Person to make Borrower subject to an Insolvency Event.

(i)No Default, Event of Default or Prepayment Trigger has occurred and is continuing, and no such event will occur upon the making of the Loan.

(j)Borrower has filed (or caused to be filed) all Tax returns and reports required by Applicable Law to have been filed by it and has paid all Taxes required to be paid by it (including in its capacity as a withholding agent), except any such Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books or where any such failure to file or pay would not result, individually or in the aggregate, in (a) a Material Adverse Effect, or (b) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the Included Royalty Interest.

(k)Except as set forth on Schedule 7.01(k), Borrower has not taken any action that would entitle any person or entity to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

(l)Borrower (a) has not violated and is not in violation of, and to its Knowledge, is not under investigation with respect to, and has not been threatened to be charged with or been given notice of any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority and (b) is not subject to any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority, in each case, that would result in a Material Adverse Effect.  Borrower is in compliance with the requirements of all Applicable Laws, a breach of any of which would result in a Material Adverse Effect.

(m)To Borrower’s Knowledge, other than the Patent Rights licensed pursuant to the License Agreement, and except as set forth in Schedule 7.01(vi), with respect to the Licensed Product, no Third Party Patent Right has been, or is, or will be, infringed by Exploitation of the Licensed Product. To Borrower’s Knowledge, other than the Patent Rights licensed pursuant to the License Agreement, no Patent Rights other than the Patents with respect to Licensed Products would limit or prohibit in any material respect Exploitation of the Licensed Product. Borrower has not received any notice of any claim by any Third Party asserting that Exploitation of the Licensed Product infringes such Third Party’s Patent Rights.  Borrower has not received any written opinion of counsel regarding infringement or non-infringement of any Third Party’s Patent Rights by Exploitation of the Licensed Product.  To Borrower’s Knowledge, there has been no commercially significant infringement or interference by any Person, any claims of invalidity or unenforceability or any prosecution or litigation action relating to the Patents or patents relating to the Licensed Product granted outside of the United States in any of the jurisdictions specified on Schedule 7.01(m).

(n)	With respect to the Licensed Product:
(1)

Schedule 7.01 sets forth a complete and accurate list of the United States Patents, including the following:  Schedule 7.01(i) sets forth a complete and accurate list of the Owned Patents;  Schedule 7.01(ii) sets forth a complete and accurate list of the Co-Owned Patents; Schedule 7.01(iii) sets forth a complete and accurate list of the Exclusively Licensed Patents; Schedule 7.01(iv) sets forth a complete and accurate list of the Non-Exclusively Licensed Patents; and Schedule 7.01(vi) sets forth a list of Patents owned by the Licensee to which Borrower does not have a license.  For each Patent set forth on Schedule 7.01 Borrower has indicated: (i) the application number; (ii) the patent or registration number, if any; and (iii) the registered owner thereof.

(2)

Borrower is the sole and exclusive owner of the entire right, title and interest in each of the Owned Patents. Except as set forth in Schedule 7.01(v), the Owned Patents are not subject to any encumbrance, lien or claim of ownership by any Third Party, and there are no facts that would preclude Borrower from having unencumbered title to the Owned Patents. Except as set forth in Schedule 7.01(v), Borrower has not received any notice of any claim by any Third Party challenging the ownership of the rights of Borrower in and to the Owned Patents.

(3)

Borrower has a valid, exclusive license to use each of the Exclusively Licensed Patents.  There have not been, nor are there any pending or threatened, disputes relating to Borrower’s right to use the Exclusively Licensed Patents. All Contracts relating to Borrower’s rights in the Exclusively Licensed Patents have been provided to Lender prior to the Closing Date.

(4)

Borrower has a valid, non-exclusive license to use each of the Non-Exclusively Licensed Patents. There have not been, nor are there any pending or threatened, disputes relating to Borrower’s right to use the Non-Exclusively Licensed Patents. All Contracts relating to Borrower’s rights in the Non-Exclusively Licensed Patents have been provided to Lender prior to the Closing Date.

(5)

To the Knowledge of Borrower, each Person who has or has had any rights in or to the Patents, including each inventor named on the Patents, has executed a Contract assigning their entire right, title and interest in and to such Patents and the inventions embodied, described and/or claimed therein, to the owner thereof, and each such Contract has been duly recorded at the United States Patent and Trademark Office.

(6)

To the Knowledge of Borrower, no issued Patent has lapsed, expired or otherwise been terminated. No Patent applications have lapsed, expired, been abandoned or otherwise been terminated, other than by operation of law.

(7)	There are no unpaid maintenance fees, annuities or other like payments with respect to the Patents.
(8)

Except as set forth in Schedule 7.01(v), to the Knowledge of Borrower each of the Patents correctly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Patent was issued or is pending. But for the events set forth in Schedule 7.01(v), to the Knowledge of Borrower, there is not any Person who is or claims to be an inventor of any of the Patents who is not a named inventor thereof. But for the events set forth in Schedule 7.01(v), neither Borrower nor Company has received any notice from any Person who is or claims to be an inventor of any of the Patents who is not a named inventor thereof.

(9)

Each of the Patents is valid, enforceable and subsisting. Neither Borrower nor Company has received any opinion of counsel that any of the Patents is invalid or unenforceable. Neither Borrower nor Company has received any written notice of any claim by any Third Party challenging the validity or enforceability of any of the Patents.

(10)

To the Knowledge of Borrower, each individual associated with the filing and prosecution of the Patents has complied, in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such individual to be material to patentability of each such Patent, in those jurisdictions where such duties exist.

(11)

There is at least one valid claim in each of the IP Rights that would be infringed by Borrower’s or any Subsidiary’s Exploitation of the Products but for Borrower’s and the Subsidiaries’ rights in the IP Rights.

(12)

Except for information disclosed to the applicable Patent Office during prosecution of the Patents, to Borrower’s Knowledge, there are no Patents, published patent applications, articles, abstracts or other prior art deemed material to patentability of any of the inventions claimed in such Patents, or that would otherwise reasonably be expected to materially adversely affect the validity or enforceability of any of the claims of such Patents.

(13)

There are no pending or threatened proceedings before a Governmental Authority (other than normal course patent examinations, if any) that could (i) impact the validity and/or enforceability of any of the claims of the IP Rights, or (ii) otherwise impact whether any claim within the IP Rights is a Valid Claim.

(14)

Except as set forth in Schedule 7.01(v), there is no pending, decided or settled Dispute, including without limitation any International Trade Commission investigations, and, to the Knowledge of Borrower, no such Dispute been threatened in writing, in each case challenging the legality, validity, enforceability, scope or ownership of any Patent, or adjudicating whether any Patent is or would be infringed by the Exploitation of a Product by a Third Party.

(15)	Except as set forth in Schedule 7.01(v), to the Knowledge of Borrower there have not been nor are there any pending Disputes or like procedures involving any of the Patents.
(16)

Except as set forth in Schedule 7.01(v), to the Knowledge of Borrower, none of the conception, development and reduction to practice of the inventions claimed in the Patents has constituted or involved the misappropriation of trade secrets or other rights or property of any Third Party.

(17)	Neither Borrower nor Company has filed any disclaimer, other than a terminal disclaimer, or made or permitted any other voluntary reduction in the scope of any Patent.
(18)

Neither Borrower nor any other Person has undertaken or omitted to undertake any acts, and no circumstances or grounds exist, that would void, invalidate, reduce or eliminate, in whole or in part, the enforceability or scope of any of the Patents.

(19)

To Borrower’s Knowledge, no Third Party Patent Right has been, or is, or will be, infringed by Borrower’s Exploitation of the Products. To Borrower’s Knowledge, no Patent Right other than the Patents would limit or prohibit in any material respect Borrower’s Exploitation of any Product. Except as set forth in Schedule 7.01(v), Borrower has not received any notice of any claim by any Third Party asserting that Borrower’s Exploitation of any Product infringes such Third Party’s Patents Rights. Borrower has not received any opinion of counsel regarding infringement or non-infringement of any Third Party Patent Rights by Borrower’s Exploitation of any Product.

(20)

To Borrower’s Knowledge, there are no pending, published patent applications owned by any Third Party, which Borrower does not have the right to use, which if issued, would limit or prohibit in any material respect Borrower’s Exploitation of any Product.

(21)

Except as set forth in Schedule 7.01(v), there are no Disputes between Borrower and a Third Party relating to Borrower’s Exploitation of any Product. Borrower has not received or given notice of any such Dispute, and to Borrower’s Knowledge, there exists no circumstances or grounds upon which any such claims could be asserted. The Patents are not subject to any outstanding injunction, judgment or other decree, ruling, charge settlement or other disposition of any Dispute.

(22)	To Borrower’s Knowledge, no Third Party is infringing any of the issued Patents. Borrower has not put any Third Party on notice of any of the issued Patents.
(23)	There are no copyrights, trademarks, trade secrets or net names, other than the Product Trademark, material to Borrower’s Exploitation of any Product.

(o)Borrower is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Loan shall be used by Borrower for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(p)As of the Closing Date, Borrower is not a party to any Material Contract (other than, after giving effect to the Contribution thereof under the Contribution Agreement, the Material Contracts specified on Schedule 2.01(a)(iii) to the Contribution Agreement).

(q)Neither Borrower nor, to the Knowledge of Borrower, the Licensee, as applicable, has taken any action or omitted to take any action that would adversely impact the right of Lender to take a security interest in the License Agreement with respect to the Royalty Interest; provided that neither Borrower nor the Company shall obtain any consent from the Licensee to the grant of any Lien to Lender pursuant to the Loan Documents.

(r)The License Agreement is in full force and effect and has not been waived, altered or modified in any respect, whether by consent or otherwise.  The Licensee has not been released, in whole or in part, from any of its obligations under the License Agreement.  The License Agreement has not been satisfied in full, discharged, canceled, terminated, subordinated or rescinded, in whole or in part.  The License Agreement is the entire agreement among the parties thereto relating to the subject matter thereof.

(s)Neither Borrower nor, to the Knowledge of Borrower, the Licensee, as applicable, has taken any action or omitted to take any action that would adversely impact the right of Lender to take a security interest in the License Agreement or the Royalty Interest.

(t)Borrower  has not received (A) any written notice or, to the Knowledge of Borrower, oral communication of the Licensee’s intention to terminate the License Agreement in whole or in part, or (B) any written notice or, to the Knowledge of Borrower, oral communication requesting any amendment, alteration or modification to the License Agreement.

(u)Neither Borrower nor Company has received (A) any notice or other written or, to the Knowledge of Borrower, oral communication of the Licensee’s intention to terminate the License Agreement in whole or in part, or (B) any notice or other written or, the Knowledge of Borrower, oral communication requesting any amendment, supplement, alteration or modification to the License Agreement that would, in the case of this sub-clause (B), reasonably be expected to have an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the Included Royalty Interest.

(v)To the Knowledge of Borrower, nothing has occurred and no condition exists that would adversely impact the right of Borrower to receive any payments payable to Borrower under the License Agreement.  Neither Borrower nor, to the Knowledge of Borrower, the Licensee, has taken any action or omitted to take any action that would adversely impact the right of Lender to take a security interest in the License Agreement or the Royalty Interest.

(w)To the Knowledge of Borrower, all payments required to be made under the License Agreement have been made.  To the Knowledge of Borrower, no payment required to be made under the terms of the License Agreement has been subject to any claim pursuant to any right of rescission, set-off, counterclaim, reduction or defense.

(x)The execution, delivery and performance of the License Agreement was and is within the corporate powers or other organizational power of the Company and its Affiliates and, to the Knowledge of Borrower, the Licensee.  The License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, the Company and its Affiliates and, to the Knowledge of Borrower, the Licensee.  There is no breach or default, or event which upon notice or the passage of time, or both, could give rise to any breach or default, in the performance of the License Agreement by Borrower, the Company or its Affiliate or, to the Knowledge of Borrower, the Licensee, that could reasonably be expected to have a Material Adverse Effect.

(y)Except as otherwise expressly provided under the License Agreement, the Licensee has no right of set-off, rescission, counterclaim, reduction, deduction or defense against the Royalty Interest or any other amounts payable to Borrower thereunder.

(z)Except as separately disclosed in writing to Lender referencing this Section 7.01, neither Borrower nor, to Borrower’s Knowledge, any Material Contract Counterparty is in breach or default of any Material Contract and no circumstances or grounds exist that would, upon the giving of notice, the passage of time or both, give rise (i) to a claim by Borrower or any Material Contract Counterparty of a breach or default of any Material Contract, or (ii) to a right of rescission, termination, revision, setoff, or any other rights, by any Person, in, to or under any Material Contract.  Borrower has not received from, or delivered to, any Material Contract Counterparty, any notice alleging a breach or default under any Material Contract, which breach or default has not been cured as of the date hereof.

(aa)Upon the Contribution thereof to, and assumption thereof by, Borrower, each Material Contract shall be a valid and binding obligation of Borrower and, to the Knowledge of Borrower, of the applicable Material Contract Counterparty, enforceable against each of Borrower and, to the Knowledge of Borrower, each applicable Material Contract Counterparty in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors’ rights generally.  Borrower has not received any notice from any Material Contract Counterparty or any other Person challenging the validity or enforceability of any Material Contract.  Neither Borrower, nor to the Knowledge of Borrower, any other Person, has delivered or intends to deliver any written notice to Borrower or a Material Contract Counterparty challenging the validity or enforceability of any Material Contract.

(bb)Neither Borrower nor to the Knowledge of Borrower, any Material Contract Counterparty, is contemplating to commence any case, proceeding or other action relating to Material Contract Counterparty’s bankruptcy, insolvency, liquidation or dissolution or reorganization by any of the foregoing means.

(cc)No Capital Stock has been issued by Borrower other than the Capital Stock issued to the Company that is subject to the pledge to Lender under the Stock Pledge Agreement.

(dd)The chief place of business, the chief executive office and each office where Borrower keeps its records regarding the Included Royalty Interest are, as of the date hereof, each located at 75 Park Plaza, 4th Floor, Boston, MA 02116.

(ee)Borrower (or any predecessor by merger or otherwise) has not, within the five (5) year period preceding the date hereof, had a name that differs from its name as of the date hereof.

(ff)All written information heretofore or herein supplied by or on behalf of Borrower or the Company to Lender is accurate and complete in all material respects; provided that all written information heretofore or herein  supplied by or on behalf of Borrower to Lender and produced by any Third Party  is accurate and complete in all material respects to the Knowledge of Borrower. There is no fact or circumstance known to Borrower that could reasonably be expected to have a Material Adverse Effect that has not been expressly disclosed to Lender.

Section 7.02Representations and Warranties as to Company, Etc.  Borrower hereby represents and warrants to Lender as of the date of this Agreement (except for any representations and warranties which speak as to a specific date, which representations and warranties shall be made as of the date specified), with respect to the Company and other matters, as follows:

(a)The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all powers and authority, and all licenses, permits, franchises, authorizations, consents and approvals of all Governmental Authorities, required to own its property and conduct its business as now conducted.  The Company is duly qualified to transact business and is in good standing in every jurisdiction in which such qualification or good standing is required by Applicable Law (except where the failure to be so qualified or in good standing would not result in, and could not reasonably be expected to have resulted in (a) a Material Adverse Effect, or (b) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the Included Royalty Interest).

(b)None of the execution and delivery by the Company of any of the Transaction Documents to which the Company is party, the performance by the Company of the obligations contemplated hereby or thereby or the consummation of the transactions contemplated hereby or thereby will: (i) contravene, conflict with, result in a breach, violation, cancellation or termination of, constitute a default (with or without notice or lapse of time, or both) under, require prepayment under, give any Person the right to exercise any remedy (including termination, cancellation or acceleration) or obtain any additional rights under, or accelerate the maturity or performance of or payment under, in any respect, (A) any Applicable Law or any judgment, order, writ, decree, permit or license of any Governmental Authority to which the Company or any of its Subsidiaries or any of their respective assets or properties may be subject or bound, (B) any term or provision of any contract, agreement, indenture, lease, license, deed, commitment, obligation or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective assets or properties is bound or committed or (C) any term or provision of any of the organizational documents of the Company or any of its Subsidiaries, except in the case of clause (A) or (B) where any such event would not result in (1) a Material Adverse Effect, or (2) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the payments based on Included Royalty Interest; or (ii) except as provided in or contemplated by any of the Transaction Documents, result in or require the creation or imposition of any Lien on the Patents, the Licensed Product or the Included Royalty Interest.

(c)Except pursuant to, or as contemplated by, the Transaction Documents, the Company has not granted, nor does there exist, any Lien (other than Permitted Liens) on the Transaction Documents, the Patents or the Included Royalty Interest.

(d)The Company has all powers and authority to execute and deliver, and perform its obligations under, the Transaction Documents to which it is party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of each of the Transaction Documents to which the Company is party and the performance by the Company of its obligations hereunder and thereunder have been duly authorized by the Company.  Each of the Transaction Documents to which the Company is party has been duly executed and delivered by the Company.  Each of the Transaction Documents to which the Company is party constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar Applicable Laws affecting creditors’ rights generally, general equitable principles and principles of public policy.

(e)The execution and delivery by the Company of the Transaction Documents to which the Company is party, the performance by the Company of its obligations hereunder and thereunder and the consummation of any of the transactions contemplated hereunder and thereunder (including granting of security interests in the Included Royalty Interest to Lender) do not require any consent, approval, license, order, authorization or declaration from, notice to, action or registration by or filing with any Governmental Authority or any other Person, except for the filing of (i) any applicable notices under securities laws, (ii) the filings necessary to perfect Liens created by the Loan Documents, (iii) those previously obtained and in full force and effect, and (iv) consents, filings and registrations in connection with the Contribution as contemplated by the Contribution Agreement.

(f)There is no action, suit, arbitration proceeding, claim, citation, summons, subpoena, investigation or other proceeding (whether civil, criminal, administrative, regulatory, investigative or informal, and including by or before a Governmental Authority) pending or, to the Knowledge of the Company, threatened in writing (or, in the case of a threat by a Governmental Authority, threatened orally or in writing) by or against the Company or any of its Subsidiaries, at law or in equity, that (i) if adversely determined, would result in (A) a Material Adverse Effect, or (B) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the Included Royalty Interest, or (ii) challenges or seeks to prevent or delay the consummation of any of the transactions contemplated by any of the Transaction Documents to which the Company is party.

(g)Upon consummation of the transactions contemplated by the Transaction Documents and the application of the proceeds therefrom, (a) the present fair saleable value of the Company’s assets will be greater than the sum of its debts, liabilities and other obligations, including contingent liabilities, (b) the present fair saleable value of the properties and assets of Company and its Subsidiaries, taken as a whole, will not be less than the amount that would be required to pay its probable liabilities on its existing debts, liabilities and other obligations, including contingent liabilities, as they become absolute and matured, (c) the Company will be generally  able to realize upon its assets and pay its debts, liabilities and other obligations, including contingent obligations, as they become absolute and matured, (d) the Company will not have unreasonably small capital with which to engage in its business as now conducted, (e) the Company has not incurred, will not incur and does not have any present plans or intentions to incur debts or other obligations or liabilities beyond its ability to pay such debts or other obligations or liabilities as they become absolute and matured, (f) the Company will not have become subject to any Insolvency Event and (g) the Company will not have been rendered insolvent within the meaning of any Applicable Law.  No step has been taken by the Company or, to its Knowledge, any other Person to make the Company subject to an Insolvency Event.

(h)No Default, Event of Default or Prepayment Trigger has occurred and is continuing, and no such event will occur upon the making of the Loan.

(i)The Company has timely filed (or caused to be filed) all tax returns and reports required by Applicable Law to have been filed by it and has paid all taxes required to be paid by it (including in its capacity as a withholding agent), except any such taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books or where any such failure to file or pay would not result, individually or in the aggregate, in (a) a Material Adverse Effect, or (b) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the Included Royalty Interest.  None of the payments received (or to be received) by the Company or Borrower in respect of the Royalty Interest has been, or under current Law will be, subject to any deduction or withholding of any Tax.

(j)Except as disclosed on Schedule 7.02(j), the Company has not taken any action that would entitle any person or entity to any commission or broker’s fee in connection with the transactions contemplated by this Agreement.

(k)None of the Company or any of its Subsidiaries (a) has violated or is in violation of, is under investigation with respect to or has been threatened to be charged with or been given notice of any violation of, any Applicable Law or any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority or (b) is subject to any judgment, order, writ, decree, injunction, stipulation, consent order, permit or license granted, issued or entered by any Governmental Authority, in each case, that would result in (i) a Material Adverse Effect, or (ii) an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the payments based on Included Royalty Interest.  Each of the Company and any Subsidiary of the Company is in compliance with the requirements of all Applicable Laws, a breach of any of which would result in a Material Adverse Effect.

(l)The Company is not engaged in the business of extending credit for the purpose of buying or carrying margin stock, and no portion of the Loan shall be used by the Company for a purpose that violates Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System from time to time.

(m)Schedule 7.02(m) hereto contains a list of each Material Contract to which Company is a party.  As of the Closing Date, there has been provided a true and complete copy of each of the Material Contracts to Lender in the electronic data room.

(n)To Company’s Knowledge, except as separately disclosed in writing to Lender referencing this Section 7.02, neither Company nor any Material Contract Counterparty is in breach or default of any Material Contract and no circumstances or grounds exist that would, upon the giving of notice, the passage of time or both, give rise (i) to a claim by Company or any Material Contract Counterparty of a breach or default of any Material Contract, or (ii) to a right of rescission, termination, revision, setoff, or any other rights, by any Person, in, to or under any Material Contract.  Company has not received from, or delivered to, any Material Contract Counterparty, any notice alleging a breach or default under any Material Contract, which breach or default has not been cured as of the date hereof.

(o)Each Material Contract is a valid and binding obligation of Company and, to the Knowledge of Company, of the applicable Material Contract Counterparty, enforceable against each of Company and, to the Knowledge of Company, each applicable Material Contract Counterparty in accordance with its terms, except as may be limited by general principles of equity (regardless of whether considered in a proceeding at law or in equity) and by applicable bankruptcy, insolvency, moratorium and other similar laws of general application relating to or affecting creditors’ rights generally.  Company has not received any written notice from any Material Contract Counterparty or any other Person challenging the validity or enforceability of any Material Contract.

(p)Company has not received any notice from any Material Contract Counterparty or any other Person threatening or commencing any case, proceeding or other action relating to Material Contract Counterparty’s bankruptcy, insolvency, liquidation or dissolution or reorganization by any of the foregoing means.

(q)To the Knowledge of Company, all payments required to be made under the License Agreement have been made.  To the Knowledge of Company, no payment required to be made under the terms of the License Agreement has been subject to any claim pursuant to any right of rescission, set-off, counterclaim, reduction or defense.

(r)The License Agreement is in full force and effect and has not been waived, altered or modified in any respect, whether by consent or otherwise.  The Licensee has not been released, in whole or in part, from any of its obligations under the License Agreement.  The License Agreement has not been satisfied in full, discharged, canceled, terminated, subordinated or rescinded, in whole or in part.  The License Agreement is the entire agreement among the parties thereto relating to the subject matter thereof.

(s)Neither Company nor, to the Knowledge of Company, the Licensee, as applicable, has taken any action or omitted to take any action that would adversely impact the right of Lender to take a security interest in the License Agreement or the Royalty Interest.

(t)The execution, delivery and performance of the License Agreement was and is within the corporate powers or other organizational power of the Company and, to the Knowledge of Company, the Licensee.  The License Agreement was duly authorized by all necessary action on the part of, and validly executed and delivered by, Company and, to the Knowledge of Company, the Licensee.  There is no breach or default, or event which upon notice or the passage of time, or both, could give rise to any breach or default, in the performance of the License Agreement by Borrower, the Company or, to the Knowledge of Company, the Licensee, that could reasonably be expected to have a Material Adverse Effect.

(u)Except as otherwise expressly provided under the License Agreement, the Licensee has no right of set-off, rescission, counterclaim, reduction, deduction or defense against the Royalty Interest or any other amounts payable to Company thereunder.

(v)Company has not received (A) any written notice or, to the Knowledge of Company, oral communication of the Licensee’s intention to terminate the License Agreement in whole or in part, or (B) any written notice or, the Knowledge of Company, oral communication requesting any amendment, supplement, alteration or modification to the License Agreement.

(w)Company (or any predecessor by merger or otherwise) has not, within the five (5) year period preceding the date hereof, had a name that differs from its name as of the date hereof.

(x)Neither Company nor to the Knowledge of Company any of Company’s directors, officers, employees, Affiliates or agents, has taken any action, directly or indirectly, that would result in a violation by such Persons of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  Company, and, to the Knowledge of Company, its Affiliates have conducted their respective businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(y)Company maintains a system of accounting controls that is sufficient, in the opinion of the management of Company, to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(z)The Financial Statements of Company are complete and accurate in all material respects, were prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and present fairly in all material respects, in accordance with applicable requirements of GAAP, the consolidated financial position and the consolidated financial results of the operations of Company and its Subsidiaries as of the dates and for the periods covered thereby and the consolidated statements of cash flows of Company and its Subsidiaries for the periods presented therein. Since December 31, 2017, there has been no Material Adverse Effect. Company and its Subsidiaries have no Indebtedness (or other liabilities) other than (i) identified in the Financial Statements, (ii) incurred by Company or its Subsidiaries in the ordinary course of business since December 31, 2017 or (iii) otherwise listed and described on Schedule 7.02(z).

(aa)The Stock Pledge Agreement, when executed and delivered by the parties thereto, is effective to create in favor of Lender, legal, valid and enforceable (subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors' rights generally or general equitable principles (regardless of whether enforcement is sought in equity or at law)) Liens on, and security interests in, the Capital Stock of Borrower, and, when (x) financing statements and other filings in appropriate form are filed in the offices of the Secretary of State of the State of Delaware and (y) upon the taking of possession or control by Lender of the Capital Stock certificates (if certificated) with duly executed instruments of transfer in blank, the Liens created by the Stock Pledge Agreement shall constitute fully perfected Liens on, and security interests in, all right, title and interest of the Company in the Capital Stock of Borrower, subject to no Liens other than Permitted Liens.

(bb)The claims and rights of Lender created by the Stock Pledge Agreement in and to the Capital Stock of Borrower and by the Security Agreement in the Collateral, will be senior to any Indebtedness or other obligation of Company, with respect to such Collateral.

(cc)Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940.

(dd)To the Knowledge of Company, there has been no indication that the FDA or any other Regulatory Agency has any material concerns with the Licensed Product or may not approve or may withdraw approval of the Licensed Product, nor has the Licensed Product, to the Knowledge of Company, suffered any material adverse events in any clinical trial.

(ee)Company does not beneficially own or control more than 10% of the outstanding voting stock or any other equity interest entitled ordinarily to vote in the election of the directors or other governing body (however designated) of any Person that is not a wholly-owned Subsidiary.

Section 7.03Survival of Representations and Warranties.  All representations and warranties by Borrower, whether with respect to Borrower, Company, any respective Affiliate or any asset or property, contained in this Agreement shall survive the execution, delivery and acceptance thereof by the Parties and the closing of the transactions described in this Agreement and continue in effect until payment of all amounts due to Lender under the Loan Documents.

Article VIII.

AFFIRMATIVE COVENANTS

Borrower covenants and agrees with Lender that, until Payment in Full:

Section 8.01Maintenance of Existence.  Borrower shall at all times (a) preserve, renew and maintain in full force and effect its legal existence (except as otherwise permitted pursuant to Section 9.02(a) hereof) and good standing as a corporation under the Laws of the jurisdiction of its organization; (b) not change its name or its chief executive office as set forth herein without having given Lender the notice thereof required under Section 8.13; and (c) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 8.02Use of Proceeds.  Borrower shall use the net proceeds of the Loan received by it to acquire assets from the Company pursuant to the Contribution Agreement and for general corporate purposes.

Section 8.03Financial Statements and Information.

(a)In the event that any such information need not be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, Borrower shall furnish to Lender, on or before the forty-fifth (45th) day after the close of each of the first three quarters of each fiscal year, the unaudited consolidated balance sheet of the Company as at the close of such quarter and unaudited consolidated statement of operations and comprehensive loss and cash flows of the Company for such quarter, duly certified by the chief financial officer of the Company as having been prepared in accordance with GAAP.  In the event that such quarterly financial statement is required to be filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, Borrower shall furnish such statement to Lender concurrently with such filing (which requirement may be satisfied by Borrower sending Lender a hyperlink to the EDGAR website where such information is available). Concurrently with the delivery or filing of the statements described in the preceding two sentences, Borrower shall furnish to Lender a certificate of the chief financial officer of the Company, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default, Event of Default or Prepayment Trigger.

(b)Borrower shall furnish to Lender, on or before the 135th day after the close of each fiscal year, the Company’s audited financial statements as at the close of such fiscal year, including the consolidated balance sheet as at the end of such fiscal year and consolidated statement of operations and cash flows of the Company for such fiscal year, in each case accompanied by the report thereon of independent registered public accountant of nationally recognized standing reasonably satisfactory to Lender.  Concurrently with the delivery or filing of the documents described in the preceding sentence, Borrower shall furnish to Lender a certificate of the chief financial officer of the Company, which certificate shall include a statement that such officer has no knowledge, except as specifically stated, of any condition, event or act which constitutes a Default, Event of Default or Prepayment Trigger.

(c)Borrower shall, promptly upon receipt thereof, forward or cause to be forwarded to Lender copies of all Notices, reports, updates and other data or information (i) pertaining to the Included Royalty Interest and other Collateral (ii) received from the Licensee or any Third Party which relate to events or circumstances that could reasonably be expected to have a Material Adverse Effect, or (iii) received from any Person that relate to the Intellectual Property and that could reasonably be expected to have a Material Adverse Effect, or that Lender reasonably requests.

(d)For each quarter ending after the Closing Date, Borrower shall, within five (5) Business Days following receipt thereof, deliver or cause to be delivered to Lender a true copy of the Quarterly Report for such quarter, together with a certificate of a Senior Officer of Borrower, certifying that to the Knowledge of Borrower such Quarterly Report is a true, correct and accurate copy of the Quarterly Report as provided to Borrower by the Licensee, and such additional information as is reasonably requested by Lender.  Lender and Borrower each shall be entitled to exercise the audit rights under Section 7.5.5 of the License Agreement (subject to all restrictions and limitations thereon contained in the License Agreement).  The party exercising such rights shall pay the costs of the respective audit and shall be entitled to any reimbursement of the costs thereof by the Licensee as provided under Section 7.5.5 of the License Agreement.  Any additional payments of the Royalty Interest due from the Licensee, together with interest thereon as provided under the License Agreement, shall be paid by the Licensee to the Collection Account, and any refund due to the Licensee from any overpayment in respect of the Royalty Interest determined in any such audit shall be paid by Borrower in accordance with the License Agreement.  Borrower and Lender will each provide reasonable prior written notice of its intent to exercise such audit rights and will reasonably cooperate in the exercise of such audit rights in order to avoid unnecessary limitations on the timing, scope and conduct of such audits within the parameters specified in the License Agreement.

(e)Lender and its Representatives shall have the right, from time to time, not more than once per calendar quarter, during normal business hours and upon at least ten (10) Business Days’ prior written notice to Borrower (provided that, after the occurrence and during the continuance of an Event of Default, Lender shall have the right, as often, at such times and with such prior notice, as Lender determines in its reasonable discretion), to visit the offices and properties of Borrower and Company where books and records relating or pertaining to the Included Royalty Interest and the Collateral are kept and maintained (or, at Lender’s option, to conduct a meeting by telecommunications), to discuss, with officers of Borrower and the Company, the business, operations, properties and financial and other condition of Borrower and the Company, to discuss the License Agreement and the Licensed Product, to discuss the Quarterly Report, to verify compliance with the provisions of the Loan Documents regarding receipt and application of the Included Royalty Interest and, upon physical visits, to inspect and make extracts from and copies of the books and records of Borrower and Company relating or pertaining to the Included Royalty Interest and the Collateral.

(f)All written information supplied by or on behalf of Borrower to Lender pursuant to this Section 8.03 (other than Sections 8.03(a) and 8.03(b)) shall be accurate and complete in all material respects as of its date or the date so supplied and the financial statements provided pursuant to Sections 8.03(a) and 8.03(b) fairly present in all material respects the financial positions and results of operations as of the dates indicated therein.  For the avoidance of doubt, Borrower makes no representations or warranties regarding the accuracy or completeness of any information it receives from a Third Party that it is required to furnish to Lender pursuant to this Section 8.03, unless to the Knowledge of Borrower or the Company such information is inaccurate or incomplete, in which case Borrower or the Company shall specify such inaccuracy or incompleteness.

Section 8.04Books and Records.  Borrower shall keep proper books, records and accounts in which entries in conformity with sound business practices and all requirements of Law applicable to it shall be made of all dealings and transactions in relation to its business, assets and activities and as shall permit the preparation of the consolidated financial statements of Borrower in accordance with GAAP.

Section 8.05Governmental Authorizations.  Borrower shall obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity or enforceability against Borrower of this Agreement and the other Loan Documents to which it is a party.

Section 8.06Compliance with Laws and Contracts.

(a)Borrower shall comply with all Applicable Laws and perform its obligations under all Material Contracts, if any, entered into after the Closing Date relative to the conduct of its business, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.  Borrower shall use commercially reasonable efforts to take all actions necessary to enforce its rights under each Material Contract, and perform all of its material obligations under each Material Contract, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect (subject to Section 9.01(a)).

(b)Borrower shall at all times comply with the margin requirements set forth in Section 7 of the Exchange Act and any regulations issued pursuant thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II.

Section 8.07Plan Assets.  Borrower shall not take any action that causes its assets to be deemed to be Plan Assets at any time.

Section 8.08Notices.

(a)Borrower shall promptly after an officer becomes aware thereof, give written Notice to Lender of each Default, Event of Default or Prepayment Trigger and each other event that has or could reasonably be expected to have a Material Adverse Effect; provided that in any of the foregoing situations where Borrower knows a press release or other public disclosure is to be made, Borrower shall use all commercially reasonable efforts to provide such information to Lender as early as possible but in no event later than simultaneously with such release or other public disclosure.

(b)Borrower shall promptly give written Notice to Lender upon receiving notice, or an officer otherwise becomes aware, of any default or event of default under any Material Contracts.

(c)Borrower shall, promptly (and in any event within four (4) Business Days) after an officer becomes aware thereof, give written Notice to Lender of any litigation or proceedings to which Borrower is a party or which could reasonably be expected to have a Material Adverse Effect.

(d)Borrower shall, promptly after an officer becomes aware thereof, give written Notice to Lender of any litigation or proceedings challenging the validity of the License Agreement or otherwise required under the License Agreement, the Transaction Documents or any of the transactions contemplated therein.

(e)Borrower shall, promptly after an officer becomes aware thereof, give written Notice to Lender of any representation or warranty made or deemed made by Borrower in any of the Loan Documents or in any certificate delivered to Lender pursuant hereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made or deemed made.

(f)Borrower shall promptly after an officer becomes aware thereof give written Notice to Lender of the occurrence of any Material Adverse Effect.

(g)Borrower shall, promptly after receipt of any written notice from the Licensee pursuant to the License Agreement of an event which has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, provide a copy of such notice to Lender together with a summary of Borrower’s  intended response to Licensee.

Section 8.09Payment of Taxes.  Borrower or the Company, as applicable, shall pay all material Taxes imposed on or in respect of Borrower’s income or assets that are due and payable and before any Lien on any of its assets exists as a result of nonpayment except as provided in Section 9.03 hereof and except for Taxes contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP.

Section 8.10Waiver of Stay, Extension or Usury Laws.  Notwithstanding any other provision of this Agreement or the other Loan Documents, if at any time the rate of interest payable by any Person under the Loan Documents exceeds the Maximum Lawful Rate, then, so long as the Maximum Lawful Rate would be exceeded, such rate of interest shall be equal to the Maximum Lawful Rate.  If at any time thereafter the rate of interest so payable is less than the Maximum Lawful Rate, such Person shall continue to pay interest at the Maximum Lawful Rate until such time as the total interest received from such Person is equal to the total interest that would have been received had applicable law not limited the interest rate so payable.  In no event shall the total interest received by Lender under this Agreement and the other Loan Documents exceed the amount which such Lender could lawfully have received, had the interest due been calculated from the Closing Date at the Maximum Lawful Rate.  Without limiting the foregoing, Borrower will not at any time, to the extent that it may lawfully not do so, insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or other law that would prohibit or forgive Borrower from paying all or any portion of the principal of or premium, if any, or interest on the Loan as contemplated herein, wherever enacted, now or at any time hereafter in force, or that may affect the covenants or the performance of this Agreement; and, to the extent that it may lawfully do so, Borrower hereby expressly waives all benefit or advantage of any such law and expressly agrees that it will not hinder, delay or impede the execution of any power herein granted to Lender, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 8.11Intellectual Property.

(a)Borrower shall, at its sole expense, exercise its rights under the Contribution Agreement to cause the Company to prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary and/or desirable to (i) prosecute and maintain the material Intellectual Property (including Patents therein); and (ii) defend or assert such material Intellectual Property against commercially significant infringement or interference by any other Persons, and against any claims of invalidity or unenforceability (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference) to the extent the Company has the right to do so.  Borrower shall keep Lender informed of all of such actions and Lender shall have the opportunity to participate and meaningfully consult with Borrower and the Company with respect to the direction thereof and Borrower shall, and shall cause the Company to, consider all of Lender’s comments in good faith.  For clarity, this subsection (a) shall apply only to the extent of Borrower’s or any Affiliate’s rights (including rights to review and comment) to prosecute, maintain and/or enforce the Intellectual Property.

(b)To the extent permitted under the License Agreement, Borrower shall not, and shall not permit or suffer the Company or any of its Affiliates to, consent to any judgment or settlement in any action, suit or proceeding referred to in Section 9.2.1 of the License Agreement, without the prior written consent of Lender, which consent shall not be withheld, delayed or conditioned by Lender if doing so would result in Borrower breaching its obligation to not unreasonably withhold, delay or condition its consent under Section 9.2.1 of the License Agreement.

(c)Borrower shall cause the Company to use commercially reasonable efforts to prosecute all pending Patent applications within the Patent Rights for which the Company or its Affiliates has rights to prosecute such Patents consistent with standards in the biotechnology industry (as applicable) for similarly situated entities.

(d)Borrower and the Company and its Affiliates shall:

(i)take reasonable measures to protect the proprietary nature of material Intellectual Property and to maintain in confidence all trade secrets and confidential information comprising a part thereof;

(ii)not disclose and use commercially reasonable efforts to prevent any distribution or disclosure by others (including their employees and contractors) of any item that contains or embodies material Intellectual Property; and

(iii)take reasonable physical and electronic security measures to prevent disclosure of any item that contains or embodies material Intellectual Property.

(e)Borrower shall cause the Company to use commercially reasonable efforts to cause each individual associated with the filing and prosecution of the Patents material to the conduct of the business of Borrower and its Subsidiaries to comply in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such individual to be material to patentability of each such Patent, in those jurisdictions where such duties exist.

(f)Borrower shall furnish Lender from time to time upon Lender’s reasonable written request therefor, but in any event not more than once in any six (6)-month period so long as no Event of Default is continuing, reasonably detailed statements and schedules further identifying and describing the Intellectual Property and such other materials evidencing or reports pertaining to any Intellectual Property as Lender may reasonably request.

(g)Borrower shall, promptly upon obtaining Knowledge thereof, give written notice to Lender of any commercially significant infringement or interference by any Person, any claims of invalidity or unenforceability or any prosecution or litigation action relating to the Patents or patents relating to the Licensed Product granted outside of the United States in any of the jurisdictions specified on Schedule 7.01(m).

Section 8.12Security Documents; Further Assurances.

(a)Subject to Section 8.12(b), Borrower shall promptly, upon the reasonable request of Lender, at Borrower’s expense, (a) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Loan Documents or otherwise deemed by Lender reasonably necessary or desirable for the continued validity, perfection and priority of the Liens on the Collateral covered thereby subject to no other Liens except as permitted by the applicable Loan Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith; (b) deliver or cause to be delivered to Lender from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Lender and Lender shall reasonably deem necessary to perfect or maintain the Liens on the Collateral pursuant to the Loan Documents; and (c) upon the exercise by Lender of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that Lender may require.  In addition, subject to Section 8.12(b), Borrower shall promptly, at its sole cost and expense, execute and deliver to Lender such further instruments and documents, and take such further action, as Lender may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of this Agreement and the other Loan Documents to which it is a party and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby and thereby.

(b)Notwithstanding anything to the contrary herein or in any other Loan Document, Borrower shall not have any obligation to (i) perfect or record any security interest or lien in any intellectual property included in the Collateral in any jurisdiction other than in the United States (or to enter into any foreign law governed charges, debentures, pledges or other security agreements in respect thereof), (ii)  obtain any landlord waivers, estoppels or collateral access letters, or (iii) obtain any consent of the Licensee to the assignment and pledge to Lender of the rights under the License Agreement that are included in the Collateral.

Section 8.13Information Regarding Collateral.  Borrower shall not effect any change (i) in its legal name, (ii) in the location of its chief executive office, (iii) in its identity or organizational structure, (iv) in its federal Taxpayer Identification Number or organizational identification number, if any, or (v) in its jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), until (A) it shall have given Lender not less than ten (10) days prior written notice (in the form of an certificate of a duly authorized officer of Borrower), or such lesser notice period agreed to by Lender, of its intention so to do, clearly describing such change and providing such other information in connection therewith as Lender may reasonably request and (B) it shall have taken all action reasonably satisfactory to Lender to maintain the perfection and priority of the security interest of Lender in the Collateral, if applicable (subject to the limitations set forth in Section 8.12(b)).  Borrower agrees to provide promptly Lender with certified Borrower’s Organizational Documents reflecting any of the changes described in the preceding sentence.  Borrower also agrees to notify promptly Lender of any change in the location of any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which any portion of Collateral is located (including the establishment of any such new office or facility), other than (a) changes in location to a mortgaged property, (b) Collateral which is in-transit or in the possession of employees, and (c) Collateral which is out for repair or processing.

Section 8.14Additional Collateral; New License Arrangement(a)

(a)With respect to any Collateral acquired after the Closing Date by Borrower that is not already subject to the Lien created by any of the Loan Documents or specifically excluded from the requirement to be subject to such Lien in the Loan Documents, Borrower shall promptly (and in any event within 30 days after the acquisition thereof) (i) execute and deliver to Lender such amendments or supplements to the relevant Loan Documents or such other documents as Lender shall deem necessary or advisable to grant for its benefit, a Lien on such property subject to no Liens other than Permitted Liens, and (ii) take all actions necessary to cause such Lien to be duly perfected in accordance with all applicable requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by Lender.  Subject to Section 8.12(b), Borrower shall otherwise take such actions and execute and/or deliver to Lender such documents as Lender shall reasonably require to confirm the validity, perfection and priority of the Lien of the Security Agreement on such after-acquired properties.

(b)Without limiting any other rights or remedies Lender may have under this Agreement, the Security Agreement or the Stock Pledge Agreement, if (i) Licensee terminates or provides written notice of termination of the License Agreement or the License Agreement terminates as to Licensee by operation of law or (ii) Borrower terminates the License Agreement in violation of its covenants herein or the License Agreement terminates as to Borrower by operation of law, then Borrower, in consultation with Lender, or Lender (in the case of a termination under preceding subclause (ii) or in the event that Borrower fails to so consult with Lender), in each case at Lender’s option and at all times in consultation with Lender and subject to the further requirements of this Section 8.14(b), shall identify and use commercially reasonable efforts to consummate a licensing opportunity with a Third Party that has rights (from, by or through Licensee or any successor or assignee thereof) to Commercialize the Licensed Product, covering the Intellectual Property that had been licensed to Licensee, for such Third Party’s use of the Intellectual Property in the development, manufacture, use and Commercialization of the Licensed Product.  Borrower shall cooperate with Lender, at Borrower’s cost and expense, including Borrower’s fees, if any, in connection therewith, in such efforts to identify and consummate such licensing opportunity, which license shall (i) become effective as soon as practicable but in any event not earlier than the effective date of such termination, (ii) expire not earlier than the Maturity Date and (iii) include, without Lender’s prior written consent, terms, conditions and limitations that are not materially less favorable to Borrower or Lender (other than economic terms, which shall be no less favorable to Borrower or Lender), than those contained in the License Agreement applicable to the Licensed Product at the effective date of termination, including with respect to obligations and costs imposed on Borrower, disclaimers of Borrower’s liability, intellectual property ownership and control and indemnification of Borrower (any such license, a “New Arrangement”).  If Borrower (in consultation with Lender) is the party pursuing such New Arrangement, Borrower and Lender shall mutually agree on the Third Party with which to enter into such New Arrangement.  Should such New Arrangement be identified, Borrower agrees to use Commercially Reasonable and Diligent Efforts to execute and deliver a new license agreement effecting such New Arrangement.

Article IX.

NEGATIVE COVENANTS

Borrower covenants and agrees with Lender that, until Payment in Full:

Section 9.01Activities of Borrower.  (a) Borrower shall not amend, modify, waive or terminate (other than expiration in accordance with its terms) any provision of, or permit or agree to the amendment, modification, waiver or termination (other than expiration in accordance with its terms) of any provision of, any of the Transaction Documents or the License Agreement, without the consent of Lender (x) in its sole and absolute discretion, if the related amendment, modification, waiver or termination could reasonably be expected to have an adverse effect, in any respect, on the timing, amount or duration of the Included Royalty Interest or the right of Lender to receive the Included Royalty Interest and (y) with respect to any other matters, such consent not to be unreasonably withheld or delayed. Borrower shall not establish or acquire any Subsidiaries.

(b)Borrower shall not:

(i)fail to hold itself out to the public and all other persons as a legal entity separate from the owners of its Capital Stock and from any other person;

(ii)commingle its assets with assets of any other Person except in connection with, and for the limited purposes of, operation of the Blocked Account;

(iii)fail to conduct its business only in its own name, nor fail to comply with all organizational formalities necessary to maintain its separate existence;

(iv)fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other person nor have its assets listed on any financial statement of any other person; provided, however, that Borrower’s assets may be included in a consolidated financial statement of its Affiliates in conformity with applicable provisions of GAAP (provided that such assets shall also be listed on Borrower’s own separate balance sheet);

(v)fail to pay its own liabilities and expenses only out of its own funds; provided that the foregoing shall not prohibit the payment of any liabilities and expenses by Company on behalf of Borrower so long as such payments are subject to reimbursement or are otherwise recorded as capital contributions or intercompany loans;

(vi)enter into any transaction with an Affiliate except transactions that are at prices and on terms and conditions that could be obtained on an arm’s-length basis from unrelated Third Parties;

(vii)issue any securities of any kind except as contemplated by this Agreement and the other Transaction Documents;

(viii)fail to correct any known misunderstanding regarding its separate identity and not identify itself as a department or division of any other Person;

(ix)fail to maintain adequate capital in light of its contemplated business purpose, transactions and liabilities; provided, however, that the foregoing shall not require the holders of its Capital Stock to make additional capital contributions to Borrower;

(x)fail to cause the representatives of Borrower to act at all times with respect to Borrower consistently and in furtherance of the foregoing and in the best interests of Borrower;

(xi)make any payment or distribution of assets with respect to any obligation of any other person other than as required under trade or commercial agreements entered into in the ordinary course of business;

(xii)engage in any business activity other than Exploitation of the License Agreement, any New Arrangement that is implemented hereunder and the borrowing, payment and repayment of amounts provided for hereunder and under the other Loan Documents and any activities ancillary or related thereto; or

(xiii)fail to file any tax returns and pay any taxes as may be required under Law (except for taxes contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP).

(c)Borrower shall not issue any Capital Stock in certificated form.

Section 9.02Merger; Sale of Assets.

(a)Borrower shall not merge or consolidate with or into (whether or not Borrower is the Surviving Person) any other Person and Borrower will not sell, convey, assign, transfer, lease, sublease, license, sublicense or otherwise dispose of all or substantially all of Borrower’s assets to any Person in a single transaction or series of related transactions; provided that nothing in this Section 9.02(a) shall prohibit a Change of Control.

(b)Borrower shall not sell, assign, convey, transfer, lease, sublease, license, sublicense or otherwise dispose of (including by way of merger or consolidation) any right, title or interest in or to, the License Agreement or the Included Royalty Interest, other than pursuant to Permitted Liens, or pursuant to a Change of Control.

Section 9.03Liens.  Borrower shall not create or suffer to exist any Lien on or with respect to Collateral, except for Permitted Liens.

Section 9.04Investment Company Act.  Neither Borrower nor any of its Subsidiaries shall be or become an investment company subject to registration under the Investment Company Act of 1940.

Section 9.05Limitation on Additional Indebtedness.  Borrower shall not, directly or indirectly, incur or suffer to exist any Indebtedness; provided that Borrower may incur:

(a)Indebtedness under this Agreement;

(b)Indebtedness representing obligations for the payment of money  incurred in the ordinary course of business for goods or services rendered, unsecured, not overdue (unless subject to a good faith dispute);

(c)Indebtedness secured by Liens of any of the types described under clause (d) of the definition of Permitted Liens; and

(d)Indebtedness consisting of the financing of insurance premiums with the providers of such insurance or their affiliates in the ordinary course of business.

Section 9.06Limitation on Transactions with Controlled Affiliates.  Borrower shall not, directly or indirectly, enter into any transaction or series of related transactions or participate in any arrangement (including any purchase, sale, lease or exchange of assets or the rendering of any service) with any Controlled Affiliate other than the Transaction Documents or in the ordinary course of business of Borrower upon fair and reasonable terms no less favorable to Borrower than it would obtain in a comparable arm’s-length transaction with a non-Controlled Affiliate.

Section 9.07ERISA.

(a)Borrower shall not sponsor, maintain or contribute to, or agree to sponsor, maintain or contribute to, any employee benefit plan (as defined in Section 3(3) of ERISA) whether or not subject to ERISA, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)Borrower shall not engage in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or in any transaction that, assuming that no assets of Lender are or are deemed to be Plan Assets, would cause any obligation or action taken or to be taken hereunder (or the exercise by Lender of any of its rights under the Notes, this Agreement or the other Loan Documents) to be a non-exempt prohibited transaction under such provisions.

(c)Borrower shall not incur any liability with respect to any obligation to provide medical benefits with respect to any person beyond their retirement or other termination of service, other than coverage mandated by law, that could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 9.08Dividends and Distributions.  Borrower will not, directly or indirectly, make any dividends or other distributions to holders of its Capital Stock (i) except as permitted under Borrower’s Organizational Documents and the Stock Pledge Agreement or (ii) while an Event of Default or Prepayment Trigger has occurred and is continuing.

Article X.

EVENTS OF DEFAULT

Section 10.01Events of Default.  If one or more of Events of Default occurs and is continuing, Lender shall be entitled to the remedies set forth in Section 10.02.

Section 10.02Default Remedies.  If any Event of Default shall occur and be continuing, Lender may, by Notice to Borrower, (a) exercise all rights and remedies available to Lender hereunder and under the other Loan Documents and applicable law (which exercise may be determined in its sole discretion and which such exercise shall not constitute an election of remedies), including enforcement of the security interests created thereby, (b) declare the Loan, all interest thereon and all other Obligations to be immediately due and payable, whereupon all such amounts shall become immediately due and payable, all without diligence, presentment, demand of payment, protest or fur ther notice of any kind, which are expressly waived by Borrower and (c) declare the obligations of Lender hereunder to be terminated, whereupon such obligations shall terminate; provided, however, that if any event of any kind referred to in clause (i) of the definition of “Event of Default” herein occurs, the obligations of Lender hereunder shall immediately terminate, all amounts payable hereunder by Borrower shall become immediately due and payable and Lender shall be entitled to exercise rights and remedies under the Loan Documents and applicable law without diligence, presentment, demand of payment, protest or notice of any kind (including any notice by Lender of a declaration requiring prepayment of the Loan under Section 3.02(a), should Lender so elect), all of which are hereby expressly waived by Borrower.  Each Notice delivered pursuant to this Section 10.02 shall be effective when sent.

Section 10.03Right of Set-off; Sharing of Set-off.

(a)If any amount payable hereunder is not paid as and when due, Borrower irrevocably authorizes Lender (i) to proceed, to the fullest extent permitted by Applicable Law, without prior notice, by right of set-off, bankers’ lien, counterclaim or otherwise, against any assets of Borrower in any currency that may at any time be in the possession of Lender or any Affiliate of Lender, to the full extent of all amounts payable to Lender hereunder or (ii) to charge to Borrower’s account with Lender or any Affiliate of Lender the full extent of all amounts payable by Borrower to Lender hereunder; provided, however, that Lender shall notify Borrower of the exercise of such right promptly following such exercise.

(b)If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on the Loan or other obligations owed to such Lender resulting in such Lender’s receiving payment of a proportion of the aggregate amount of the Loan and accrued interest thereon or other obligations owed to such Lender greater than its pro rata share thereof as provided herein, then Lender receiving such greater proportion shall (a) notify the other Lenders of such fact, and (b) purchase (for cash at face value) participations in the Loan and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loan and other amounts owing them; provided that the provisions of this Section 10.03(b) shall (x) not be construed to apply to (A) any payment made by Borrower pursuant to and in accordance with the express terms of this Agreement or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in the Loan to any assignee and (y) only be applicable if there is more than one Lender.

Section 10.04Rights Not Exclusive.  The rights provided for herein are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by Law.

Article XI.

INDEMNIFICATION

Section 11.01Losses.

(a)Borrower agrees to defend (subject to Indemnitees’ selection of counsel), indemnify, pay and hold harmless, each Indemnitee from and against any and all Indemnified Liabilities, in all cases, arising, in whole or in part, out of or relating to any claim, notice, suit or proceeding commenced or threatened in writing (including, without limitation, by electronic means) by any Person (including any Governmental Authority) other than Borrower, the Company or any of Lender’s Affiliates; provided Borrower shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise from the gross negligence or willful misconduct of such Indemnitee or the breach by Lender of its obligations to make the Loan.  To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in this Section 11.01 may be unenforceable in whole or in part because they violate of any law or public policy, Borrower shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them. This Section 11.01 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)To the extent permitted by applicable law, no Party shall assert, and each Party hereby waives, any claim against each other Party and such Party’s Affiliates, directors, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, the Loan or the use of the proceeds thereof or any act or omission or event occurring in connection therewith, and each Party hereby waives, releases and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 11.02Assumption of Defense; Settlements.  If Lender is entitled to indemnification under this Article XI with respect to any action or proceeding brought by a third party that is also brought against Borrower, Borrower shall be entitled to assume the defense of any such action or proceeding with counsel reasonably satisfactory to Lender.  Upon assumption by Borrower of the defense of any such action or proceeding, Lender shall have the right to participate in such action or proceeding and to retain its own counsel but Borrower shall not be liable for any legal expenses of other counsel subsequently incurred by Lender in connection with the defense thereof unless (i) Borrower has otherwise agreed to pay such fees and expenses, (ii) Borrower shall have failed to employ counsel reasonably satisfactory to Lender in a timely manner or (iii) Lender shall have been advised by counsel that there are actual or potential conflicting interests between Borrower and Lender, including situations in which there are one or more legal defenses available to Lender that are different from or additional to those available to Borrower; provided, however, that Borrower shall not, in connection with any one such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for Lender, except to the extent that local counsel, in addition to its regular counsel, is required in order to effectively defend against such action or proceeding.  Borrower shall not consent to the terms of any compromise or settlement of any action defended by Borrower in accordance with the foregoing without the prior written consent of Lender unless such compromise or settlement (x) includes an unconditional release of Lender from all liability arising out of such action and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of Lender.  Borrower shall not be required to indemnify Lender for any amount paid or payable by Lender in the settlement of any action, proceeding or investigation without the written consent of Borrower, which consent shall not be unreasonably withheld, conditioned or delayed.

Article XII.

MISCELLANEOUS

Section 12.01Assignments.

(a)Borrower shall not be permitted to assign this Agreement without the prior written consent of Lender (in the event such assignment is to be to an Affiliate of Borrower, such consent not to be unreasonably withheld) and any purported assignment in violation of this Section 12.01 shall be null and void.

(b)Lender may at any time assign its rights and obligations hereunder, in whole or in part, to an Assignee and Lender may at any time pledge its rights and obligations hereunder to an Assignee.

(c)The parties to each assignment shall execute and deliver to Borrower an Assignment and Acceptance.  Upon the effectiveness of a permitted assignment pursuant to Section 12.01(a) or an assignment pursuant to Section 12.01(b) hereunder, (i) each reference in this Agreement to “Lender” shall be deemed to be a reference to the assignor and the assignee to the extent of their respective interests, (ii) such assignee shall be a Lender party to this Agreement and shall have all the rights and obligations of a Lender and (iii) the assignor shall be released from its obligations hereunder to a corresponding extent of the assignment, and no further consent or action by any party shall be required.

(d)In the event there are multiple Lenders, all payments of principal, interest, fees and any other amounts payable pursuant to the Loan Documents shall be allocated on a pro rata basis among Lenders according to their proportionate interests in the Loan.

(e)Borrower and Lender shall, from time to time at the request of the other party hereto, execute and deliver any documents that are necessary to give full force and effect to an assignment permitted hereunder, including a new Note in exchange for the Note held by Lender.

Section 12.02Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.

Section 12.03Notices.  All Notices authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the Party to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by electronic mail with a copy sent on the following Business Day by one of the other methods of giving notice described herein, addressed to the Party at its address listed below:

(a)	If to Borrower:

Paratek Royalty Corporation
Attention:  Chief Financial Officer

75 Park Plaza, 4th Floor

Boston, MA 02116

Facsimile:  617-275-0039

Telephone:  617-807-6600

With a copy to:

Paratek Royalty Corporation
Attention:  General Counsel

75 Park Plaza, 4th Floor

Boston, MA 02116

With a copy (which shall not constitute notice) to:

Cooley LLP

1299 Pennsylvania Avenue, NW, Suite 700

Washington, DC 20004-2400

Attention:  Michael Tollini

Email: mtollini@cooley.com

(b)	If to Lender:

HealthCare Royalty Partners III, L.P.
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  John Urquhart
                  Partner
Email:  John.Urquhart@hcroyalty.com

with a copy (which shall not constitute notice) to:

HealthCare Royalty Partners III, L.P.
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  Chief Legal Officer
Email: royalty-legal@hcroyalty.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attn:  Ira J. Schacter
E-mail:  ira.schacter@cwt.com

Any Party may change its address for the receipt of Notices at any time by giving Notice thereof to the other Party.  Except as otherwise provided herein, any Notice authorized or required to be given by this Agreement shall be effective when received.

Section 12.04Entire Agreement.  This Agreement, together with the Exhibits and Schedules hereto (which are incorporated herein by reference), and the other Loan Documents constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements (including the Confidentiality Agreement), understandings and negotiations, both written and oral, between the Parties with respect to the subject matter of this Agreement.

Section 12.05Modification.  No Loan Document or provision thereof may be waived, amended or modified except, in the case of this Agreement, by an agreement or agreements in writing executed by Borrower and Lender or, in the case of any other Loan Document, by an agreement or agreements in writing entered into by the parties thereto with the prior written consent of Lender.

Section 12.06No Delay; Waivers; etc.  No delay on the part of Lender in exercising any power or right hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.  Lender shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by Lender.

Section 12.07Severability.  If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall nevertheless be given full force and effect.  Any provision of this Agreement held invalid or unenforceable only in part or degree by a court of competent jurisdiction shall remain in full force and effect to the extent not held invalid or unenforceable.

Section 12.08Determinations.  Each determination or calculation by Lender hereunder shall, in the absence of manifest error, be conclusive and binding on the Parties.

Section 12.09Replacement of Note.  Upon the loss, theft, destruction, or mutilation of any Note and (a) in the case of loss, theft or destruction, upon receipt by Borrower of indemnity or security reasonably satisfactory to it (except that if the holder of such Note is Lender or any other financial institution of recognized responsibility, the holder’s own agreement of indemnity shall be deemed to be satisfactory) or (b) in the case of mutilation, upon surrender to Borrower of any mutilated Note, Borrower shall execute and deliver in lieu thereof a new Note, dated the Closing Date, in the same Principal Amount.

Section 12.10Governing Law.  THIS AGREEMENT AND EACH NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Section 12.11Jurisdiction.  Each of Borrower and Lender irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to any and all Proceedings.  Each of Borrower and Lender irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Proceeding and any claim that any Proceeding has been brought in an inconvenient forum.  Any process or summons for purposes of any Proceeding may be served on Borrower by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for Notices hereunder.

Section 12.12Waiver of Jury Trial.  Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to any Transaction Document or the transactions contemplated under any Transaction Document (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.12.

Section 12.13Waiver of Immunity.  To the extent that Borrower has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or any of its property, Borrower hereby irrevocably waives such immunity in respect of its obligations hereunder and under the Notes to the fullest extent permitted by law.

Section 12.14Counterparts; Delivery.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 12.15Limitation on Rights of Others.  Except for the Indemnitees referred to in Section 11.01, no Person other than a Party shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

Section 12.16Survival.  The obligations of Borrower contained in Sections 4.05, 4.06, Article V, Article XI and this Section 12.16 shall survive the repayment of the Loan and the cancellation of the Note and the termination of the other obligations of Borrower hereunder.

Section 12.17Confidentiality.

(a)Until the payment of all amounts required pursuant to Section 3.01, and for a period of three (3) years thereafter, each Party shall maintain in strict confidence all Confidential Information and materials disclosed or provided to it by the other Party, except as approved in writing in advance by the disclosing Party, and shall not use or reproduce the disclosing Party’s Confidential Information for any purpose other than as required to carry out its obligations and exercise its rights pursuant to this Agreement (the “Purpose”).  Notwithstanding the foregoing, the obligations of confidentiality and non-use set forth in Section 12.17 shall not apply to the extent that the receiving Party or its Affiliates: (a) discloses such Confidential Information solely on a “need to know basis” to its employees, consultants and Affiliates as well as any actual or potential acquirers, merger partners, licensees, permitted assignees, collaborators (including licensees), subcontractors, investment bankers, investors, limited partners, partners, lenders, or other financial partners, and its and their respective directors, employees, contractors and agents, on a confidential basis to the extent requested by an authorized representative of a U.S. or foreign tax authority, or (b) discloses Confidential Information in response to a routine audit or examination by, or a blanket document request from, a Governmental Authority. A Party receiving any such Confidential Information hereunder agrees to institute measures to protect the Confidential Information in a manner consistent with the measures it uses to protect its own most sensitive proprietary and confidential information, which in any event must not be less than a reasonable standard of care.  Each Party shall be responsible for the breach of this Section 12.17 by its employees, consultants or Third Parties to whom such disclosure is made pursuant to this Section 12.17.  Each Party shall immediately notify the other Party upon discovery of any loss or unauthorized disclosure of the other Party’s Confidential Information.

(b)The obligations of confidentiality and non-use set forth in Section 12.17(a) shall not apply to the extent that the receiving Party or its Affiliates is required to disclose Confidential Information pursuant to: (i) an order of a court of competent jurisdiction; (ii) Applicable Laws; (iii) regulations or rules of a securities exchange; or (iv) requirement of a Governmental Authority.

(c)This Agreement supersedes the Confidentiality Agreement and the Confidentiality Agreement shall cease to be of any force and effect as of the Closing Date; provided, however, that all information falling within the definition of “Confidential Information” set forth in the Confidentiality Agreement shall also be deemed Confidential Information disclosed pursuant to this Agreement and subject to the provisions of Section 12.17.

Section 12.18Patriot Act Notification.  Lender hereby notifies Borrower that, consistent with the Patriot Act, regulations promulgated thereunder and under other Applicable Law, Lender’s procedures and customer due diligence standards may require it to obtain, verify and record information that identifies Borrower, including among other things name, address, information regarding Persons with authority or control over Borrower, and other information regarding Borrower, its operations and transactions with Lender.  Borrower agrees to provide such information and take such actions as are reasonably requested by Lender in order to assist Lender in maintaining compliance with its procedures, the Patriot Act and any other Applicable Laws.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

HEALTHCARE ROYALTY PARTNERS III, L.P., as Lender

By:	HealthCare Royalty GP III, LLC, its general partner

By:	/s/ Clarke B. Futch
	Name:	Clarke B. Futch
	Title:	Managing Partner

PARATEK ROYALTY CORPORATION, as Borrower

By:
Name:
Title:

Loan Agreement

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the day and year first above written.

HEALTHCARE ROYALTY PARTNERS III, L.P., as Lender

By:	HealthCare Royalty GP III, LLC, its general partner

By:
	Name:	Clarke B. Futch
	Title:	Managing Partner

PARATEK ROYALTY CORPORATION, as Borrower

By:	/s/ Douglas W. Pagán
	Name:	Douglas W. Pagán
	Title:	President

Loan Agreement

EXHIBIT A

FORM OF

ASSIGNMENT AND ACCEPTANCE

Reference is made to that certain Loan Agreement, dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the "Loan Agreement") between HealthCare Royalty Partners III, L.P., a Delaware limited partnership (“Lender”) and Paratek Royalty Corporation, a Delaware corporation (“Borrower”), and the Notes and other Loan Documents related thereto.  Terms defined in the Loan Agreement and not otherwise defined herein are used herein with the same meaning.

The Assignor and the Assignee referred to on Schedule 1 attached hereto agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases from the Assignor, [all] [a [n] percent] interest in the Assignor's rights and obligations under the Loan Agreement and the other Loan Documents, and Assignee hereby accepts such assignment and assumes [all] [such proportion] of the Assignor's obligations thereunder, in each case, to the extent first arising on or after the date hereof. After giving effect to such sale and assignment, the amount of the Loan owing to the Assignee will be as set forth on Schedule 1 attached hereto.

2. The Assignor (i) represents and warrants that it is the sole legal and beneficial owner of the entire Loan that is the subject of the assignment hereunder; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower or the performance or observance by Borrower of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; and (iv) requests that Borrower record in the Register the assignment of such Note or Notes in an amount equal to the Principal Amount of the Loan assigned to the Assignee pursuant hereto, as specified on Schedule 1 attached hereto, and if requested by the Assignor, Borrower shall issue to the Assignee a new Note or Notes representing the Principal Amount of the Loan assigned to the Assignee and return a new Note or Notes representing the Principal Amount of the Loan retained by the Assignor, if any, upon which issuances the Note or Notes attached hereto shall be cancelled.

3. The Assignee (i) confirms that it has received a copy of the Loan Agreement, the Note or Notes and the other Loan Documents, together with such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon Lender or the Assignor based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement or the Note or Notes and the other Loan Documents; and (iii) agrees that it will perform in accordance with their terms all of the obligations first arising on or after the date hereof that by the terms of the Loan Agreement and the other Loan Documents are required to be performed by it as an assignee of an interest therein, to the extent of the interest assigned to it by Assignor.

A-1

4.  The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date set forth on Schedule 1 attached hereto.

5.  As of the Effective Date, (i) the Assignee shall be a party to (or the holder of) the Loan Agreement, the Note or Notes and the other Loan Documents (or the portion thereof assigned to the Assignee) and have the rights and, to the extent provided in this Assignment and Acceptance, obligations of an assignee thereof, to the extent of the portion thereof assigned to Assignee by Assignor, and (ii) the Assignor shall relinquish its rights and, to the extent provided in the Loan Agreement and this Assignment and Acceptance, be released from its obligations under the Loan Agreement and the Note (or the portion thereof assigned by Assignor to Assignee).

6. From and after the Effective Date, Borrower shall continue to make or cause to be made all payments under the Loan Agreement, the Note or Notes and all other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and any other fees or expenses due from time to time thereunder with respect thereto) in accordance with Articles 3, 4 and 5 of the Agreement. The Assignor and Assignee shall make all appropriate adjustments in payments under the Loan Agreement, the Note or Notes and the other Loan Documents for all periods from and after the Effective Date directly between themselves.

7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York, including but not limited to General Obligations Law Section 5-1401 but otherwise without regard to any laws of such jurisdiction concerning conflicts or choice of law.

8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Acceptance and of Schedule 1 hereto by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

* * *

IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance and Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified on Schedule 1.

ASSIGNOR:

ASSIGNEE:

SCHEDULE 1 TO

ASSIGNMENT AND ACCEPTANCE

As to the Loan which is being assigned:

Aggregate outstanding Principal Amount of the Loan assigned:

Principal Amount of Loan payable to Assignee:

Effective Date:  [n], 20[n]

ASSIGNOR:

ASSIGNEE:

EXHIBIT B

FORM OF

BLOCKED ACCOUNT CONTROL AGREEMENT

(“LENDING CONTROL”)

FORM OF DEPOSIT ACCOUNT

CONTROL AGREEMENT

DEPOSIT ACCOUNT CONTROL AGREEMENT

This Deposit Account Control Agreement (this “Agreement”) is entered into as of [                         ], 2019, among Paratek Royalty Corporation (“Company”), a wholly-owned subsidiary of Paratek Pharmaceuticals, Inc.; HealthCare Royalty Partners III, L.P. (“Lender”); and Bank of America, N.A. (“Bank”) with respect to the following:

RECITALS:

A.Bank has agreed to establish and maintain for Company certain deposit accounts identified as numbers [***] and [***] (referred to individually and collectively, as the “Account”).

B.Company has assigned to Lender a security interest in the Account and in any checks, automated clearinghouse (“ACH”) transfers, wire transfers, instruments and other payment items (collectively, “Funds”) deposited in the Account.

C.Company and Lender have requested Bank to enter into this Agreement to evidence Lender’s security interest in the Account and to provide for the disposition of the Funds deposited in the Account.

D.Bank is willing to enter into this Agreement for the benefit of Company and Lender pursuant to the terms and conditions set forth herein.

Accordingly, Company, Lender and Bank agree as follows:

1.Lender’s Control over the Account.

(a)This Agreement evidences Lender’s control over the Account.  Notwithstanding any contrary duties owed by Bank to Company under any other deposit account agreements, terms and conditions or other documentation entered into by and between Bank and Company governing the Account and any cash management or similar services provided by Bank or an affiliate of Bank in connection with the Account, including without limitation, services in connection with any “Lockbox” (as defined below) (collectively, the “Account Related Agreements”), Bank will comply with instructions originated by Lender as set forth herein directing the disposition of Funds in the Account without further consent of Company.  Bank may follow such instructions even if doing so results in the dishonoring by Bank of items presented for payment from the Account or Bank otherwise not complying with any instruction from Company directing the disposition of any Funds in the Account.

(b)Company represents and warrants to Lender and Bank that it has not assigned or granted a security interest in the Account or any Funds deposited in the Account, except to Lender and Bank.

(c)Company will not permit the Account to become subject to any other pledge, assignment, lien, charge or encumbrance of any kind (“Charges”), other than Lender’s security interest referred to herein, Bank’s setoffs and the Charges permitted hereinafter.

(d) Company covenants to Lender that it will not close the Account prior to the termination of this Agreement.  Bank shall have no liability in the event Company breaches this covenant to Lender.

2.Company Access to the Account.  Except as otherwise provided in this Section 2 of this Agreement, prior to the “Activation Effective Time” (as defined below) Bank may honor withdrawal, payment, transfer, or other instructions originated by Company concerning the disposition of Funds in the Account (collectively, “Company Instructions”).  On and after the Activation Effective Time, Bank shall only honor instructions originated by Lender concerning the disposition of Funds in the Account (“Lender Instructions”) without further consent from Company and Company shall have no right or ability to access, withdraw or transfer Funds from the Account.  Except as provided herein, no Lender Instructions may be rescinded or modified without Bank’s consent.  Both Lender and Company acknowledge that Bank may, without liability, (i) comply with any Company Instructions or otherwise complete a transaction involving the Account that Bank or an affiliate had started to process before the Activation Effective Time and (ii) commence to solely honor Lender Instructions at any time or from time to time after Bank becomes aware that Lender has sent to Bank the “Activation Notice” (as defined below) even if prior to the Activation Effective Time (including without limitation halting, reversing or redirection of any transaction), which actions (under (i) and/or (ii)) shall not, in any way, affect the commencement of the Activation Effective Time.  The Account may receive merchant card deposits and chargebacks.  Company acknowledges and agrees that upon commencement of the Activation Effective Time, chargebacks may be blocked from debiting the Account.

For purposes hereof, and notwithstanding anything to the contrary in this Agreement, the “Activation Effective Time” shall commence upon the opening of business on the second “Banking Day” (as defined below)  following the Banking Day on which the receipt of a notice purporting to be signed by Lender in substantially the form of Exhibit A and sent to the location of Bank to which Lender is required hereunder to send the Activation Notice, with a copy of this Agreement attached (the “Activation Notice”), is acknowledged by Bank, which acknowledgment shall occur within a reasonable time after Bank’s receipt of the Activation Notice, not to exceed one Banking Day; provided, however, that if such receipt is acknowledged on any day after 12:00 noon, Eastern Time, the acknowledgment shall be deemed to have occurred on the next Banking Day.  A “Banking Day” is any day other than a Saturday, Sunday or other day on which Bank is authorized or is required by law to be closed.

Within a reasonable time, not to exceed one Banking Day, after commencement of the Activation Effective Time and continuing on each Banking Day thereafter, Bank shall wire transfer all immediately available Funds in the Account to the account specified by Lender in the Activation Notice.  In the event Lender requests in writing a change to the wire transfer instructions provided to Bank in the Activation Notice by sending a written notice in substantially the form of Exhibit B and sent to the location of Bank to which Lender is required hereunder to send the Activation Notice, any such change requested by Lender shall commence upon the opening of business on the second Banking Day following the Banking Day on which receipt of such notice is acknowledged by Bank, which acknowledgment shall occur within a reasonable time after Bank’s receipt of the written notice, not to exceed two Banking Days; provided, however, that if such receipt is acknowledged on any day after 12:00 noon, Eastern Time, the acknowledgment shall be deemed to have occurred on the next Banking Day.  Funds are not available if (i) they are not available pursuant to Bank’s funds availability policy as set forth in the Account Related Agreements or (ii) in the reasonable determination of Bank, (A) they are subject to hold, dispute or a binding order, judgment, decree or injunction or a garnishment, restraining notice or other legal process directing or prohibiting or otherwise restricting, the disposition of the Funds in the Account or (B) the transfer of such Funds would result in Bank failing to comply with a statute, rule or regulation.

3.Returned Items. Lender and Company understand and agree that the face amount (“Returned Item Amounts”) of each “Returned Item” (as defined herein) may be paid by Bank by debiting the Account to which the Returned Item was originally credited, without prior notice to Lender or Company.  As used in this Agreement, the term “Returned Item” means (i) any item deposited to the Account and returned unpaid or otherwise uncollected, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or the occurrence or timeliness of any drawee’s notice of non-payment; (ii) any item subject to a claim against Bank for breach of transfer or presentment warranty under the Uniform Commercial Code (as adopted in the applicable state), Regulation CC (12 C.F.R. §229), or clearing house operating rules of the National Automated Clearing House Association as in effect from time to time; (iii) any ACH entry credited to the Account and returned unpaid or subject to an adjustment entry under applicable clearing house rules, whether for insufficient funds or for any other reason, and without regard to timeliness of the return or adjustment; (iv) any credit to the Account from a merchant card transaction, against which a contractual demand for chargeback has been made; and (v) any credit to the Account made in error and any other adjustments including those due to encoding errors or other items posted to the Account in error.

4.Settlement Items.  Lender and Company understand and agree that Bank may pay the face amount (“Settlement Item Amounts”) of each “Settlement Item” (as defined herein) by debiting the applicable Account, without prior notice to Lender or Company.  As used in this Agreement, the term “Settlement Item” means (i) each check or other payment order drawn on or payable against any controlled disbursement account, a “Controlled Balance Account” (as defined below) or other deposit account at any time linked to the Account by a controlled balance arrangement (each a “Linked Account”), which Bank takes for deposit or value, cashes or exchanges for a cashier’s check or official check in the ordinary course of business prior to the Activation Effective Time, and which is presented for settlement against the Account (after having been presented against the Linked Account) after the Activation Effective Time, (ii) each check or other payment order drawn on or payable against the Account, which, prior to the Activation Effective Time, Bank takes for deposit or value, assures payment pursuant to a banker’s acceptance, cashes or exchanges for a cashier’s check or official check in the ordinary course of business after Bank’s cutoff time for posting, (iii) each ACH credit entry initiated by Bank, as originating depository financial institution, on behalf of Company, as originator, prior to the Activation Effective Time, which ACH credit entry settles after commencement of the Activation Effective Time, and (iv) any other payment order drawn on or payable against the Account, which Bank has paid or funded prior to the Activation Effective Time, and which is first presented for settlement against the Account in the ordinary course of business after the Activation Effective Time.

Company and Lender acknowledge and agree that, if there is a Linked Account not subject to this Agreement, upon commencement of the Activation Effective Time any such Linked Account will be de-linked and will no longer transfer balances to or from the Account.  “Controlled Balance Account” is a deposit account that is linked to one or more other deposit accounts in order to allow transfers to be made between such accounts on an automated basis, pursuant to Company Instructions, in order to maintain a specified balance in one or more of any Linked Account, including, without limitation, zero balance arrangements where transfers are made to a subaccount from a master account or from a subaccount to a master account at the end of each Banking Day in order to maintain a zero balance in such subaccount at the end of such Banking Day.

5.Account Related Agreements.  This Agreement supplements, rather than replaces, the Account Related Agreements.  The Account Related Agreements will continue to apply to the Account, Lockbox, and cash management or similar services provided by Bank or any affiliate of Bank in connection with the Account to the extent not directly in conflict with the provisions of this Agreement (provided, however, that in the event of any such conflict, the provisions of this Agreement shall control).

6.Lockboxes.  To the extent that any Funds to be deposited to the Account have been received in one or more post office lockboxes maintained for Company by Bank (each a “Lockbox”) and have been or will be processed by Bank for deposit to the Account in accordance with the terms of the applicable Account Related Agreement (the “Remittances”), Company acknowledges that Company has granted to Lender a security interest in all Remittances.  Company agrees that after Bank receives the Activation Notice, Company will not instruct Bank regarding the receipt, processing or deposit of Remittances nor will it attempt to change or redirect the items deposited in the Lockbox. Company and Lender acknowledge and agree that Bank’s operation of each Lockbox, and the receipt, retrieval, processing and deposit of Remittances, will at all times be governed by the Account Related Agreements.

7.Bank Subordination and Permitted Debits.Bank agrees that, after the Activation Effective Time, Bank shall not offset, charge, deduct, debit or otherwise withdraw funds from the Account, except as permitted by this Section 7, until Bank has been advised in writing by Lender that this Agreement has been terminated.  Lender shall notify Bank promptly in writing upon payment in full of Company’s obligations by means of the “Termination Notice” (as defined below).

Continuing after commencement of the Activation Effective Time, Bank is permitted to debit the Account for:

(a)Bank’s fees and charges relating to the Account or associated with this Agreement and any other charges, fees, expenses, payments and other amounts for treasury management services or card services provided by Bank to Company, including, without limitation, funds transfer (origination or receipt), trade, merchant card, lockbox, stop payment, positive pay, automatic investment, imaging, and information services (collectively “Bank Fees”);

(b)any Returned Item Amounts;

(c)any Settlement Item Amounts; and

(d)chargebacks regarding merchant card deposits, merchant card fees and debits related to cash vault coin and currency requests (“Permitted Debits”).

Bank’s right to debit the Account under this Section 7 shall exist notwithstanding any obligation of Company or Lender to reimburse or indemnify Bank.

8.Company and Lender Responsibilities.

(a)If the balances in the Account are not sufficient to compensate Bank for any Bank Fees, Company agrees to pay Bank on demand the amount due Bank.  If Company fails to so pay Bank and such Bank Fees are incurred on or after the Activation Effective Time, Lender agrees, without prejudice to Lender’s rights against Company, to pay Bank within five days after Bank’s demand to Lender with respect to such Bank Fees.  The failure of Company or Lender to so pay Bank shall constitute a breach of this Agreement.

(b)If the balances in the Account are not sufficient to compensate Bank for any Returned Item Amounts or Settlement Item Amounts, Company agrees to pay Bank on demand the amount due Bank.  If Company fails to so pay Bank immediately upon demand, Lender agrees, without prejudice to Lender’s rights against Company, to pay Bank the amount due within 10 days after Bank’s demand to Lender to pay such amount up to any amount transferred to an account designated by Lender.  The failure by Company or Lender to so pay Bank shall constitute a breach of this Agreement.

(c)Bank is authorized, without prior notice and without regard to the Activation Notice under this Agreement or any other control agreement with Lender, from time to time to debit any other account Company may have with Bank for the amount or amounts due Bank under this Agreement or any other Account Related Agreement.

(d)At the request of Bank, Company agrees to provide Bank with monthly unaudited and annual audited financial statements within a reasonable period of time after the end of each month or year-end, as applicable, to Bank’s address set forth below.

9.Bank Statements.   Upon written request by Lender, in addition to the original bank statement for the Account provided to Company, Bank will provide Lender with a duplicate of such statement.  Bank acknowledges that Lender hereby requests receipt of such duplicate statement on a continuous basis throughout the term of this Agreement.

10.Bank’s Responsibility/Limitation of Liability.

(a)Bank will not be liable to Company or Lender for any expense, claim, loss, damage or cost (“Damages”) arising out of or relating to its performance or failure to perform under this Agreement other than those Damages that result solely and directly from Bank’s acts or omissions constituting gross negligence or intentional misconduct as determined in a court of competent jurisdiction in a final non-appealable order.  Bank’s obligations hereunder shall be that of a depository bank, and nothing in this Agreement shall create custodial or bailee obligations.

(b)In no event will Bank be liable for any special, indirect, exemplary, punitive or consequential damages, including but not limited to lost profits.

(c)Bank will be excused from any failure to act or delay in acting, and no such failure or delay shall constitute a breach of this Agreement or otherwise give rise to any liability of Bank, if (i) such failure or delay is caused by circumstances beyond Bank’s reasonable control, including but not limited to legal constraint, emergency conditions, action or inaction of governmental, civil or military authority, fire, strike, lockout or other labor dispute, war, riot, theft, acts of terrorism, flood, earthquake or other natural disaster, breakdown of public or private or common carrier communications or transmission facilities, equipment failure, or negligence or default of Company or Lender or (ii) such failure or delay resulted from Bank’s reasonable belief that the action would have violated any of Bank’s guidelines or policies, or rule or regulation of any governmental authority.

(d)Bank shall have no duty to inquire or determine whether Company’s obligations to Lender are in default or whether Lender is entitled to provide the Activation Notice or any Lender Instructions to Bank.  Bank may rely on notices and communications it believes in good faith to be genuine and given by the appropriate party.  Bank may accept, acknowledge or act upon any notice, instructions or other directions hereunder that contain minor mistakes or other irregularities, including notices that fail to attach an accurate copy of this Agreement.

(e)Notwithstanding any of the other provisions in this Agreement, in the event of the commencement of a case pursuant to Title 11, United States Code, filed by or against Company, or in the event of the commencement of any similar case under then applicable federal or state law providing for the relief of debtors or the protection of creditors by or against Company, Bank may act as Bank deems reasonably necessary to comply with all applicable provisions of governing statutes and shall not be in violation of this Agreement as a result.

(f)Bank shall be permitted to comply with any writ, levy, order or other similar judicial or regulatory order or process concerning the Account or any Funds and shall not be in violation of this Agreement for so doing.

11.Indemnities.

(a)Company shall indemnify, defend and hold harmless Bank against all liabilities, expense, claim, loss, damage or cost of any nature (including but not limited to allocated costs of in-house legal services and other reasonable attorney’s fees) and any other fees and expenses, whether to Bank or to third parties (“Losses”) in any way arising out of or relating to this Agreement, including all costs of settlement of claims.  This section does not apply to any Losses solely attributable to gross negligence or intentional misconduct of Bank as determined by a court of competent jurisdiction in a final non-appealable order.

(b)Lender shall indemnify, defend and hold harmless Bank against all Losses arising out of or relating to this Agreement after Bank’s receipt of the Activation Notice from Lender other than Losses solely attributable to Bank’s gross negligence or intentional misconduct as determined by a court of competent jurisdiction in a final non-appealable order.

(c)Company shall pay to Bank, upon receipt of Bank’s invoice, all documented costs, expenses and attorneys’ fees (including allocated costs for in‑house legal services) incurred by Bank in connection with the enforcement of this Agreement or any related instrument or agreement, including but not limited to any costs, expenses and fees arising out of the resolution of any conflict, dispute, motion regarding entitlement to rights or rights of action, or other action relating to Bank’s rights or obligations in a case arising under Title 11, United States Code.  Company agrees to pay Bank, upon receipt of Bank’s invoice, all documented costs, expenses and attorneys’ fees (including allocated costs for in-house legal services) incurred by Bank in the preparation and administration of this Agreement or any related instrument or agreement (including any amendments thereto).

(d)Lender shall pay to Bank, upon receipt of Bank’s invoice, all documented costs, expenses and attorneys’ fees (including allocated costs for in‑house legal services) incurred by Bank in connection with the enforcement against Lender of its obligations hereunder.

12.Termination and Assignment of this Agreement.

(a)Lender may terminate this Agreement by providing notice substantially in the form of Exhibit C (the “Termination Notice”) together with a copy of this Agreement to Company and Bank, provided that Bank shall have a reasonable time to act on such termination.  Lender may assign this Agreement by providing 30 days’ prior written notice of such assignment and assumption together with a copy of this Agreement to Company and Bank.  Bank may terminate this Agreement upon 30 days’ prior written notice to Company and Lender.  Company may not terminate this Agreement except with the written consent of Lender and upon prior written notice to Bank.

(b)Notwithstanding subsection 12(a), Bank may terminate this Agreement at any time by written notice to Company and Lender if either Company or Lender breaches any of the terms of this Agreement, or (upon 5 days’ prior written notice to Lender) if Company breaches any other agreement with Bank.

(c)Sections 8, 10 and 11 shall survive any termination of this Agreement.

13.Representations and Warranties.

(a)Each party represents and warrants to the other parties that (i) this Agreement constitutes its duly authorized, legal, valid, binding and enforceable obligation; (ii) the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereunder will not (A) constitute or result in a breach of its certificate or articles of incorporation or organization, by-laws, limited liability company operating agreement, charter, partnership agreement, or other formation or organizational documents, as applicable, or the provisions of any material contract to which it is a party or by which it is bound or (B) result in the violation of any law, regulation, judgment, decree or governmental order applicable to it; and (iii) all approvals and authorizations required to permit the execution, delivery, performance and consummation of this Agreement and the transactions contemplated hereunder have been obtained.

(b)Company agrees that it shall be deemed to make and renew each representation and warranty in subsection 13(a) on and as of each day on which Company uses the services set forth in this Agreement. Lender agrees it shall be deemed to make and renew each representation and warranty in subsection 13(a) upon sending the Activation Notice or sending any Lender Instructions to Bank.

14.Miscellaneous.

(a)This Agreement may be amended only by a writing signed by Company, Lender and Bank; except that Bank Fees are subject to change by Bank upon 30 days’ prior written notice to Company.

(b)This Agreement may be executed in counterparts; all such counterparts shall constitute but one and the same agreement.  This Agreement shall become effective when it shall have been executed by Bank and when Bank shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy or other electronic imaging means shall be effective as delivery of a manually executed counterpart of this Agreement.

(c)This Agreement controls in the event of any conflict between this Agreement and any other document or written or oral statement.  This Agreement supersedes all prior understandings, writings, proposals, representations and communications, oral or written, of any party relating to the subject matter hereof.

(d)This Agreement shall be interpreted in accordance with New York law, without reference to that state’s conflict of law principles.

(e)Any written notice or other written communication to be given under this Agreement shall be addressed or faxed to each party at its address or fax number set forth on the signature page of this Agreement or to such other address or fax numbers a party may specify in writing in accordance with this Section 14.  Except as otherwise expressly provided herein, any such notice sent via (i) mail or overnight courier shall be effective upon receipt or (ii) fax transmission shall be effective upon successful transmission thereof, provided such notice is also sent via overnight courier.

(f)Nothing contained in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship among any of Bank, Company or Lender, and nothing in this Agreement shall create custodial or bailee obligations of Bank to any party.  Company and Lender agree that nothing contained in this Agreement, nor any course of dealing among the parties to this Agreement, shall constitute a commitment or other obligation on the part of Bank to extend credit or services to Company or Lender.

(g)Each party hereto intentionally, knowingly and voluntarily irrevocably waives any right to trial by jury in any proceeding related to this Agreement.

The remainder of this page is intentionally left blank.

In Witness Whereof, the parties hereto have executed this Agreement by their duly authorized officers as of the day and year first above written.

Paratek Royalty Corporation		Address for notices:

Paratek Pharmaceuticals, Inc.
75 Park Plaza
By:		Boston, MA 02116
Name:	William Haskel
Title:	Director	Facsimile: 617.275.0039

Bank of America, N.A. (“Bank”)		Address for notices:
Bank of America, N.A.
2000 Clayton Rd, Building D - 6th Floor
Concord, CA, 94520-2425
By:		Attn: Blocked Account Support
Name:		Mail Code: CA4-704-06-08
Title:
Facsimile: 877.207.2524

HealthCare Royalty Partners III, L.P. (“Lender”)		Address for notices:
HealthCare Royalty Partners III, L.P.
By:	HealthCare Royalty GP III, LLC,	300 Atlantic Street, Suite 600
its general partner		Stamford, CT 06901
Attention: John Urquhart
Partner
By:		Email: John.Urquhart@hcroyalty.com
Name:
Title:		with a copy (which shall not constitute notice) to:

HealthCare Royalty Partners III, L.P.
300 Atlantic Street, Suite 600
Stamford, CT 06901
Attention: Chief Legal Officer
Email: royalty-legal@hcroyalty.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attn: Ira J. Schacter
E-mail: ira.schacter@cwt.com

EXHIBIT A

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Lender]

______________, 20__

To:	Bank of America, N.A.

[Address]

Re:	ACTIVATION NOTICE

Paratek Royalty Corporation

Account Nos. [***] and [***]

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated __________________ (the “Agreement”) among Paratek Royalty Corporation, us and you regarding the above-described accounts (individually and collectively, the “Account”), a copy of which is attached hereto.  In accordance with Section 2 of the Agreement, we hereby give you notice of our exercise of control of the Account and we hereby instruct you to transfer funds to the below account as follows:

Bank Name:

Bank Address:

City, State, Zip, Country:

ABA No.:

Beneficiary Account Name:

Beneficiary Account No.:

Beneficiary Address:

City, State, Zip, Country:

Reference:

Very truly yours,

HEALTHCARE ROYALTY PARTNERS III, L.P.,
as Lender

By:	HealthCare Royalty GP III, LLC,
its general partner

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Bank

By
Name:
Title:
Date:

EXHIBIT B

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Lender]

______________, 20__

To:	Bank of America, N.A.

[Address]

Re:	Wire change instruction

Paratek Royalty Corporation

Account Nos. [***] and [***]

Ladies and Gentlemen:

Reference is made to the Deposit Account Control Agreement dated __________________ (the “Agreement”) among Paratek Royalty Corporation, us and you regarding the above-described accounts (individually and collectively, the “Account”).  In accordance with Section 2 of the Agreement, we hereby give you notice of our request to change the wire transfer instructions provided to Bank in the Activation Notice, and we hereby instruct you to transfer funds to the below account as follows:

Bank Name:

Bank Address:

City, State, Zip, Country:

ABA No.:

Beneficiary Account Name:

Beneficiary Account No.:

Beneficiary Address:

City, State, Zip, Country:

Reference:

Very truly yours,

HEALTHCARE ROYALTY PARTNERS III, L.P.,
as Lender

By:	HealthCare Royalty GP III, LLC,
its general partner

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

BANK OF AMERICA, N.A., as Bank

By
Name:
Title:
Date:

EXHIBIT C

DEPOSIT ACCOUNT CONTROL AGREEMENT

[Letterhead of Lender]

______________, 20__

Bank of America, N.A.

Attn:

Re:	Termination of Deposit Account Control Agreement
Accounts:	[***] and [***] (individually and collectively, the “Account”)

Ladies and Gentlemen:

Reference is made to that certain Deposit Account Control Agreement dated as of              , 2019 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Agreement”) among you, Paratek Royalty Corporation ( “Company”), and us (“Lender”), a copy of which is attached hereto.

You are hereby notified that the Agreement is terminated with respect to the undersigned, and you have no further obligations to the undersigned thereunder and we are terminating our security interest in the Account.  Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to the Account from Company.

This notice terminates any obligations you may have to the undersigned with respect to the Account.

Very truly yours,

HEALTHCARE ROYALTY PARTNERS III, L.P.,
as Lender

By:	HealthCare Royalty GP III, LLC,
its general partner

By:
Name:
Title:

cc:  Paratek Pharmaceuticals, Inc.

199632509 v1

EXHIBIT C

FORM OF CONTRIBUTION AGREEMENT

C-1

FORM OF CONTRIBUTION AND

SERVICING AGREEMENT

CONTRIBUTION AND SERVICING AGREEMENT

Dated as of [_______], 2019

Between

PARATEK PHARMACEUTICALS, INC.,

as Contributor,

and

PARATEK ROYALTY CORPORATION,

as Company

-i-

(continued)

- ii -

CONTRIBUTION AND SERVICING AGREEMENT

This CONTRIBUTION AND SERVICING AGREEMENT (this “Agreement”), dated as of [________], 2019, is entered into between PARATEK PHARMACEUTICALS, INC., a Delaware corporation (together with its permitted successors and assigns, the “Contributor”), and PARATEK ROYALTY CORPORATION, a Delaware corporation (together with its permitted successors and assigns, “Company”).

WITNESSETH:

WHEREAS, the Contributor owns 100% of the equity interests of Company;

WHEREAS, the Contributor desires to transfer and convey to Company all its right, title and interest in, to and under the License Agreement in exchange for receiving from Company the Purchase Price;

WHEREAS, Company desires to acquire all of the Contributor’s right, title and interest in, to and under the Transferred Assets on the Closing Date in exchange for paying to the Contributor the cash portion of the Purchase Price and accepting and reflecting in its financial accounts a capital contribution from the Contributor of the additional value of the Transferred Assets in excess of the cash portion of the Purchase Price; and

WHEREAS, Company desires the Contributor to manage, on behalf of Company, Company’s relationship with the Licensee under the License Agreement, to administer, on Company’s behalf, Company’s performance under, compliance with and enforcement of the License Agreement (including the collection and enforcement of all payments due to Company under the License Agreement from time to time) and to take all such actions on behalf of Company as are necessary or desirable to Commercialize and Exploit the Licensed Product, and the Contributor desires to perform such services on Company’s behalf.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings set forth in the Loan Agreement (the “Loan Agreement”) dated as of February 26, 2019 between Company and HealthCare Royalty Partners III, L.P., a Delaware limited partnership (the “Lender”), as such Loan Agreement may be amended, restated, supplemented or otherwise modified from time to time, in accordance with the terms thereof.

As used herein, the following terms have the following respective meanings:

“Assumed Obligations” means all of Contributor’s liabilities and obligations under the Transferred Contracts from and after the Effective Date.

“Contributor Event of Default” means the occurrence of one or more of the following:

(a)Any representation or warranty of the Contributor in any Transaction Document to which it is party or in any certificate or other document delivered by the Contributor in connection with the Transaction Documents proves to have not been true and correct in all material respects at the time it was made or deemed made  (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects); provided, that if the consequences of the failure of such representation or warranty to be true and correct can be cured, such failure continues for a period of thirty (30) days without such cure after the earlier of the date the Contributor becomes aware of such failure or the date Company, or the Lender on behalf of Company, provides Notice of such failure to the Contributor.

(b)The Contributor fails to perform or observe any covenant or agreement contained in Sections 4.01(f), (g) or (m).

(c)The Contributor fails to perform or observe any covenant or agreement contained in the Transaction Documents to which it is a party (other than those referred to in preceding subclause (b)) if such failure is not remedied on or before the 30th day after Notice thereof from the Lender.

(d)(i) Any of the Transaction Documents to which the Contributor is a party shall cease to be in full force and effect, or (ii) the validity or enforceability of any of the Transaction Documents to which the Contributor is a party is disaffirmed or challenged in writing by the Contributor or any of its Affiliates or any Person (other than the Lender) asserting an interest in any of the Collateral and such written disaffirmation or challenge is not withdrawn or disavowed by such Person within 30 days after its communication or the Contributor has not brought appropriate proceedings for declaratory or other relief negating such disaffirmation or challenge within 30 days after such communication and has not obtained an order granting such relief within 90 days after commencement of such proceedings, or (iii) this Agreement or the Stock Pledge Agreement shall cease to give the Lender (directly or as assignee of the Company) the rights purported to be created hereby or thereby (including a first priority perfected Lien on all of the Collateral in the event of a Recharacterization or on the Capital Stock of the Company) other than as a direct result of any action by the Lender or failure of the Lender to perform an obligation of the Lender under the Loan Agreement.

(e)Any security interest purported to be created by this Agreement or the Pledge Agreement shall cease to be in full force and effect, or shall cease to give the rights,  powers and privileges purported to be created and granted hereunder or thereunder (including a perfected first priority security interest in and Lien on the substantially all of the Collateral in the event of a Recharacterization (except as otherwise expressly provided herein and therein)) in favor of Company pursuant hereto or thereto, or shall be asserted by the Contributor not to be a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or the Stock Pledge Agreement) security interest in the Collateral, and/or Contributor takes any action which could reasonably be expected to impair Lender’s security interest in any of the Capital Stock of Company or any of the Collateral.

(f)An Insolvency Event with respect to the Contributor shall occur.

“Effective Date” means the date hereof or, as to Restricted Assets, the later date such Restricted Asset is contributed to Company under Section 2.01(c).

“Indemnified Party” has the meaning set forth in Section 7.01.

“Permitted Contribution Liens” means Liens created in favor of Lender under the Loan Documents and Liens consisting of rights of any Third Party licensee of Intellectual Property.

“Purchase Price” means an amount equal to the sum of the cash net proceeds of the Loan received by Company on the Closing Date under the Loan Agreement and a capital contribution of the additional value of the Transferred Assets in excess of such cash portion of the Purchase Price.

“Restricted Asset” has the meaning set forth in Section 2.01(c).

“Servicer” has the meaning set forth in Section 5.01.

“Servicer Termination Event” has the meaning set forth in Section 5.05.

“Servicing Fee” means, with respect to each calendar quarter, an amount equal to $25,000.

“Servicing Standard” has the meaning set forth in Section 5.01.

“Transferred Assets” has the meaning set forth in Section 2.01(a).

“Transferred Contracts” has the meaning set forth in Section 2.01(a).

Section 1.02.General Interpretive Principles.  For purposes of this Agreement except as otherwise expressly provided or unless the context otherwise requires:

(a)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)references herein to “Articles”, “Sections”, “Subsections”, “paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, paragraphs and other subdivisions of this Agreement;

(d)a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to paragraphs and other subdivisions;

(e)the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f)the term “include” or “including” shall mean without limitation by reason of enumeration.

ARTICLE II

Assignment OF THE TRANSFERRED ASSETS

Section 2.01.Assignment of Transferred Assets on the Closing Date.

(a)On the Closing Date, and subject to Section 2.01(b), Section 2.01(c) and Section 2.01(d), the Contributor shall sell, transfer, assign, contribute and otherwise convey (collectively, “Contribute”) to Company, and Company shall purchase, acquire and accept from the Contributor, without recourse except to the extent provided in this Agreement, all of the Contributor’s rights, title and interest in and to, and obligations under, the following assets, in each case, solely with respect to the Territory:

(i)the License Agreement (including the right to all payments in respect of the Royalty Interest from time to time);

(ii)the Intellectual Property and the regulatory approvals set forth on Schedule 2.01(a)(ii) (including all rights of Contributor to Commercialize and Exploit the Licensed Product); and

(iii) the contracts, agreements and instruments set forth on Schedule 2.01(a)(iii) and all contracts, agreement and instruments entered into by Contributor on behalf of Company pursuant to Section 5.01(d) (the “Transferred Contracts”);

in each case free and clear of any and all Liens except Permitted Contribution Liens (together, such rights, title, interest and all proceeds thereof, and obligations, the “Transferred Assets”).

The Contributor and Company intend and agree that the sale, assignment, transfer, contribution and conveyance of the Transferred Assets under this Agreement shall be, and are, true, complete, absolute and irrevocable assignments and, sales and true, complete, absolute and irrevocable contributions by the Contributor to Company of the Transferred Assets and that such assignments and sales and such contributions shall provide Company with all of the Contributor’s rights, title and interest in and to the Transferred Assets.

(b)In full consideration of the sale, transfer, assignment, contribution and conveyance to Company of the Transferred Assets, Company shall (i) pay (or cause to be paid) the Purchase Price to the Contributor on the Closing Date, by transferring (or causing to be transferred) the cash portion of the Purchase Price to the Contributor to the account of the Contributor specified by it in writing and accepting and reflecting in its financial accounts a capital contribution from the Contributor of the additional value of the Transferred Assets in excess of the cash portion of the Purchase Price, and (ii) assume the Assumed Obligations; provided that Contributor shall remain jointly and severally liable with Company under the License Agreement.  The Contributor, concurrently with execution and delivery of this Agreement, hereby Contributes to Company all of the value of the Transferred Assets in excess of the cash portion of the Purchase Price, as a contribution to the capital of Company.  Company acknowledges receipt of such capital contribution and its entry in the financial records of Company as a capital contribution.

(c) Notwithstanding anything to the contrary in this Agreement to the extent that the Contribution of any Transferred Assets requires the consent of any third party or any filing or registration with a Governmental Authority (other than recordings to reflect the transfer of Intellectual Property that are not required under Applicable Law to be made prior to such Contribution) (such Transferred Asset, a “Restricted Asset”), neither this Agreement nor any action taken pursuant to it shall constitute a Contribution or an agreement to assign if such Contribution or attempted Contribution would constitute a breach thereof or result in the loss or diminution thereof or the acceleration of obligations thereunder or under any other Restricted Assets; provided that (i) no later than eighteen months from the date hereof, Contributor shall have obtained any required consents or effected any required filings or registration to effect the Contribution of each Restricted Asset, (ii) effective upon receipt of any such consent or the effectiveness of such registration or filing with respect to a Restricted Asset, the Contribution of such Restricted Asset shall automatically occur, without further action by the Contributor or Company, (iii) to the extent permitted by Applicable Law, pending the receipt of any such consent, filing or registration, the Contributor shall hold the applicable Restricted Asset for the benefit of Company, and (iv) the Contributor shall cooperate with Company in any reasonable arrangement designed to provide Company and its assigns, including the Lender, the benefits of all Restricted Assets, including enforcement, for the account and benefit of Company, of any and all rights of Contributor in connection with any Restricted Assets.  For the avoidance of doubt, this clause (c) shall not apply to the License Agreement.

(d)Company hereby acknowledges and confirms that from and after the Effective Date, Company shall be bound by the License Agreement as if it were a party to it as and to the identical extent applicable to the Contributor.

Section 2.02.Required Financing Statements; Marking of Records; Licensee Notice and Instruction.

(a)In connection with the transfers made by the Contributor to Company under this Article II on the Closing Date, the Contributor will file (or cause to be filed), at its own expense, all UCC financing statements in appropriate form for filing under the UCC, and all other certificates, agreements, instruments, filings, recordings and other actions that are necessary or reasonably requested by or on behalf of Company in order to establish, protect, preserve and perfect the transfer of the Transferred Assets to Company.

(b)All financing statements (or documents of similar import) shall meet the requirements of Applicable Law.  The Contributor irrevocably authorizes Company and its assigns at any time and from time to time in the sole discretion of Company or its assigns, and appoints Company and its assigns as its attorney-in-fact, to act on behalf of the Contributor (i) to execute on behalf of the Contributor as debtor and to file financing statements necessary or appropriate in Company or its assign’s sole discretion to perfect and to maintain the perfection and priority of the interest of Company in the Transferred Assets and (ii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Transferred Assets as a financing statement in such offices as Company or its assigns in their sole discretion deem necessary or appropriate to perfect and to maintain the perfection and priority of Company’s interests in such Transferred Assets.  Company shall provide the Contributor with copies of any such filings.  This appointment is coupled with an interest and is irrevocable.

(c)In view of the intention of the parties hereto that the assignment and transfer of the Transferred Assets made hereunder shall constitute outright sales or contributions of the Transferred Assets rather than loans secured thereby, in connection with the transfer and conveyance of the Transferred Assets the Contributor has, at its own expense caused its records to be marked on the Closing Date to show that the Transferred Assets have been transferred to Company in accordance with this Agreement.

(d)On the Closing Date, the Contributor and Company shall jointly deliver a notice to the Licensee substantially in the form set forth in Exhibit A.  The Contributor and Company further agree that delivery of the notice to the Licensee shall be in compliance with the notice provisions provided for under the License Agreement.

Section 2.03.General Provisions Regarding the Transfer of the Transferred Assets.

(a)The assignment of the Transferred Assets pursuant to this Agreement shall be without recourse to the Contributor; it being understood that the Contributor shall be liable to Company for all representations, warranties, covenants and indemnities made by the Contributor pursuant to the terms of this Agreement.

Section 2.04.Intent.

(a)The Contributor and Company intend that the transfer by the Contributor to Company of the Transferred Assets pursuant to Section 2.01 hereof shall be true, absolute and irrevocable, shall constitute a valid transfer and conveyance by the Contributor of the Transferred Assets and shall provide Company with the full benefits of ownership of the Transferred Assets, and that the Transferred Assets shall be removed from the estate of the Contributor and shall not be part of the Contributor’s estate in the event of the insolvency or bankruptcy of the Contributor.

(b)Without limiting the provisions of Section 2.04(a), as a precaution to address the possibility that, notwithstanding that the Contributor and Company expressly intend and expect that the sale, assignment, transfer, contribution and conveyance of the Transferred Assets hereunder shall be a true, absolute and irrevocable sale and assignment and a true, absolute and irrevocable contribution for all purposes, to protect the interest of Company in the event that such sale and assignment is recharacterized as other than a true sale or true contribution or such sale, transfer or contribution will for any reason be ineffective or unenforceable as such, as determined in a judicial, administrative or other proceeding (any of the foregoing being a “Recharacterization”), the Contributor does hereby grant to Company a continuing security interest

(which shall be of first priority) in all of the Contributor’s right, title and interest in, to and under the Transferred Assets, whether now or hereafter existing, and any and all “proceeds” thereof (as such term is defined in the UCC), in each case, for the benefit of Company as security for the prompt and complete payment of a loan deemed to have been made in an amount equal to the Purchase Price together with the performance when due of all of Company’s obligations now or hereafter existing under this Agreement and the other Transaction Documents, which security interest will, upon the filing of a duly prepared financing statement in the appropriate filing office, be perfected and prior to all other Liens on the rights of the Contributor under the License Agreement to the extent of the Transferred Assets.  In the event of a Recharacterization, Company will have, in addition to the rights and remedies which it may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other Applicable Law, which rights and remedies will be cumulative.  This Agreement shall constitute a security agreement in respect of such security interest.

(c)The Contributor and Company intend that their operations and business would not be substantively consolidated in the event of an Insolvency Event with respect to the Contributor and that the separate existence of the Contributor and Company would not be disregarded in the event of an Insolvency Event with respect to the Contributor.  Company and the Contributor acknowledge that the Organizational Documents of Company contains provisions intended to maintain the separate existence and identity of Company and the parties agree that they will duly observe such provisions and Applicable Law in support of such separate existence and identity.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01.Representations and Warranties of the Contributor.  The Contributor represents and warrants that the representations and warranties set forth under Section 7.02 of the Loan Agreement are true and correct, and such representations and warranties are hereby made herein by Contributor as though set forth in full herein.  Company has relied upon such representations and warranties in accepting the conveyance of the Transferred Assets and the other parties to the transactions contemplated hereby have relied upon such representations and warranties in executing each of the Transaction Documents to which it is a party.  Such representations and warranties shall survive until the Obligations have been paid in full.

Section 3.02.Survival of Representations and Warranties.  All representations and warranties by the Contributor contained in this Agreement shall survive the execution, delivery and acceptance thereof by the Parties and the closing of the transactions contemplated in this Agreement.

ARTICLE IV

COVENANTS OF THE CONTRIBUTOR AND Company; CONTRIBUTOR EVENT OF DEFAULT

Section 4.01.Contributor Covenants.  Contributor hereby covenants and agrees with Company, in connection with the assignment and transfer of the Assigned Assets, as follows:

(a)Financial Statements and Information.  The Contributor will comply with and facilitate Company undertakings regarding financial statements and other information relating to the Contributor set forth in Section 8.03 of the Loan Agreement.

(b)All written information supplied by or on behalf of the Contributor to Company pursuant to this Section 4.01 (other than pursuant to Sections 8.03(a) and 8.03(b) of the Loan Agreement) shall be accurate and complete in all material respects as of its date or the date so supplied and the financial statements provided pursuant to Sections 8.03(a) and 8.03(b) of the Loan Agreement fairly present in all material respects the financial positions and results of operations as of the dates indicated therein.  For the avoidance of doubt, the Contributor makes no representations or warranties regarding the accuracy or completeness of any information it receives from a Third Party that it is required to furnish to Company pursuant to this Section 4.01, unless to the actual Knowledge of the Contributor such information is inaccurate or incomplete, in which case the Contributor shall specify such inaccuracy or incompleteness.

(c)Books and Records.  The Contributor shall keep proper books, records and accounts in which entries in conformity with sound business practices and all requirements of Law applicable to it shall be made of all dealings and transactions in relation to its business, assets and activities and as shall permit the preparation of the consolidated financial statements of the Contributor in accordance with GAAP.

(d)Maintenance of Insurance.  The Contributor will maintain coverage under its general liability and property damage insurance policies naming Company and its assigns (including the Lender) as additional insured (in the case of liability insurance) and loss payee (in the case of property insurance).  The Contributor shall furnish to Company from time to time upon written request full information as to the insurance carried.

(e)Governmental Authorizations.  The Contributor shall obtain, make and keep in full force and effect all authorizations from and registrations with Governmental Authorities that may be required for the validity or enforceability against the Contributor of this Agreement and the other Transaction Documents to which it is a party.

(f)Compliance with Laws and Contracts.

(i)The Contributor shall comply with all Applicable Laws applicable to the Transferred Assets, and perform its obligations under all Material Contracts, if any, entered into after the date of execution of the Loan Agreement relative to the conduct of its business, except where the failure to comply could not reasonably be expected to result in a Material Adverse Effect.

(ii)The Contributor will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Transferred Assets.

(g)Conveyance of Transferred Assets; Security Interests.  Except for the transfers and conveyances hereunder and any Permitted Lien and the Liens in favor of the Lender, the Contributor will not pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any Lien on the Transferred Assets or any interest therein and the Contributor shall defend the right, title, and interest of Company and its successors and assigns in, to, and under the Transferred Assets, against all claims of third parties claiming through or under the Contributor.  The Contributor acknowledges and agrees that, having assigned and transferred the Transferred Assets to Company, the Contributor has no right to, and shall not, on its own behalf waive, modify or amend any provision of the License Agreement.

(h)Notices.

(i)The Contributor shall promptly upon obtaining Knowledge of the same give written Notice to Company and its assigns (including the Lender) of each Default, Event of Default, Prepayment Trigger or Servicer Termination Event and each other event that has or could reasonably be expected to have a Material Adverse Effect; provided that in any of the foregoing situations where the Contributor knows a press release or other public disclosure is to be made by the Contributor or any of its Affiliates, the Contributor shall use all commercially reasonable efforts to provide such information to Company and its assigns (including the Lender) as early as possible but in no event later than simultaneously with such release or other public disclosure.

(ii)The Contributor shall promptly give written Notice to Company and its assigns (including the Lender) upon receiving notice, or otherwise obtaining Knowledge, of any default or event of default under any Material Contract that is a Transferred Contract.

(iii)The Contributor shall, promptly (and in any event within four (4) Business Days) after obtaining Knowledge thereof, give written Notice to Company and its assigns (including the Lender) of any litigation or proceedings to which the Contributor is a party or which could reasonably be expected to have a Material Adverse Effect.

(iv)The Contributor shall, promptly upon obtaining Knowledge thereof, give written Notice to Company and its assigns (including the Lender) of any litigation or proceedings challenging the validity of the License Agreement, the Intellectual Property, the Transaction Documents or any of the transactions contemplated therein.

(v)The Contributor shall, promptly upon obtaining Knowledge thereof, give written Notice to Company and its assigns (including the Lender) of any representation or warranty made or deemed made by the Contributor in any of the Transaction Documents or in any certificate delivered pursuant thereto shall prove to be untrue, inaccurate or incomplete in any material respect on the date as of which made or deemed made.

(vi)The Contributor shall promptly upon obtaining Knowledge thereof give written Notice to Company and its assigns (including the Lender) of the occurrence of any Material Adverse Effect.

(i)Payment of Taxes.  The Contributor shall pay all material taxes of any kind imposed on or in respect of its income or assets before any Lien on any of the Transferred Assets exists as a result of nonpayment except for Permitted Liens.

(j)Intellectual Property.

(i)The Contributor shall prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to enable Company to (A) prosecute and maintain the material Intellectual Property (including Patents therein) in accordance with the terms of the License Agreement to the extent that the Contributor has the right to prosecute and maintain such material Intellectual Property; and (B) defend or assert such material Intellectual Property against commercially significant infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in the United States, in each case, in accordance with the terms of the License Agreement (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference) solely to the extent that the Contributor has the right to do so.  until completion of the assignments hereunder.

(ii)The Contributor shall use commercially reasonable efforts to inform counsel to the Contributor responsible for the prosecution, maintenance and enforcement, if any, of the Intellectual Property, of the transfer of the Intellectual Property to Company, and that the attorney-client privilege be further transferred to Company.

(k)Security Documents; Further Assurances.  Subject to Section 4.01(i)(ii), the Contributor shall promptly, upon the reasonable request of Company or its assigns (including the Lender), at the Contributor’s sole cost and expense, (a) execute, acknowledge and deliver, or cause the execution, acknowledgment and delivery of, and thereafter register, file or record, or cause to be registered, filed or recorded, in an appropriate governmental office, any document or instrument supplemental to or confirmatory of the Loan Documents or otherwise deemed by Company or its assigns (including the Lender) reasonably necessary or desirable for the continued validity, perfection and priority of the assignment of the Transferred Assets or the Liens thereon secured pursuant to Section 2.04 subject to no other Liens except as permitted by the applicable Loan Document, or obtain any consents or waivers as may be necessary or appropriate in connection therewith; (b) deliver or cause to be delivered to Company and its assigns (including the Lender) from time to time such other documentation, consents, authorizations, approvals and orders in form and substance reasonably satisfactory to Company and such assigns as Company or such assigns shall reasonably deem necessary to perfect or maintain the assignment of the Transferred Assets or the Liens thereon secured pursuant to Section 2.04; and (c) upon the exercise by Company or any of its assigns (including the Lender) of any power, right, privilege or remedy pursuant to any Loan Document which requires any consent, approval, registration, qualification or authorization of any Governmental Authority execute and deliver all applications, certifications, instruments and other documents and papers that Company or such assigns may require.  In addition, Subject to Section 4.01(i)(ii), the Contributor shall promptly, at its sole cost and expense, execute and deliver to Company and its assigns (including the Lender) such further instruments and documents, and take such further action, as Company or such assigns may, at any time and from time to time, reasonably request in order to carry out the intent and purpose of this Agreement and the other Transaction Documents to which it is a party and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Company and its assigns (including the Lender) hereby and thereby.  Notwithstanding anything to the contrary herein or in any other Transaction Document, the Contributor shall not have any obligation to perfect or record any security interest or lien in, or reflect the transfer of, any Intellectual Property included in the Transferred Assets in any jurisdiction other than in the United States (or to enter into any foreign law governed charges, debentures, pledges or other security agreements in respect thereof).

(l)Certain Information Regarding Contributor, Etc..  The Contributor shall provide information that Company or its assigns (including the Lender) requires or may reasonably request from the Contributor with respect to the Transferred Assets relating to any period prior to the Effective Date, including information that may be reasonably requested under the Loan Agreement.

(m)New Arrangement.  If the License Agreement terminates as described in Section 8.14(b) of the Loan Agreement, the Contributor shall use commercially reasonable efforts to cooperate with Company and the Lender to facilitate the identification and implementation of a New Arrangement as provided in Section 8.14(b) of the Loan Agreement.

(n)Certain Company Covenants and Organizational Documents.  The Contributor shall, so long as it is the sole shareholder of Company and prior to Payment in Full, cause Company to be managed and operated in a manner consistent with the negative covenants contained in Section 9.01 of the Loan Agreement and the Organizational Documents of Company.

(o)Capital Contributions.  So long as any Obligation to Lender is outstanding under the Loan Agreement, the Contributor will limit capital contributions to Company to no more than three (3) in succession and no more than six (6) in total, other than a capital contribution effected to facilitate Company’s payment of all amounts due upon a prepayment under Article III of the Loan Agreement; provided that the foregoing shall not create an obligation to effect capital contributions, which shall be in the Contributor’s sole discretion, and provided further that the following shall not be included in such limits and shall be permitted without restriction: (i) capital contribution effected pursuant to Section 2.01(b), Section 2.01(c) or Section  5.01(d)

hereof, (ii) capital contributions to pay any Obligations in full, and (iii) capital contributions to make principal payments pursuant to Section 3.02(a)(vi) of the Loan Agreement.

Section 4.02.Company Covenants.  Company hereby covenants and agrees with the Contributor as follows:

(a)Financial Statements and Information. For each quarter ending after the Closing Date, Company shall, promptly following receipt thereof under Section 6.5 of the License Agreement, deliver or cause to be delivered (or otherwise made available) to the Contributor a true copy of the reports contemplated thereunder for such quarter.  The Contributor shall conduct on behalf of Company the exercise by Company of the audit rights of Company under Section 7.5.5 of the License Agreement (subject to all restrictions and limitations thereon contained in the License Agreement and the Loan Agreement), provided that Company will not independently exercise (nor waive) such rights and Company will cooperate at its own expense with the Contributor in such exercise, and the Contributor acknowledges the rights of the Lender in respect of Section 7.5.5 of the License Agreement and will comply with the provisions of the Loan Agreement regarding such rights.

(b)No Merger, Consolidation or Reorganization of the Company.  The Company shall not merge or consolidate with any other entity and shall not enter into any other transaction that results in a reorganization of the Company.

(c)Limitations on Additional Indebtedness of the Company.  The Company shall not incur any indebtedness other than as contemplated in this Agreement or in the other Transaction Documents.

(d)Compliance with Law.  The Company will comply, in all material respects, with all acts, rules, regulations, orders, decrees and directions of any Governmental Authority applicable to the Transferred Assets or any part thereof; provided, however, that the Company may contest any act, regulation, order, decree or direction of any Governmental Authority in any reasonable manner which shall not have a Material Adverse Effect.

(e)No Amendment to the License Agreement.  The Company shall not amend, modify or supplement the License Agreement or waive any of its rights under the foregoing or permit any amendment, modification or supplementing of the License Agreement with respect to the foregoing, without the prior written consent of the Contributor.

Section 4.03.Consequences of Contributor Event of Default.  If a Contributor Event of Default has occurred and is continuing, in addition to any other action that the Lender may be entitled to take in connection with an Event of Default, the parties acknowledge that damages may be difficult to establish and accordingly the Lender, so long as any Obligations are outstanding, shall be entitled to take such legal action and exercise such legal or equitable remedies, including seeking injunctive or other equitable relief without being required to prove actual damages or post any bond, as the Lender may determine in its sole discretion in order to correct or prevent the continuation of such Contributor Event of Default.

ARTICLE V

SERVICING

Section 5.01. Appointment of Contributor.  Company shall maintain a servicer (the “Servicer”) to perform certain servicing, management and administrative functions on behalf of Company with respect to the Transferred Assets.

(a)Company hereby appoints the Contributor as the initial Servicer hereunder, and the Contributor hereby accepts such appointment hereunder, to perform the duties described in or by reference in this Article V.

(b)Company hereby grants the Contributor, in connection with and for so long as Contributor remains as the Servicer hereunder, a co-exclusive (with Company), royalty-free, United States license under the Transferred Assets solely to perform the duties of Servicer pursuant to this Agreement, and such Contributor co-exclusive rights are not sublicenseable or assignable in any circumstances.  For clarity, the license granted pursuant to this Section 5.01 shall terminate effective upon the termination of Contributor as Servicer for any reason.

(c)In consideration for its performing such duties hereunder, the Contributor, as initial Servicer, shall be entitled to receive the Servicing Fee, if any, from Company.  Payment of the Servicing Fee, if any, with respect to each calendar quarter shall be made by Company no later than two (2) Business Days following the Interest Payment Date with respect to such calendar quarter and shall be made only to the extent of amounts received by Company in respect of the Included Product Payments since the immediately preceding Interest Payment Date in excess of the amount payable by Company (whether in respect of principal, interest, fees, expenses of indemnities) on the Interest Payment Date with respect to such calendar quarter in accordance with the terms of the Loan Agreement.  Any unpaid portions of the Servicing Fee shall bear interest at a rate agreed upon by the Contributor and Company, acting reasonably and in good faith.  In performing such duties hereunder, the Contributor shall have full power and authority to do or cause to be done, on behalf of Company, any and all things in connection with such servicing, management and administration which it may deem necessary or desirable, consistent with the terms hereof (including Section 5.03), the License Agreement, any Borrower License Agreement, any New Arrangement, and the Loan Agreement.  The Contributor agrees that it shall service, manage, administer, and perform on behalf of Company under the License Agreement and any Borrower License Agreement and enforce the rights of Company thereunder in good faith, with reasonable care, in accordance with Applicable Law, in compliance with Company’s obligations under the Transaction Documents,  using substantially the same degree of diligence and skill that it uses to service and perform agreements such as the License Agreement and any other license arrangements, and generally to Commercialize and Exploit pharmaceutical products for its own account (such standards and requirements of performance, the “Servicing Standard”).  The Contributor, as Servicer on behalf of Company, shall maintain any licenses or authorizations necessary to service the Transferred Assets and any Borrower License Agreement.  The Contributor shall administer and perform under the License Agreement and any Borrower License Agreement and manage and maintain the Intellectual Property in such a manner as will, in its reasonable judgment and at all times in accordance with the Servicing Standard, preserve and protect the Royalty Interest and the Revenue Interest.

(d)Without limiting the foregoing, the Contributor as Servicer shall administer and perform on behalf of Company its obligations under Sections 8.14 (regarding any New Arrangement and regarding Commercialization and Exploitation of the Licensed Product) of the Loan Agreement, and to the extent any such arrangements are executed and entered into by Contributor, Contributor shall forthwith Contribute all of its right, title and interest therein to Company, subject to the Company’s assumption of the Assumed Obligations in respect thereof.

Section 5.02.Certain Contributor Actions.  So long as it is the Servicer, the Contributor will take such actions on behalf of Company, in accordance with the Servicing Standard, as are necessary to cause Company to perform its obligations under the License Agreement, any Borrower License Agreement and any other arrangements for the Commercialization and Exploitation of the Licensed Product.

Section 5.03.Compliance with the Loan Agreement.  Notwithstanding anything to the contrary herein, the Contributor’s servicing obligations hereunder shall at all times be subject to the terms of the Loan Agreement.  The Contributor and Company agree that the Contributor shall take no action with respect to the License Agreement, any New Arrangement, any Borrower License Agreement or any other arrangement relating to the Commercialization and Exploitation of the Licensed Product  on behalf of Company, nor instruct Company to take any such action, that is inconsistent with the terms of the Loan Agreement, the obligations of Company thereunder or the rights of the Lender thereunder.  For the avoidance of doubt, the Contributor will not, and will not instruct Company to, take any action without the consent of the Lender where such consent is required pursuant to the Loan Agreement and the Contributor shall not agree to, or cause or permit any amendment, waiver, termination or modification of the License Agreement, any Borrower License Agreement or any Material Contract except as permitted to be effected by Company under the Loan Agreement.   The Contributor and Company agree that (i) following the occurrence of any Event of Default or (ii) with respect to any instance in which the Lender has provided a direction to Company under the Loan Agreement that the Contributor is to effectuate under this Agreement and Company fails to follow such direction promptly, the Contributor shall service, administer, manage and perform under the License Agreement, any New Arrangement, any Borrower License Agreement or any other arrangement relating to the Commercialization and Exploitation of the Licensed Product.

Section 5.04.Services as Servicer.  In addition to (and not in limitation of) the provision of Section 5.01, the Contributor shall perform the following services on behalf of Company:

(a)review all documents, notices and other communications under the License Agreement, any New Arrangement, any Borrower License Agreement and any other arrangement relating to the Commercialization and Exploitation of the Licensed Product  and provide such copies to the Lender as are required under the Loan Agreement, together with any responses as Company is required to provide in respect thereof;

(b)prepare, forward and process any statements or billing materials that Company is required to provide to the Licensee or any other Person in order to receive payment of amounts due to Company under the License Agreement, any New Arrangement, any Borrower License Agreement and any other arrangement relating to the Commercialization and Exploitation of the Licensed Product;

(c)monitor the performance of the Licensee under the License Agreement, any New Arrangement, any Borrower License Agreement and any other arrangement relating to the Commercialization and Exploitation of the Licensed Product, and take such actions as may be necessary to enforce the rights of Company thereunder and collect amounts due to Company thereunder, on behalf of Company, and procure and supervise the services of any third parties necessary or appropriate in connection with the monitoring, enforcement, collection and remittance of the proceeds of the Transferred Assets;

(d)maintain each of the Blocked Accounts in accordance with Company’s obligations under the Loan Agreement and the related Blocked Account Control Agreement, and maintain and enforce the instructions to the Licensee or subsequent licensee to pay amounts due to Company under the License Agreement or any New Arrangement or under any Borrower License or to any other Person to pay amounts due to Company relating to Commercialization and Exploitation of the Licensed Product into the Collection Account;

(e)cause Company to maintain its organizational existence by filing all returns required in its jurisdiction of organization, and providing for its general administrative needs and overhead relating to the Transferred Assets, subject to Section 9.01 of the Loan Agreement and its Organizational Documents; and

(f)identify and forward as required under the Loan Agreement any payments that are to be made to a Blocked Account but when made are made to Company, the Contributor or any misdirected account, and in consultation with the Lender, effect the transfer thereof as required under the Loan Agreement; and

(g)make on behalf of Company any security filings or other actions required to perfect or ensure the continued perfection of Company’s rights in the Transferred Assets and the Lender’s rights in Collateral; and

(h)with respect to Intellectual Property:

(i)prepare, execute, deliver and file any and all agreements, documents or instruments which are necessary to (A) prosecute and maintain the material Intellectual Property (including Patents therein) in accordance with the terms of the License Agreement to the extent that the Contributor has the right to prosecute and maintain such material Intellectual Property; and (B) defend or assert such material Intellectual Property against commercially significant infringement or interference by any other Persons, and against any claims of invalidity or unenforceability, in the United States, in each case, in accordance with the terms of the License Agreement (including by bringing any legal action for infringement or defending any counterclaim of invalidity or action of a Third Party for declaratory judgment of non-infringement or non-interference) to the extent that the Contributor has the right to do so.  The Contributor shall keep Company and its assigns informed of all of such actions and Company and its assigns (including the Lender) shall have the opportunity to participate and meaningfully consult with the Contributor with respect to the direction thereof and the Contributor shall consider all of Company’s or such assign’s comments in good faith.  For clarity, this subsection (i) shall apply only to the extent of the Contributor’s or any Affiliate’s rights (including rights to review and comment) to prosecute, maintain and/or enforce the Intellectual Property.

(ii)not permit or suffer any of its Affiliates to, consent to any judgment or settlement in any action, suit or proceeding referred to in Section 9.2.1 of the License Agreement, without the prior written consent of Company and its assigns (including the Lender), which consent shall not be withheld, delayed or conditioned by Company or such assign if doing so would result in the breach of the obligation to not unreasonably withhold, delay or condition its consent under Section 9.2.1 of the License Agreement.

(iii)use commercially reasonable efforts to prosecute all pending Patent applications within the Intellectual Property for which the Contributor or its Affiliates has rights to prosecute such Patents consistent with standards in the pharmaceutical industry (as applicable) for similarly situated entities.

(iv)take commercially reasonable measures to protect the proprietary nature of material Intellectual Property and maintain in confidence all trade secrets and confidential information compromising a part thereof;

(v)not disclose and use commercially reasonable efforts to prevent any distribution or disclosure by others (including their employees and contractors) of any item that contains or embodies material, non-public Intellectual Property;

(vi)take reasonable physical and electronic security measures to prevent disclosure of any item that contains or embodies material, non-public Intellectual Property.

(vii)use commercially reasonable efforts to cause each individual associated with the filing and prosecution of the Patents material to the conduct of the business of the Contributor to comply in all material respects with all applicable duties of candor and good faith in dealing with any Patent Office, including any duty to disclose to any Patent Office all information known by such individual to be material to patentability of each such Patent, in those jurisdictions where such duties exist, in each case to the extent that the Contributor has the right to file and prosecute such Patents, including to the extent permissible under the License Agreement.

(viii)furnish Company and its assigns (including the Lender) from time to time upon Company’s or such assign’s reasonable written request therefor reasonably detailed statements and schedules further identifying and describing the Intellectual Property and such other materials evidencing or reports pertaining to any Intellectual Property as Company or such assign may reasonably request.

In performing as Servicer, the Contributor shall not instruct the Licensee or any other Person to pay amounts in respect of the Transferred Assets to any account other than the respective Blocked Account required under the Loan Agreement or cause any such payments to be paid to any account other than such Blocked Account.

Section 5.05.Replacement Servicer.  The Contributor may be terminated as Servicer hereunder and replaced with a new Servicer by Company (or by the Lender on behalf of Company in the event that Company shall fail to replace the Servicer within 5 Business Days after a Servicer Termination Event, or in the event that an Event of Default has occurred and is continuing) following the occurrence of any of the following events (each, a “Servicer Termination Event”):

(a)any default by the Contributor under this Article V that continues unremedied for (i) in the case of Sections 5.01(d), 5.04(d)-(g) and 5.04(h)(i)-(iii), fifteen (15) Business Days, and (ii) in the case of other provisions under this Article V, thirty (30) Business Days, in each case after notice of such default from Company or the Lender to the Contributor;

(b)an Insolvency Event of the Contributor; or

(c)a Contributor Event of Default shall occur and be continuing.

Termination of the Contributor as Servicer hereunder shall be without prejudice to any rights of Company or the Lender that may have accrued through such date.  In the event that the Contributor is terminated as Servicer, (i) a replacement Servicer shall be appointed by Company in consultation with, and with the prior written consent of, the Lender, or by the Lender on behalf of Company as provided in the first sentence of this Section 5.05) and (ii) the Contributor shall cooperate reasonably with Company and the Lender and any replacement Servicer designated by Company or the Lender, to transfer any information and materials to such replacement Servicer or undertake any other reasonable actions to ensure an effective transition of services required in the servicing of the Transferred Assets to the successor Servicer.

ARTICLE VI

TERMINATION; SURVIVAL

Section 6.01.Termination.  The respective obligations and responsibilities of the Contributor and Company created by this Agreement shall not terminate prior to Payment in Full.

Section 6.02.Effect of Termination.  No termination or rejection or failure to assume the executory obligations of this Agreement in the bankruptcy of the Contributor or Company shall be deemed to impair or affect the obligations pertaining to any executed conveyance or executed obligations, including without limitation breaches of representations and warranties by the Contributor or Company occurring prior to the date of such termination.

Section 6.03. Survival.  Notwithstanding Section 6.01 hereof, the obligations of the Contributor contained in Sections 4.01(f), 4.01(i),  Article VII, Section 8.13 and this Section 6.03 shall survive the termination of this Agreement and the payment in full of all Obligations.

ARTICLE VII

INDEMNIFICATION PAYMENTS

Section 7.01.Indemnification.  (a) The Contributor agrees to indemnify and hold harmless Company, the Lender and their respective officers, directors, members, partners, employees and agents (each, an “Indemnified Party”) against any and all liabilities, losses, damages, penalties, costs and expenses (including reasonable and documented, out of pocket costs of defense and legal fees and expenses) which may be incurred or suffered by such Indemnified Party (except to the extent caused by the gross negligence or willful misconduct of the Indemnified Party) awarded against, or incurred or suffered by, such Indemnified Party, whether or not involving a third party claim, demand, action, suit or proceeding, arising out of (i) the failure of any representation, warranty or certification of the Contributor in the Transaction Documents or any certificate given by the Contributor pursuant to any of the Transaction Documents, to be true when made; (ii) a breach of any covenant by the Contributor set forth in, or failure by the Contributor to perform its duties under or otherwise comply with, the Transaction Documents (whether or not a Contributor Event of Default or Servicer Termination Event), or the Contributor’s engaging in intentional misconduct, bad faith or negligence in the performance of such duties; or (iii) the transfer by the Contributor of any interest in the Transferred Assets to any Person other than Company, or any attempt by any Person to void the transfer of the Transferred Assets to Company.

It is the intention of the parties hereto that the above indemnities shall not be interpreted to provide indemnification for any damages, losses or costs that have the effect of recourse for non-payment or insufficient payment under the Transferred Assets and factors affecting the performance of the Transferred Assets and payments generated thereby that are not specifically represented, warranted or agreed to in the Transaction Documents which may include but are not limited to product obsolescence, competition, changes in government healthcare policies or other healthcare provider reimbursement, patent invalidity (other than to the extent that the Contributor had Knowledge of such patent invalidity as of the date of any related representation or warranty), and withholding taxes related to the Transferred Assets.  This Section 7.01(a) shall not apply to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(b)The provisions of this indemnity shall run directly to, and be enforceable by, an injured party and shall survive the termination of this Agreement.  Without limiting the foregoing or Section 8.15 hereof, Company’s rights under this Section shall be assignable by Company on a non-exclusive basis to the Lender pursuant to the terms of the Loan Agreement and the Security Agreement.

(c)If any claim, demand, action or proceeding (including any investigation by any Governmental Authority) shall be brought or alleged against an Indemnified Party in respect of which indemnity is to be sought pursuant to this Section, the Indemnified Party shall, promptly after receipt of notice of the commencement of any such claim, demand, action or proceeding, notify the Contributor in writing of the commencement of such claim, demand, action or proceeding, enclosing a copy of all papers served, if any; provided, that the omission to so notify the Contributor will not relieve the Contributor from any liability that it may have to any Indemnified Party under this Section unless, and only to the extent that, the Contributor is actually materially prejudiced by such omission.  In case any such action is brought against an Indemnified Party and it notifies the Contributor of the commencement thereof, the Contributor will be entitled, at the Contributor’s sole cost and expense, to participate therein and, to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Contributor), and, after notice from the Contributor to such Indemnified Party of its election so to assume the defense thereof, the Contributor will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation.  In any such proceeding, an Indemnified Party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the Contributor and the Indemnified Party shall have mutually agreed to the retention of such counsel, (b) the Contributor has assumed the defense of such proceeding and has failed within a reasonable time to retain counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the Contributor and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between them.  It is agreed that the Contributor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such Indemnified Parties.  The Contributor shall not be liable for any settlement of any proceeding effected without its written consent, but, if settled with such consent or if there be a final judgment for the plaintiff, the Contributor agrees to indemnify the Indemnified Party from and against any Loss by reason of such settlement or judgment.  The Contributor shall not, without the prior written consent of the Indemnified Party, effect any settlement, compromise or discharge of any claim or pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement, compromise or discharge, as the case may be, (i) includes an unconditional written release of such Indemnified Party from all liability on claims that are the subject matter of such claim or proceeding, (ii) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Indemnified Party and (iii) does not impose any continuing material obligation or restrictions on any Indemnified Party.

ARTICLE VIII

MISCELLANEOUS PROVISIONS

Section 8.01.Amendment.  This Agreement may be amended from time to time only by the written agreement of the Contributor and Company and, so long as any Obligations remain outstanding, the Lender.

Section 8.02.Governing Law; Waiver of Trial by Jury; Jurisdiction.  (A) THIS AGREEMENT AND ANY AMENDMENTS HEREOF SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(B)EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED UNDER ANY TRANSACTION DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO ANY TRANSACTION DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(B).

(c)Each of Company and the Contributor irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to any and all Proceedings.  Each of Company and the Contributor irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Proceeding and any claim that any Proceeding has been brought in an inconvenient forum.  Any process or summons for purposes of any Proceeding may be served on Company or the Contributor by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for Notices hereunder.

Section 8.03.Notices.  All demands, notices, and communications under this Agreement shall be in writing personally delivered, or sent by facsimile (with subsequent telephone confirmation of receipt thereof) or sent by internationally recognized overnight courier service, at the following address:

Contributor:

Paratek Pharmaceuticals, Inc.

Attention: Chief Financial Officer
75 Park Plaza, 4th Floor
Boston, MA 02116
Facsimile:  617-275-0039
Telephone:  617-807-6600

With a copy to:

Paratek Pharmaceuticals, Inc.
Attention:  General Counsel
75 Park Plaza, 4th Floor
Boston, MA 02116

Company:

Paratek Royalty Corporation

c/o Paratek Pharmaceuticals, Inc.

Attention: Chief Financial Officer
75 Park Plaza, 4th Floor
Boston, MA 02116
Facsimile:  617-275-0039
Telephone:  617-807-6600

With a copy to:

Paratek Royalty Corporation
c/o Paratek Pharmaceuticals, Inc.
Attention:  General Counsel
75 Park Plaza, 4th Floor
Boston, MA 02116

Lender:

HealthCare Royalty Partners III, L.P.
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  Clarke B. Futch
                   Founding Managing Partner
Email:  Clarke.Futch@hcroyalty.com

with a copy (which shall not constitute notice) to:

HealthCare Royalty Partners III, L.P.
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  Chief Legal Officer
Email: royalty-legal@hcroyalty.com

with a copy (which shall not constitute notice) to:

Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attn:  Ira J. Schacter
E-mail:  ira.schacter@cwt.com

or at other such address as shall be designated by such party in a written notice to the other parties. Notice shall be effective and deemed received (a) two days after being delivered to the courier service, if sent by courier, (b) upon receipt of confirmation of transmission, if sent by telecopy, or (c) when delivered, if delivered by hand.

Wherever notice or a report is required to be given or delivered to Company, a copy of such notice or report shall also be given or delivered concurrently to the Lender.

Section 8.04.Severability of Provisions.  If any one or more of the covenants, agreements, provisions, or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 8.05.Assignment.  Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be assigned by the Contributor except as provided in Section 4.01(a), without the prior written consent of Company and this Agreement may not be assigned by Company without the prior written consent of the Lender and, so long as no Contributor Event of Default has occurred and is continuing, the Contributor.

Section 8.06.Further Assurances.  Each of the Contributor and Company agrees to do such further acts and things and to execute and deliver such additional assignments, agreements, powers and instruments as are reasonably required to carry into effect the purposes of this Agreement.

Section 8.07.Waiver; Cumulative Remedies; Waiver of Immunities.  No failure to exercise and no delay in exercising, on the part of Company or the Contributor, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise hereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privilege provided by law.  To the extent that the Contributor has or hereafter may be entitled to claim or may acquire, for itself or any of its assets, any immunity from suit, jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, or otherwise) with respect to itself or any of its property, the Contributor hereby irrevocably waives such immunity in respect of its obligations hereunder to the fullest extent permitted by law.

Section 8.08.Counterparts.  This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which shall constitute one and the same instrument.

Section 8.09.Binding.  This Agreement will inure to the benefit of and be binding upon the parties hereto, subject to Section 8.14.

Section 8.10.Merger and Integration.  Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.  This Agreement may not be modified, amended, waived or supplemented except as provided herein.

Section 8.11.Headings.  The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 8.12.Schedules and Exhibits.  The schedules and exhibits attached hereto and referred to herein shall constitute a part of this Agreement and are incorporated into this Agreement for all purposes.

Section 8.13.Non-Petition.  Each of the parties hereto covenants and agrees that, prior to the date that is one year and one day after the Payment in Full, no party hereto shall institute against, or join any other Person in instituting against, either of Company or the Contributor any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under any federal, state or foreign bankruptcy or similar law.

Section 8.14.Intended Third Party Beneficiaries.  The Lender is a third party beneficiary of this Agreement and, as such, shall have full power and authority to enforce the provisions of this Agreement against the parties hereto.  In addition, the parties hereto acknowledge that the Lender is entitled under the Loan Documents to make claims directly to the Contributor for indemnities in favor of Company, without prejudice to its rights as an Indemnified Party hereunder; and nothing herein limits the rights of the Lender under the Stock Pledge, which rights may be exercised in the Lender’s sole discretion from time to time whether or not it has exercised or is then exercising its rights as a third party beneficiary or its rights and remedies under Applicable Law.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Contributor and Company have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

PARATEK PHARMACEUTICALS, INC., as the Contributor

By:
Name:
Title:

PARATEK ROYALTY CORPORATION, as Company

By:
Name:
Title:

EXHIBIT A

Form of Notice and Instruction Letter

[n], 2019

[NOTICE ADDRESS]

Ladies and Gentlemen:

Reference is hereby made to that certain License Agreement, dated as of July 2, 2007, by and between Warner Chilcott Company, Inc. (“Licensee”) and Paratek Pharmaceuticals, Inc. (the “Company”), (the “License Agreement”) and Section 12.7 thereunder.

Effective as of [●], 2019, the Company has sold, assigned, transferred, granted, contributed and conveyed to its wholly owned subsidiary, Paratek Royalty Corporation (“PRC”), all of its right, title and interest to the License Agreement.  In connection therewith, PRC acknowledges and confirms that effective as of such date, PRC shall be bound by the License Agreement as if it were a party to it as and to the identical extent applicable to the Company.

Accordingly, you are hereby irrevocably and unconditionally directed to make all payments pursuant to Sections 6.4 (and interest relating thereto pursuant to Section 6.9) of the License Agreement, and all payments due to PRC in respect of indemnification claims pursuant to Section 12.2 of the License Agreement, together with any interest on late payments thereof , by wire transfer of immediately available funds in United States dollars to the following account:

Bank	[n]
Address	[n]
Beneficiary	[n]
Routing #	[n]
Account #	[n]

PRC may from time to time designate a new account to which you should thereafter make all such payments.  You are to provide to PRC at its address below, a copy of the reports that are to be provided under Section 7.5.5 of the License Agreement.

Your obligation to make payments of the above amounts to PRC shall be discharged only by payment in accordance with the preceding instructions regarding payment of such amount to the account listed directly above, unless instructed otherwise by PRC.

In addition, commencing immediately, and until instructed otherwise by PRC, you are hereby irrevocably and unconditionally instructed to send a copy of all reports (including quarterly reports contemplated under Section 7.5.5 of the License Agreement) sent or required to be sent to the Company under the License Agreement, to PRC at the following address:

Contributor:

Paratek Pharmaceuticals, Inc.

Attention: Chief Financial Officer
75 Park Plaza, 4th Floor
Boston, MA 02116
Facsimile:  617-275-0039
Telephone:  617-807-6600

With a copy to:

Paratek Pharmaceuticals, Inc.
Attention:  General Counsel
75 Park Plaza, 4th Floor
Boston, MA 02116

Company:

Paratek Royalty Corporation

c/o Paratek Pharmaceuticals, Inc.

Attention: Chief Financial Officer
75 Park Plaza, 4th Floor
Boston, MA 02116
Facsimile:  617-275-0039
Telephone:  617-807-6600

With a copy to:

Paratek Royalty Corporation
c/o Paratek Pharmaceuticals, Inc.

Attention:  General Counsel
75 Park Plaza, 4th Floor
Boston, MA 02116

If you have any questions or require additional information, please feel free to contact the Company or PRC at any time.  Thank you for your cooperation regarding this matter.

Very truly yours,

PARATEK PHARMACEUTICALS, INC.

By:
Name:
Title:

PARATEK ROYALTY CORPORATION

By:
Name:
Title:

Schedule 2.01(a)(ii)

Regulatory Approvals

None

Schedule 2.01(a)(iii)

Transferred Contracts

1.	The License Agreement

EXHIBIT D

LICENSE AGREEMENT

Filed with the United States Securities and Exchange Commission as Exhibit 10.16 to the

Annual Report on Form 10-K of Paratek Pharmaceuticals, Inc.

filed on April 2, 2015 (File No. 001-36066)

D-1

EXHIBIT E

FORM OF NOTE

E-1

FORM OF SECURED PROMISSORY NOTE

THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MAY NOT BE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE TERMS AND PROVISIONS OF THE LOAN AGREEMENT REFERRED TO BELOW.  TRANSFERS OF THIS NOTE AND THE OBLIGATIONS REPRESENTED HEREBY MUST BE RECORDED IN THE REGISTER MAINTAINED BY THE BORROWER PURSUANT TO THE TERMS OF THE LOAN AGREEMENT.  IN ADDITION, THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, HEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF THE BORROWER, WHICH CONSENT SHALL, FOR PURPOSES OF THIS SENTENCE, BE DEEMED TO HAVE BEEN GIVEN UPON THE REQUEST OF THE HOLDER HEREOF.

THIS NOTE HAS BEEN ISSUED WITH “ORIGINAL ISSUE DISCOUNT” (WITHIN THE MEANING OF SECTION 1273 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED). UPON WRITTEN REQUEST, THE BORROWER WILL PROMPTLY MAKE AVAILABLE TO ANY HOLDER OF THIS NOTE THE FOLLOWING INFORMATION: (1) THE ISSUE PRICE AND ISSUE DATE OF THE NOTE, (2) THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THE NOTE AND (3) THE YIELD TO MATURITY OF THE NOTE. HOLDERS SHOULD CONTACT THE CHIEF FINANCIAL OFFICER OF THE BORROWER AT 75 PARK PLAZA, 4TH FLOOR, BOSTON, MASSACHUSETTS 02116.

New York, New York
$32,500,000.00	Dated: [____], 2019

FOR VALUE RECEIVED, the undersigned, Paratek Royalty Corporation, a Delaware corporation, with offices located at 75 Park Plaza, 4th Floor, Boston, Massachusetts (“Borrower”) HEREBY PROMISES TO PAY to HEALTHCARE ROYALTY PARTNERS III, L.P. (“Lender”), or its registered assigns, the principal amount of THIRTY-TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($32,500,000.00) or such other amount as shall equal the outstanding principal balance of the Loan made to Borrower by Lender, plus interest on the aggregate unpaid principal amount of such Loan, at the rates and in accordance with the terms of the Loan Agreement, dated as of February 26, 2019 by and between Borrower and Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”).  If not sooner paid, the entire principal amount and all accrued and unpaid interest hereunder shall be due and payable on the Maturity Date as set forth in the Loan Agreement.  Any capitalized term not otherwise defined herein shall have the meaning attributed to such term in the Loan Agreement.

Principal, interest, and all other amounts (including but not limited to additional amounts, if any, payable under Section 3.02 of the Loan Agreement) due with respect to the Loan under the Loan Agreement or the other Loan Documents, are payable in lawful money of the United States of America to Lender as set forth in the Loan Agreement and this Secured Promissory Note (this “Note”).  The principal amount of this Note and the interest rate applicable thereto, and all payments made with respect thereto, shall be recorded by Lender and, prior to any transfer hereof, endorsed on the grid attached hereto which is part of this Note.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents, is subject to the Loan Agreement and evidences the Indebtedness incurred thereunder.

E-2

The Loan Agreement, among other things, (a) provides for the making of a Loan by Lender to Borrower, and (b) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of the principal hereof, together with interest and other amounts, upon the terms and conditions specified therein.

This Note may not be prepaid except as set forth in Section 3.02 of the Loan Agreement.

This Note and the obligation of Borrower to repay the unpaid principal amount of the Loan, interest on the Loan and all other amounts due Lender under the Loan Agreement and other Loan Documents, is secured under the Security Agreement and by the pledge under the Stock Pledge Agreement.

Presentment for payment, demand, notice of protest and all other demands and notices of any kind in connection with the execution, delivery, performance and enforcement of this Note are hereby waived.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein in accordance with Section 5.05 of the Loan Agreement.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, including General Obligations Law Sections 5-1401 and 5-1402 but otherwise without giving effect to laws concerning conflicts of laws or choice of forum that would require application of the laws of another jurisdiction.

Sections 1.02 (Rules of Construction), 4.05 (Interest on Late Payments), 4.07 (Administration and Enforcement Expenses), 8.10 (Waiver of Stay, Extension or Usury Laws), 12.11 (Jurisdiction), 12.12 (Waiver of Jury Trial) and 12.13 (Waiver of Immunity) of the Loan Agreement shall be deemed incorporated herein mutatis mutandis.

The ownership of an interest in this Note shall be registered on a record of ownership maintained by Borrower or its agent.  Notwithstanding anything else in this Note to the contrary, the right to the principal of, and stated interest on, this Note may be transferred only if the transfer is registered on such record of ownership and the transferee is identified as the owner of an interest in the obligation.  Borrower shall be entitled to treat the registered holder of this Note (as recorded on such record of ownership) as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in this Note on the part of any other person or entity.

[Balance of Page Intentionally Left Blank]

E-3

IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed by one of its officers thereunto duly authorized on the date hereof.

BORROWER:

PARATEK ROYALTY CORPORATION

By:
Name:
Title:

E-4

LOAN INTEREST AND PAYMENTS OF PRINCIPAL

Date	Principal Amount	Interest	Payment Amount	Notation By

E-5

EXHIBIT F

FORM OF

NOTICE OF PREPAYMENT

Date:  [n], 20[n]

HealthCare Royalty Partners III, L.P.

300 Atlantic Street, Suite 600

Stamford, CT  06901

Attention: John Urquhart
                  Partner
Email:  John.Urquhart@hcroyalty.com

Dear Sirs:

Paratek Royalty Corporation, a Delaware corporation (“Borrower”), pursuant to Section 3.02(b) of the Loan Agreement, dated as of February 26, 2019, between Borrower and HealthCare Royalty Partners III, L.P. (“Lender”) does hereby give Lender notice that on [n], 20[n] (the “Prepayment Date”), Borrower shall prepay all amounts outstanding with respect to the Loan under the Loan Agreement, in cash, including all accrued but unpaid interest and any premium payable under the Loan Agreement, as required pursuant to Section 3.02(b) of the Loan Agreement.  The amount to be prepaid, and all other amounts payable in connection therewith under Section 3.02 of the Loan Agreement, is calculated and determined as set forth in detail on Exhibit A hereto.

Borrower shall make the prepayment specified above by [wire transfer] [Automated Clearing House transfer] to the Lender Account.

This Notice of Prepayment is irrevocable.1

[1]

This Notice of Prepayment may state that such notice is conditioned upon the effectiveness of any credit facilities or one or more other events specified therein (including the occurrence of a Change of Control), in which case such notice may be revoked by Borrower (by notice to Lender on or prior to the specified effective date) if such condition is not satisfied.

F-1

PARATEK ROYALTY CORPORATION

By:___________________________

Name:

Title:

CC:

HealthCare Royalty Partners III, L.P.
300 Atlantic Street, Suite 600
Stamford, CT  06901
Attention:  Chief Legal Officer
Email: royalty-legal@hcroyalty.com

Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, New York 10281
Attn:  Ira J. Schacter
E-mail:  ira.schacter@cwt.com

EXHIBIT A
TO
NOTICE OF PREPAYMENT

EXHIBIT G

FORM OF SECURITY AGREEMENT

G-1

FORM OF SECURITY

AGREEMENT

SECURITY AGREEMENT

dated as of [________], 2019

by and between

PARATEK ROYALTY CORPORATION,
as Grantor,

and

HEALTHCARE ROYALTY PARTNERS III, L.P.,
as Secured Party

-i-

(continued)

-ii-

SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Security Agreement”), dated as of [________], 2019, is by and between PARATEK ROYALTY CORPORATION, a Delaware corporation (“Grantor”), and HEALTHCARE ROYALTY PARTNERS III L.P., a Delaware limited partnership (the “Secured Party”).

Grantor has entered into the Loan Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) with the Secured Party, as initial Lender thereunder, providing, inter alia, for the making of the Loan to Grantor (to be evidenced by the Note issued thereunder) on the terms and conditions set forth therein.

To secure the payment and performance of all of the Obligations under the Loan Agreement and the Note, Grantor has agreed (i) to grant to the Secured Party a security interest in the Collateral and (ii) to execute and deliver this Security Agreement.

IT IS HEREBY COVENANTED AND AGREED among the parties hereto as follows:

Article 1

RULES OF CONSTRUCTION AND DEFINED TERMS

Section 1.01Rules of Construction and Defined Terms.  The rules of construction set forth in Section 1.02 to the Loan Agreement shall apply to this Security Agreement and are hereby incorporated by reference into this Security Agreement as if set forth fully in this Security Agreement.  Capitalized terms used herein and not otherwise defined in this Security Agreement shall have the respective meanings given to such terms in Section 1.01 of the Loan Agreement, and such terms are hereby incorporated by reference into this Security Agreement as if set forth fully in this Agreement.

Section 1.02UCC Definitions.  All lowercase terms used herein that are defined in Article 1, 8 or 9 of the UCC, as in effect on the date of this Security Agreement, are used herein with the meanings therein ascribed to them.

Section 1.03Powers of Attorney.  Each power of attorney, license and other authorization in favor of the Secured Party or any other Person granted by or pursuant to this Agreement shall be deemed to be irrevocable and coupled with an interest.

Section 1.04Heading; Captions.  Headings and captions to Articles and Sections of, and Schedules to, this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

Section 1.05Additional Defined Terms.  For purposes of this Agreement, the following terms shall have the meanings set forth below:

“Grantor” has the meaning specified in the introductory paragraph of this Security Agreement.

“Indemnified Person” means any Person that is, or at any time was, and Indemnitee.

“Pledged Account” means (a) each of the Collection Account and the Interest Reserve Account, and any other Blocked Account or other account established pursuant to Section 2.04 of this Security Agreement, (b) each deposit, securities, custody or other account (whether, in any case, time or demand or interest or non-interest bearing and whether maintained at a branch or office located within or without the United States) that is a successor to the Collection Account, the Interest Reserve Account or any such other Blocked Account, (c) all amounts from time to time credited to the Pledged Account, (d) all cash, financial assets, investment property, instruments, documents, chattel paper, general intangibles, accounts and other property (i) from time to time credited to the Pledged Account or (ii) representing investments and reinvestments of amounts from time to time credited to the Pledged Account, and (e) (i) dividends (whether or not payable in cash), interest, principal payments and other distributions (including cash and securities payable in connection with calls, conversions, redemptions and the like), on, and all rights, contractual and otherwise (whether such dividends, interest, principal payments and other distributions and rights constitute accounts, contract rights, investment property or general intangibles), arising under or connected with, and (ii) proceeds (including cash and securities receivable in connection with tender and other offers) of, the Pledged Account.  The Pledged Accounts on the date hereof are listed in Schedule 2.04.

“Security Interest” means the continuing security interest of the Secured Party in, and the continuing Lien of the Secured Party upon, the Collateral intended to be effected by the terms of this Security Agreement.

Article 2

GRANT OF SECURITY INTEREST

Section 2.01Grant of Security Interest.  To secure the payment, observance and performance of the Obligations, Grantor hereby pledges to the Secured Party, and grants a continuing security interest in and a continuing Lien upon all of Grantor’s right, title and interest in and to the Collateral.

Section 2.02Validity and Priority of Security Interest.  Grantor agrees that the Security Interest shall at all times prior to the termination or release thereof in accordance with Section 7.01 of this Security Agreement be valid, perfected and enforceable against Grantor, in accordance with the terms hereof, as security for the full and prompt payment, at any time and from time to time as and when due, of the Obligations, and that the Collateral shall not at any time be subject to any Lien that is prior to, on a parity with or junior to such Security Interest, other than Permitted Liens.

Section 2.03Maintenance of Status of Security Interest.

(a)Grantor shall take all reasonable action, that may be necessary, or that the Secured Party may reasonably request, so as at all times prior to the termination or release thereof in accordance with Section 7.01 of this Security Agreement (i) to maintain the validity, perfection, enforceability and priority of the Security Interest in the Collateral in conformity with the requirements of Section 2.02 of this Security Agreement, (ii) to protect and preserve the Collateral and (iii) to protect and preserve, and to enable the exercise or enforcement of, the rights of the Secured Party therein and hereunder.

(b)The Secured Party is hereby authorized from time to time to file one or more financing or continuation statements or amendments thereto in the name of Grantor in such jurisdictions with such descriptions of collateral and other information set forth therein, or take any other action to perfect its Security Interests, in each case as the Secured Party may reasonably deem necessary or desirable for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including by describing the collateral as “all assets” of the Grantor.

Section 2.04Establishment of Pledged Accounts.  On or before the Closing Date, Grantor shall establish and maintain the Collection Account and the Interest Reserve Account at the Account Bank in the name of Grantor and subject to the terms and conditions of the related Blocked Account Control Agreement, the Loan Agreement and this Security Agreement.  Each of the Collection Account and the Interest Reserve Account and any sub-account thereof shall bear a designation clearly indicating that the funds or other assets deposited therein from time to time are subject to the Liens granted under this Security Agreement and held for the benefit of the Secured Party.  The Pledged Accounts shall be subject to Blocked Account Control Agreements and Grantor shall take all actions necessary or as reasonably requested by the Secured Party to ensure that the Secured Party shall have a perfected Security Interest in each of the Pledged Accounts; provided that as to any successor Blocked Account the Grantor shall not discontinue the use of the then-existing Blocked Account hereunder until the execution and delivery of necessary Blocked Account Control Agreement covering such successor account such that there is no gap in perfection of the Liens covering Blocked Accounts hereunder.

Section 2.05Grantor Remains Liable.  The grant by Grantor to the Secured Party of the Security Interest shall not relieve Grantor of any obligations owing to any Person under or in respect of the Collateral.

Article 3

CERTAIN REPRESENTATIONS AND WARRANTIES

Grantor hereby represents and warrants as of the date hereof as follows:

Section 3.01Ownership.  Grantor has good title to, and is the sole owner of, each asset that is Collateral, free and clear of any Lien other than Permitted Liens, and has the right to pledge and grant a Security Interest in the Collateral.  No currently effective security agreement, financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any government or public office, and Grantor has not filed or consented to the filing of any such statement or notice, except as may be otherwise permitted by the Loan Agreement.

Section 3.02Security Interest and Priority.  Upon (a) in the case of Security Interests that may be perfected by filing of a financing statement under the UCC, the filing of a financing statement under the UCC naming Grantor as “debtor”, naming Secured Party as “secured party” and describing the Collateral, in the filing office of the Secretary of State of the State of Delaware, (b) in the case of any Intellectual Property Collateral, in addition to the filing of such UCC financing statement, the recordation of a grant with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and (c) in the case of the Blocked Accounts, the entry into the Blocked Account Control Agreements, this Security Agreement shall create a valid and perfected first-priority Security Interest (subject to Permitted Liens) in favor of the Secured Party in the Collateral.

Section 3.03Consents.  (a) No approval, consent, exemption, authorization or other action by, notice to, or filing with, any United States Governmental Authority or any other Person (including any stockholder, member or creditor of Grantor) is necessary or required for (i) the grant by Grantor of the Security Interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by Grantor or (ii) the perfection of such Security Interest (to the extent such security interest can be perfected by the filing of a financing statement under the UCC, the granting of control or filing an appropriate notice with the U.S. Patent and Trademark Office or the U.S. Copyright Office), and (b) no approval, consent, exemption, authorization or other action by, notice to, or filing with any Person (including any stockholder, member or creditor of Grantor) on the part of Grantor is necessary for the exercise by the Secured Party of the rights and remedies provided for in this Security Agreement, except, in each case, (i) filing UCC financing statements or other filings under the Assignment of Claims Act, obtaining control or filing notices with the U.S. Patent and Trademark Office or the U.S. Copyright Office to perfect the Liens created by this Security Agreement and (ii) consents, authorizations, filings or other actions that have been obtained or made.

Section 3.04No Restrictions.  There are no statutory or regulatory restrictions, prohibitions or limitations on Grantor’s ability to grant to the Secured Party a Lien upon and Security Interest in the Collateral pursuant to this Security Agreement or (except as imposed by Applicable Law) on the exercise by the Secured Party of its rights and remedies hereunder (including any foreclosure upon or collection of the Collateral), and there are no contractual restrictions on Grantor’s ability to grant such Lien and Security Interest.

Article 4

CERTAIN COVENANTS

Section 4.01Ownership and Defense of Collateral.  Grantor shall at all times (a) have good title to, and be the sole owner of, each asset that is Collateral, free of (i) in the case of any Collateral that is a financial asset, any adverse claim (as defined in Section 8-102(a)(1) of the UCC), (ii) in the case of any Collateral that is an instrument, any claim referred to in Section 3-305(1) of the UCC, in each case other than claims hereunder and (iii) in the case of any Collateral that is an account (as defined in Section 9-102(a)(2) of the UCC) or is a payment intangible (as defined in Section 9-102(a)(61) of the UCC) any claim referred to in Section 9-404(a)(2) of the UCC and (b) defend the Collateral against the claims and demands of all third persons.

Section 4.02Existence.  Grantor shall (a) preserve and maintain its corporate existence (except as otherwise permitted pursuant to Section 9.02(a) of the Loan Agreement), (b) preserve and maintain its rights, franchises, permits, licenses, approvals and privileges, in the case of its rights, franchises, permits and privileges, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect and (c) qualify and remain qualified in good standing in each jurisdiction, in each case except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 4.03Taxes; Compliance.  Except as otherwise permitted or required in the Loan Agreement, Grantor shall pay all material Taxes of any kind imposed on or in respect of its income or assets that are due and payable and before any Lien on any of its assets exists as a result of nonpayment except as provided in Section 9.03 of the Loan Agreement and except for Taxes contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP.

Section 4.04No Disposition of Collateral.  Except as permitted herein or in the Loan Agreement, Grantor shall not sell, lease, transfer or otherwise dispose of any Collateral, including (a) if the Collateral includes any securities accounts, any financial asset carried therein, or (b) if the Collateral includes any security entitlements, any financial asset subject thereto, or any interest therein.

Section 4.05Pledged Accounts Withdrawals.  Grantor shall not draw against or otherwise attempt to withdraw any funds or other property from or credited to the Pledged Account.

Section 4.06Change of Name, Locations, etc.  The provisions of Section 8.13 of the Loan Agreement are incorporated herein as though set out herein in full.

Section 4.07Further Assurances. Promptly upon the reasonable request of the Secured Party and at the sole expense of Grantor, Grantor shall duly execute and deliver, and have recorded, such further instruments, financing statements and documents and take such further actions as the Secured Party may reasonably request for the purpose of obtaining or preserving the full benefits of this Security Agreement and of the rights and powers herein granted, including to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral, as may be required by Applicable Law. Notwithstanding anything to the contrary herein or in any other Loan Document, Grantor shall not have any obligation to (i) perfect or record any security interest or lien (x) in any Collateral in any jurisdiction other than in the United States (or to enter into any foreign law governed charges, debentures, pledges or other security agreements in respect thereof) or (y) in connection with the Assignment of Claims Act, (ii)  obtain any landlord waivers, estoppels or collateral access letters, or (iii) obtain any consent of the Licensee to the assignment and pledge to Secured Party of the rights under the License Agreement that are included in the Collateral.

Article 5

RIGHTS UPON EVENTS OF DEFAULT

Section 5.01Remedies.  Upon the occurrence and during the continuance of one or more Events of Default, the Secured Party is hereby authorized to exercise in respect of the Collateral all of the rights, powers and remedies provided for herein or otherwise available to it under any other Transaction Document, or by Applicable Law, or in equity or otherwise, including all rights and remedies of a secured party under the UCC, and shall be entitled in particular, but without limitation of the foregoing, to exercise the following rights to the extent not prohibited by Applicable Law, which Grantor agrees are commercially reasonable:

(a)To change the name in which any Pledged Account is maintained, or the number or other designation thereof, or both, including, if not already in such name or bearing such a number or other designation, a change into the name of, a number designating, or a designation of, the Secured Party; change the number of signatures required to make an authorized withdrawal from any Pledged Account; cancel any outstanding signature authorization entitling any Person to draw on any Pledged Account; and issue or cause to be issued a new signature authorization entitling any Person to draw upon any Pledged Account, including, as such a Person, itself or any Person or Persons designated by it;

(b)To take possession of, receive, endorse, assign and deliver, in its own name or in the name of Grantor, all checks, notes, drafts and other instruments relating to any Collateral; to verify with contract parties the validity, amount or any other matter relating to any Collateral, in its own name or in the name of Grantor; to accelerate any Indebtedness or other obligation constituting Collateral that may be accelerated in accordance with its terms; to take or bring all actions and suits deemed necessary or appropriate by the Secured Party to effect collections and to enforce payment of any Collateral; to settle, compromise or release in whole or in part any amounts owing on Collateral; and to extend the time of payment of any and all amounts owing under any Collateral and to make allowances and adjustments with respect thereto, all in the same manner and to the same extent as Grantor might have done;

(c)To transfer to or register in its name or the name of any of its agents or nominees all or any part of the Collateral, without notice to Grantor and with or without disclosing that such Collateral is subject to the Security Interest created hereunder;

(d)To require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or any part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place designated by the Secured Party that is reasonably convenient to Secured Party and Grantor;

(e)To obtain the appointment of a receiver of the Collateral as provided in Section 5.02 of this Security Agreement and Grantor consents to and waives any right to notice of any such appointment;

(f)To the extent applicable, to enter and remain upon the premises of Grantor and take possession of all or any part of the Collateral, with or without judicial process; to use the materials, services, books and records of Grantor for the purpose of liquidating or collecting the Collateral, whether by foreclosure, auction or otherwise; and to remove the same to the premises of the Secured Party or any designated agent for such time as the Secured Party may desire, in order to effectively collect or liquidate the Collateral;

(g)(i) To demand, and enforce payment and performance of, and exercising any or all of Grantor’s rights and remedies with respect to the collection, enforcement and prosecution of, any or all of the Collateral (including the Included Royalty Interest and all accounts and payment intangibles relating thereto), in each case by legal proceedings or otherwise, (ii) settle, adjust, compromise, extend, renew, discharge and release any or all of, and any legal proceedings brought to collect or enforce any portion or all of, the Included Royalty Interest (and all accounts and payment intangibles relating thereto) and otherwise under the Transaction Documents, and (iii) prepare, file and sign in the name of Grantor on (A) any proof of claim or similar document to be filed in any bankruptcy or similar proceeding involving the Collateral (including the Royalty Interest and all accounts and payment intangibles relating thereto that constitute Collateral), and (B) any notice of Lien, assignment or satisfaction of Lien, or similar document in connection with the Collateral (including the Royalty Interest and all accounts and payment intangibles relating thereto that constitute Collateral);

(h)In compliance with UCC Sections 9-620 and 9-621 or otherwise in compliance with Applicable Law, to accept or retain the Collateral in satisfaction of the Obligations (provided that unless and until the Secured Party shall have provided the notices required under such Sections, the Secured Party shall not be deemed to have retained any Collateral in satisfaction of any Obligations for any reason);

(i)Instead of exercising the power of sale conferred upon it pursuant to clause (j) below, to proceed by suit or suits at law or in equity to foreclose on the Security Interest and sell all or any portion of the Collateral under a judgment or a decree of a court or courts of competent jurisdiction; and

(j)To sell, resell, assign and deliver, in its sole discretion, all or any of the Collateral, in one or more parcels, at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, upon credit or for future delivery, at such time or times and at such price or prices and upon such other terms as the Secured Party may deem satisfactory.  If any of the Collateral is sold by the Secured Party upon credit or for future delivery, the Secured Party shall not be liable for the failure of the purchaser to purchase or pay for the same and, in the event of any such failure, the Secured Party may resell such Collateral.  In no event shall Grantor be credited with any part of the proceeds of sale of any Collateral until and to the extent cash payment in respect thereof has actually been received by the Secured Party.  Each purchaser at any such sale shall hold the property sold absolutely, free from any claim or right of whatsoever kind, including any equity or right of redemption of Grantor, and Grantor hereby expressly waives all rights of redemption, stay or appraisal, and all rights to require the Secured Party to marshal any assets in favor of Grantor or any other party or against or in payment of any or all of the Obligations, that it has or may have under any rule of law or statute now existing or hereafter adopted.  No demand, presentment, protest, advertisement or notice of any kind (except any notice required by

Applicable Law, as referred to below), all of which are hereby expressly waived by Grantor, shall be required in connection with any sale or other disposition of any part of the Collateral.  If any notice of a proposed sale or other disposition of any part of the Collateral shall be required under Applicable Law, the Secured Party shall give Grantor at least 10 (ten) days’ prior notice of the time and place of any public sale and of the time after which any private sale or other disposition is to be made, which notice Grantor agrees is commercially reasonable.  The Secured Party shall not be obligated to make any sale of Collateral if it shall determine not to do so, regardless of the fact that notice of sale may have been given.  The Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.  Upon each public sale and, to the extent permitted by Applicable Law, upon each private sale, the Secured Party may purchase all or any of the Collateral being sold, free from any equity, right of redemption or other claim or demand, and may make payment therefor by endorsement or assignment and application (without recourse) of the Note or other Obligations in lieu of cash as a credit on account of the purchase price for such Collateral.

For the avoidance of doubt, the Secured Party may maintain a proceeding even if it does not possess the Note or does not produce it in the proceeding.

Section 5.02Application to Court.  The Secured Party may at any time after the acceleration of the Loan pursuant to Section 10.02 of the Loan Agreement apply to any court of competent jurisdiction for an order that the terms of the Transaction Documents be carried into execution under the direction of such court and for the appointment of a receiver of the Collateral or any part thereof and for any other order in relation to the administration of the Transaction Documents as the Secured Party shall deem fit.

Section 5.03Application of Proceeds.  Upon the occurrence and during the continuance of an Event of Default and after the acceleration of the Loan pursuant to Section 10.02 of the Loan Agreement or the Note, or of the other Obligations, all cash proceeds received by the Secured Party upon any sale of, collection of, or other realization upon, all or any part of the Collateral and all amounts credited to the Pledged Account shall be applied in accordance with the Loan Agreement and the other Loan Documents.

Article 6

RIGHTS OF THE SECURED PARTY

Section 6.01The Secured Party; Standard of Care.  The Secured Party will hold all items of the Collateral at any time received under this Security Agreement in accordance with the provisions hereof and Applicable Law.  The obligations of the Secured Party as holder of the Collateral and interests therein and with respect to the disposition thereof, and otherwise under this Security Agreement and the other Transaction Documents, are only those expressly set forth in this Security Agreement and the other Transaction Documents.  The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral, and shall not impose any duty upon it to exercise any such powers.  Except for treatment of the Collateral in its pos session in a manner substantially equivalent to that which the Secured Party, in its individual capacity, accords its own property of a similar nature, the Secured Party’s sole duty with respect to the custody, safekeeping and physical preservation of Collateral in its possession, if any, under Section 9‑207 of the UCC or otherwise, shall be to deal with it in a commercially reasonable manner as Lender deals with similar property for its own account, and to account for moneys actually received by it hereunder, and the Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or preserve any other rights pertaining to the Collateral.  The Secured Party shall not be liable to Grantor (a) for any loss or damage sustained by Grantor, or (b) for any loss, damage, depreciation or other diminution in the value of any of the Collateral that may occur as a result of or in connection with or that is in any way related to any exercise by the Secured Party of any right or remedy under this Security Agreement, any failure to demand, collect or realize upon any of the Collateral or any delay in doing so, or any other act or failure to act on the part of the Secured Party, except to the extent that the same is caused by its own gross negligence or willful misconduct.

Section 6.02Power of Attorney.  In addition to other powers of attorney contained herein, and notwithstanding anything to the contrary contained herein or in the other Transaction Documents, Grantor hereby designates and appoints the Secured Party, and each of its designees or agents, as attorney-in-fact of Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuance of an Event of Default:

(a)to demand, collect, settle, compromise, adjust and give discharges and releases, all as the Secured Party may reasonably determine;

(b)to commence and prosecute any actions at any court for the purposes of collecting any Collateral and enforcing any other right in respect thereof;

(c)to defend, settle or compromise any action brought and, in connection therewith, give such discharge or release as the Secured Party may deem reasonably appropriate;

(d)to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Secured Party were the absolute owner thereof for all purposes;

(e)to execute and deliver all assignments, conveyances, statements, financing statements, continuation financing statements, security agreements, affidavits, notices and other agreements, instruments and documents that the Secured Party may determine necessary in order to perfect and maintain the Security Interests and Liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;

(f)to institute any foreclosure proceedings that the Secured Party may deem appropriate;

(g)to sign and endorse any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;

(h)to pay or discharge Taxes, Liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(i)to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Secured Party or as the Secured Party shall direct;

(j)to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; and

(k)to do and perform all such other acts and things as the Secured Party may reasonably deem to be necessary, proper or convenient in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable until the Obligations are satisfied and paid in full.  This power of attorney is conferred on the Secured Party solely to protect, preserve and realize upon its Security Interest in the Collateral and shall not impose any duty upon the Secured Party to exercise any such powers.

Section 6.03Assignment by the Secured Party.  The Secured Party may from time to time assign any or all of its rights with respect to the Loan in accordance with the Loan Agreement, and such assignee shall be entitled to all of the rights and remedies of the Secured Party under this Security Agreement in relation thereto in accordance with the Secured Party’s agreement with such assignee.

Article 7

TERMINATION AND RELEASE

Section 7.01Termination and Release.

(a)Upon the Payment in Full, the Security Interest and Liens granted hereby shall automatically terminate hereunder and of record, and all rights to the Collateral shall revert to Grantor.  Upon any such termination Secured Party shall promptly, at Grantor’s expense, transfer and/or deliver to, or as directed by, Grantor, any monies or other assets that had constituted Collateral then remaining in the possession of the Secured Party, authorize the Account Bank to disburse any funds then remaining in the Collection Account and/or Interest Reserve Account to the Person entitled thereto, and execute and deliver to Grantor or otherwise authorize the filing of such documents as Grantor shall reasonably request, including financing statement amendments to evidence such termination.

(b)Upon any disbursement of any funds from the Collection Account to the Borrower, any security interest hereunder granted in Grantor’s right, title and interest in, to and under such funds shall be automatically released and terminated.

(c)The Secured Party will, at Grantor’s expense, execute and deliver to Grantor such documents as Grantor may reasonably request to enter into non-disturbance or similar agreements in connection with the licensing of Intellectual Property permitted pursuant to the terms of the Loan Agreement in form and substance reasonably satisfactory to the Secured Party and the applicable licensor.

Article 8

MISCELLANEOUS

Section 8.01Expenses and Right to Perform.

(a)Grantor’s agreements and duties hereunder shall be performed by it at its sole cost and expense.

(b)If Grantor shall fail to do any act or thing that it has covenanted to do hereunder, the Secured Party may (but shall not be obligated to) do the same or cause it to be done, either in its name or in the name and on behalf of Grantor, and Grantor hereby irrevocably authorizes the Secured Party to act in such case.

Section 8.02Expenses; Indemnification.  The parties hereto agree that the Secured Party shall be entitled to (a) reimbursement for its reasonable costs and expenses incurred hereunder, as provided in Section 4.06 of the Loan Agreement, and (b) indemnity for its actions in connection herewith, as provided in Article XI of the Loan Agreement.

Section 8.03No Waivers of Rights Hereunder; Rights Cumulative.

(a)No course of dealing or performance by the Secured Party, including any delay or forbearance by it in exercising any right hereunder or under any of the other Loan Documents, shall operate as a waiver by it of such right or the amendment, release or novation of any provision hereof, nor shall any single or partial exercise of any right preclude other or further exercises thereof or the exercise of any other right.  No waiver or amendment of any provision of this Security Agreement or of any of the other Transaction Documents shall be enforceable against the Secured Party unless in writing and signed by an officer of the Secured Party and unless it expressly refers to the provision affected, and such waiver shall be limited solely to the specific event waived.

(b)All rights granted the Secured Party hereunder shall be cumulative and shall be supplementary of and in addition to those otherwise granted or available to the Secured Party with respect to the Obligations under the Loan Documents or under Applicable Law, and nothing herein shall be construed as limiting any such other right.

Section 8.04Governing Law.

(a)THIS SECURITY AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(b)Each of Grantor and Secured Party irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to any and all Proceedings.  Each of Grantor and Secured Party irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any Proceeding and any claim that any Proceeding has been brought in an inconvenient forum.  Any process or summons for purposes of any Proceeding may be served on Grantor by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for Notices hereunder.

(c)Each Party hereby irrevocably waives, to the fullest extent permitted by Applicable Law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to THIS SECURITY AGREEMENT or the transactions contemplated under THIS SECURITY AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SECURITY AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.04(c).

Section 8.05LIMITATION OF LIABILITY.

(a)NEITHER THE SECURED PARTY NOR ANY OTHER INDEMNIFIED PERSON SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND GRANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY LOSS OR DAMAGE SUSTAINED BY GRANTOR, OR ANY LOSS, DAMAGE, DEPRECIATION OR OTHER DIMINUTION IN THE VALUE OF ANY COLLATERAL, THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY EXERCISE OR NON-EXERCISE OF ANY RIGHT OR REMEDY HEREUNDER, EXCEPT FOR ANY SUCH LOSS, DAMAGE, DEPRECIATION OR DIMINUTION TO THE EXTENT THAT THE SAME IS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION TO BE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF THE SECURED PARTY OR SUCH OTHER INDEMNIFIED PERSON CONSTITUTING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT; OR

(b)NO PARTY HERETO SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND EACH PARTY HERETO HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, PUNITIVE DAMAGES SUFFERED BY ANY PARTY HERETO IN CONNECTION WITH ANY CLAIM RELATED TO THE COLLATERAL, THIS SECURITY AGREEMENT, ANY BLOCKED ACCOUNT CONTROL AGREEMENT OR ANY OTHER CONTROL AGREEMENT.

Section 8.06Severability of Provisions.  Any provision of this Security Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by Applicable Law, Grantor hereby waives any provision of Applicable Law that renders any provision of this Security Agreement prohibited or unenforceable in any respect.

Section 8.07Counterparts.  This Security Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto were upon the same instrument.

Section 8.08Survival of Obligations.  Except as otherwise expressly provided herein, the rights and obligations of Grantor, the Secured Party and the other Indemnified Persons under Section 8.02 and Section 8.05 of this Security Agreement shall survive the termination of the Security Interest.

Section 8.09Survival of Representations and Warranties.  All representations and warranties contained herein shall survive the execution and delivery of this Security Agreement and the other Loan Documents, and may be relied upon by any subsequent lender under the Loan Agreement, regardless of any investigation made at any time by or on behalf of any such Person.  All statements contained in any certificate or other instrument delivered by or on behalf of Grantor pursuant to this Security Agreement shall be deemed representations and warranties of Grantor under this Security Agreement.

Section 8.10Successors and Assigns.  All of the provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 8.11Notices.  All notices and other communications hereunder shall be given pursuant to Section 12.03 of the Loan Agreement.

{Signature Page Follows}

IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

Grantor	PARATEK ROYALTY CORPORATION

By:
Name:
Title:

Secured Party	HEALTHCARE ROYALTY PARTNERS III, L.P.

	By:	HealthCare Royalty GP III, LLC, its general partner

By:
Name:
Title: Founding Managing Director

Schedule 2.04

PLEDGED ACCOUNT

Account No.	Account Name	Location
[***]	Paratek Royalty Corporation	Bank of America 100 North Tryon Street, Charlotte, NC 28255
[***]	Paratek Royalty Corporation	Bank of America 100 North Tryon Street, Charlotte, NC 28255

EXHIBIT H

FORM OF STOCK PLEDGE AGREEMENT

H-1

FORM OF PLEDGE AND

SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT

Dated as of [______], 2019

Between

PARATEK PHARMACEUTICALS, INC.,

as Pledgor,

and

HEALTHCARE ROYALTY PARTNERS III, L.P.,

as Lender

ARTICLE I

CERTAIN DEFINITIONS

ARTICLE II

PLEDGED COLLATERAL: GENERAL TERMS

SECTION 2.01	SECURITY INTEREST.	4
SECTION 2.02	DELIVERY OF CERTIFICATES, INSTRUMENTS, ETC.	5
SECTION 2.03	RELEASE OF SECURITY INTEREST.	5
SECTION 2.04	PLEDGOR REMAINS LIABLE.	6

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

SECTION 3.01	REPRESENTATIONS AND WARRANTIES.	6
SECTION 3.02	COVENANTS.	7
SECTION 3.03	PROTECTION OF PLEDGED COLLATERAL.	8
SECTION 3.04	NO PLEDGOR SALE OR PLEDGE OF PLEDGED COLLATERAL.	8
SECTION 3.05	FURTHER ASSURANCES, PRESERVATION AND PERFECTION OF SECURITY INTEREST.	8
SECTION 3.06	RIGHTS OF PLEDGOR.	8
SECTION 3.07	PRESERVATION OF PLEDGED COLLATERAL.	9

ARTICLE IV

NEGATIVE PLEDGE AGREEMENT

SECTION 4.01	NEGATIVE COVENANTS.	9

ARTICLE V

LENDER RIGHTS AND REMEDIES

SECTION 5.01	REMEDIES.	10
SECTION 5.02	LIMITATION ON DUTIES REGARDING PLEDGED COLLATERAL.	11
SECTION 5.03	PREJUDGMENT REMEDY PROVISION.	12
SECTION 5.04	APPLICATION OF PROCEEDS.	12
SECTION 5.05	NON-RECOURSE.	12
SECTION 5.06	APPOINTMENT OF LENDER AS PLEDGOR’S LAWFUL ATTORNEY.	12

-i-

Exhibits

Exhibit AAmended and Restated Certificate of Incorporation

Exhibit BControl Acknowledgment

-ii-

THIS PLEDGE AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of [_________], 2019, made by PARATEK PHARMACEUTICALS, INC., a Delaware corporation, as pledgor (together with its successors and permitted assigns, “Pledgor”), in favor of HEALTHCARE ROYALTY PARTNERS III, L.P., a Delaware limited partnership, as lender (together with its successors and assigns, “Lender”).

RECITALS:

WHEREAS, pursuant to the Loan Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”), entered into by and between Paratek Royalty Corporation, a Delaware corporation (the “Borrower”), and the Lender, Lender has agreed to make a loan (the “Loan”) in the principal amount on the Closing Date of $32,500,000, such Loan being evidenced by the Note, made by the Borrower in favor of Lender;

WHEREAS, Pledgor is the sole beneficial holder of all Capital Stock in the Borrower; and

WHEREAS, it is a condition precedent to the obligation of Lender to make the Loan on the Closing Date that Pledgor pledge as additional collateral for the performance of the Obligations, all of the Capital Stock of the Borrower pursuant to the terms of this Agreement;

NOW, THEREFORE, to induce Lender to make the Loan, Pledgor hereby agrees with Lender as follows:

ARTICLE I

CERTAIN DEFINITIONS

(a)Unless otherwise specified in this Agreement, capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings given to such terms in the Loan Agreement.  In addition, as used in this Agreement, the following terms have the meanings set forth in or incorporated by reference below:

“Accounts” means, as to Pledgor, all “accounts” (as defined in the UCC) now owned or hereafter acquired by Pledgor relating to the Pledged Collateral, including all accounts receivable, contract rights, debts, notes, drafts and other obligations or indebtedness owing to Pledgor relating to the Pledged Collateral (including any such obligation which might be characterized as an account, contract right or general intangible relating to the Pledged Collateral under the UCC), and all of Pledgor’s rights to any goods, services or other property represented by any of the foregoing.

“Borrower” has the meaning specified in the recitals to this Agreement.

“Bylaws” means the bylaws of the Borrower, in the form delivered to the Lender under the Loan Agreement and as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and the Loan Agreement.

“Capital Stock” of any Person means any and all shares, interests, memberships, ownership interest units, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, and including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, and including, if such Person is a limited liability company, membership interests and any other interest or participation that confers on a Person the right to receive an interest in the profits and losses of, or distributions of property of, such limited liability company, in each case whether outstanding on the date hereof or issued after the date hereof, but excluding any Indebtedness convertible into or exchangeable for such equity.

“Certificate of Incorporation” means the certificate of incorporation of the Borrower, in the form as initially filed in its jurisdiction of incorporation, as amended and restated substantially in the form attached hereto as Exhibit A hereto (or as otherwise in form and substance reasonably satisfactory to Lender) prior to the date hereof and delivered to Lender on the date hereof under the Loan Agreement, and as same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the Loan Documents.

“Documents” means all “documents” (as defined in the UCC) or other receipts covering, evidencing or representing any of the Pledged Collateral now owned or hereafter acquired by Pledgor.

“Equity and Other Interests” has the meaning specified in Section 2.01(a).

“General Intangibles” means all “general intangibles” (as defined in the UCC) now owned or hereafter acquired by Pledgor relating to the Pledged Collateral, including (i) all obligations or indebtedness owing to Pledgor (other than Accounts) with respect to the Pledged Collateral from whatever source arising and (ii) all rights or claims in respect of refunds for taxes paid with respect to the Pledged Collateral.

“Instruments” means all “instruments,” “chattel paper” or “letters of credit” (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Pledgor with respect to the Pledged Collateral.

“Investment Property” has the meaning assigned to such term in the UCC.

“Monies” means all cash, checks, notes, drafts or similar items of payment.

“Organizational Documents” means the Certificate of Incorporation, the Bylaws, and any agreements affecting the rights, limitations, preferences or obligations of Pledgor with respect to any of the foregoing or with respect to the Pledged Collateral, in each case, as the same may be amended or modified from time to time in accordance with this Agreement and the Loan Agreement.

“Permitted Liens” means:

(a)Liens created in favor of the Lender pursuant to any Loan Document;

(b)Liens for taxes not yet delinquent or which are being contested in good faith and by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP;

(c)Liens in respect of property of Pledgor imposed by Applicable Law which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, distributors’, wholesalers’, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business and securing payment obligations not yet delinquent; and

(d)(i) banker’s liens for collection or rights of set off or similar rights and remedies as to deposit accounts or other funds maintained with depositary institutions; provided that such deposit accounts or funds are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by Pledgor in excess of those required by applicable banking regulations; and (ii) customary liens incurred in the ordinary course of business to secure obligations in respect of payment processing services, business credit card programs, and netting services, overdrafts and related liabilities arising from treasury, depositary and cash management services.

“Pledged Collateral” has the meaning specified in Section 2.01.

“Pledged Interests” means, collectively, the Equity and Other Interests, together with all economic or voting rights with respect to any of the foregoing.

“Pledgor” has the meaning specified in the first paragraph hereof.

“Proceeds” means all “proceeds” as such term is defined in Section 9‑102 of the UCC and shall include, in any event, without limitation, all dividends and other income from the Pledged Interests, collections thereon or distributions with respect thereto.

“UCC” means at any time the Uniform Commercial Code as in effect in the State of New York; provided, that if, by reason of mandatory provisions of law, the validity or perfection of Lender’s security interest in the Pledged Collateral or any part thereof is governed by the Uniform Commercial Code or other similar law as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code or such similar law as in effect in such other jurisdiction for purposes of the provisions hereof relating to such validity or perfection.

(b)

(i) The words “hereby”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement and section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

(ii)The word “including” when used in this Agreement shall be deemed to be followed by the words “but not limited to”.

ARTICLE II

PLEDGED COLLATERAL:  GENERAL TERMS

Section 2.01Security Interest.  As security for the full payment and performance of the Obligations by the Borrower, Pledgor hereby grants to Lender a continuing first-priority security interest in, Lien on and right of set-off against, and hereby assigns to Lender as security, all of Pledgor’s right, title and interest, if any, in, to and under the following property and interests in property (save insofar as otherwise expressly excluded by the terms of this Agreement), whether now owned or hereafter acquired or existing and wherever located (collectively, the “Pledged Collateral”):

(a)all of the issued and outstanding common stock of the Borrower, any other equity interests in the Borrower and any other Capital Stock in or relating to the Borrower, including, for the avoidance of doubt, all voting rights connected therewith or related thereto, and the certificates, if any, representing any of the foregoing (collectively, the “Equity and Other Interests”), and together with all cash, securities, dividends, Proceeds and other property whether constituting Investment Property, Accounts, Documents, General Intangibles and/or Instruments or otherwise at any time and from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any and all of the Equity and Other Interests;

(b)to the extent not included in clause (a) above, any and all rights and remedies of Pledgor under any of the Organizational Documents of Borrower, including the right to enforce any and all representations, warranties, covenants, obligations, agreements and indemnities of any party thereto made to or for the benefit of, or that otherwise inure to the benefit of, Pledgor;

(c)all securities hereafter delivered in substitution for or in addition to any and all of the Equity and Other Interests, and all certificates and instruments representing or evidencing such securities and all cash, securities, dividends, Proceeds and other property at any time and from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of the Equity and Other Interests;

(d)all additional equity interests of the Borrower or other Capital Stock of the Borrower, as applicable, from time to time acquired by Pledgor in any manner, and the certificates (if any) representing such additional equity interests or other Capital Stock, as applicable (all of which shall constitute part of the Pledged Interests), and all options, warrants, dividends, cash instruments and other rights and options from time to time received, receivable or otherwise distributed or distributable in respect of or in exchange for any or all of such equity interests or other Capital Stock, as applicable;

(e)all books and records (including credit files, computer programs, printouts and other computer materials and records) of Pledgor pertaining to any of the Pledged Collateral;

(f)the profits and losses of Borrower and Pledgor’s right as a shareholder of the Borrower, and as a holder of any other Capital Stock of the Borrower, in each case, to receive distributions of the assets of the Borrower upon complete or partial liquidation or otherwise; and

(g)all cash and non-cash Proceeds and products of the foregoing, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed or distributable when Pledged Collateral or Proceeds are sold, leased, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto.

Section 2.02Delivery of Certificates, Instruments, Etc.  Pledgor shall deliver to Lender concurrently with the execution and delivery of this Agreement, all original certificates, instruments and other documents then held, if any, evidencing or representing the Pledged Collateral or any part thereof, together with copies of the respective Organizational Documents in each case accompanied by, if applicable, a duly executed instrument of transfer executed in blank in respect of each of the respective Pledged Interests and shall deliver to Lender such UCC financing statements as Lender deems necessary to ensure Lender the benefits of the first priority Lien on and to the Pledged Collateral.

Section 2.03Release of Security Interest.  Upon the Payment in Full, the security interest and Liens granted hereby shall automatically terminate, all rights to the Pledged Collateral granted hereunder shall revert to the Pledgor and Lender shall promptly return the original certificate(s) then being held by Lender, together with any original instruments of transfer and other similar documents then being held by Lender, if any; provided that Lender may retain copies of any of the foregoing documents.  When so released, the Pledged Collateral shall be free and clear of any Lien created hereunder or under the other Loan Documents in favor of Lender.  Upon such termination and at the written request of the Pledgor, and at the reasonable cost and expense of Pledgor, Lender shall promptly execute or otherwise authorize a satisfaction of this Agreement and such instruments, documents or agreements as are reasonably necessary or desirable to terminate, discharge and remove of record any documents constituting public notice of this Agreement and the security interests and assignment granted hereunder and shall deliver or cause to be delivered to Pledgor all property (if any), including Monies, of Pledgor constituting Pledged Collateral then held by Lender.

Section 2.04Pledgor Remains Liable.  Anything herein to the contrary notwithstanding, (a) Pledgor shall remain liable under the respective Organizational Documents to the extent set forth therein and shall perform all of its respective duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Lender of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under any of the Organizational Documents; and (c) Lender shall not have any obligation or liability under any of the Organizational Documents by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of the Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder; provided that, upon foreclosure of the Pledged Interests, Lender and any other transferee of the Pledged Collateral shall take the same subject to the Organizational Documents.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF PLEDGOR

Section 3.01Representations and Warranties.  Pledgor makes the representations and warranties set forth below to Lender on the date hereof:

(a)General Representations and Warranties.  Pledgor hereby represents and warrants that the representations and warranties set forth in Sections 7.02(a) through (f) of the Loan Agreement are true and correct and such representations and warranties are hereby made herein by Pledgor as though set forth herein in full.

(b)Title to Pledged Collateral.

(i)Pledgor is the sole owner of all of the Pledged Collateral, beneficially and of record, free and clear of any Liens other than Permitted Liens.  The Pledged Collateral is not subject to any option to purchase or similar rights of any kind.

(ii)Pledgor has full power and authority to enter into this Agreement.

(iii)There are no restrictions upon the voting rights connected with or relating to, or upon the transfer of, the Pledged Interests other than as arising pursuant to this Agreement and the other Loan Documents.

(iv)Pledgor has the right to vote, pledge and grant a security interest in or otherwise transfer the respective Pledged Interests free of any Liens other than Permitted Liens.

(c)Perfection.

(i)Upon (x) the execution and delivery of this Agreement, (y) the filing of UCC financing statements naming Pledgor as the debtor and Lender as the secured party in the office of the Secretary of State of Delaware, and (z) in the case of certificated Pledged Collateral, in addition to the filing of the UCC financing statements, the delivery to Lender of the certificates representing the Pledged Collateral and instruments of transfer relating thereto required hereunder and, if applicable, the delivery to the Lender of each Control Acknowledgment required hereunder, Lender will have a valid, perfected, continuing, first-priority security interest in or lien on, respectively, the Pledged Collateral.

(ii)All instruments of transfer referred to in Sections 2.01(a) and 2.02, if any as of the date hereof, are duly executed and give the Lender the authority they purport to confer.

(iii)The grant and perfection of the security interests in the Pledged Interests and other Pledged Collateral for the benefit of Lender, in accordance with the terms hereof are not made in violation of the registration requirements of the Securities Act 1933 (the “Securities Act”), any applicable provisions of other federal securities laws, state securities or “Blue Sky” laws, foreign securities law, or applicable general corporation law or any other Applicable Law.

(d)Principal Place of Business.  The sole chief executive office and sole principal place of business of Pledgor, as of the date hereof, is located at 75 Park Plaza, 4th Floor, Boston, MA 02116.  Pledgor’s State of formation or organization, as of the date hereof, is as set forth in the preamble hereto.

Section 3.02Covenants.  Pledgor covenants and agrees with Lender as set forth below:

(a)Defense of Title.  Pledgor shall defend its title to the Pledged Collateral against all claims of all Persons whomsoever, except with respect to Permitted Liens.

(b)Additional Liens.  Pledgor shall not (i) permit any Lien to be created or exist with respect to the Pledged Collateral other than Permitted Liens, or (ii) agree to amend, modify or supplement any Organizational Document, except as expressly permitted under the Loan Agreement.

(c)Change in Location of Principal Place of Business.  Pledgor shall not relocate its chief executive office and/or principal place of business to a new location except in accordance with the Loan Agreement.

(d)Payment of Taxes.  Pledgor shall pay all material Taxes of any kind imposed on or in respect of its income or assets that are due and payable except for Taxes being contested in good faith by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP.

(e)Deliveries.  Pledgor agrees to execute and deliver to Borrower a control acknowledgment (“Control Acknowledgment”) substantially in the form of Exhibit B hereto.  Pledgor shall cause Borrower to acknowledge in writing its receipt and acceptance thereof and, if applicable, shall deliver a copy of such Control Acknowledgment and the receipt and acceptance thereof to the Lender.  Such Control Acknowledgment shall instruct Borrower to follow instructions from Lender without Pledgor’s consultation or consent after the occurrence and during the continuance of an Event of Default.

Section 3.03Protection of Pledged Collateral.  Pledgor will not create, permit or suffer to exist, and will defend the Pledged Collateral against and take such other action as is necessary to remove, any Lien on such Pledged Collateral other than Permitted Liens, and if Pledgor fails to do so, Lender may, without waiving or releasing any obligation or liability of Pledgor hereunder or any Event of Default, at any time thereafter (but shall be under no obligation to), make such payment or any part thereof, obtain such discharge or otherwise defend Pledgor’s title to such Pledged Collateral.  All sums so paid by Lender and any reasonable expenses incurred by Lender in connection therewith, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable by Pledgor to Lender promptly and shall be deemed additional obligations secured by the Pledged Collateral and to the extent not paid shall be reimbursable as expenses of administration and enforcement as provided for under Section 4.06 of the Loan Agreement.

Section 3.04No Pledgor Sale or Pledge of Pledged Collateral. Pledgor shall not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or otherwise encumber, directly or indirectly, whether by operation of law or otherwise (except with respect to Permitted Liens or to the extent expressly permitted by this Agreement or the other Loan Documents), any of the Pledged Collateral or any interest therein.

Section 3.05Further Assurances, Preservation and Perfection of Security Interest.  (a)  At its own expense, Pledgor shall do all such acts, and shall execute and deliver to Lender all such certificates, instruments and other documents and shall do and perform or cause to be done all matters and such other things necessary or advisable to be done as Lender may reasonably request from time to time in order to give full effect to this Agreement, and for the purpose of effectively perfecting, maintaining and preserving Lender’s security interest and the benefits intended to be granted to Lender hereunder.  To the extent permitted by Applicable Law, Pledgor hereby authorizes Lender, during the term of this Agreement, to file, in the name of Pledgor or otherwise, UCC financing statements, including continuation statements, which Lender in its reasonable discretion may deem necessary or appropriate for the purpose specified above; provided, however, that such financing statements shall indicate the Pledged Collateral as defined herein or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all as reasonably determined by Lender.

(b)If Pledgor fails to perform any act required by this Agreement, Lender may, but shall not be obligated to, perform or cause the performance of such act, and the reasonable expenses of Lender incurred in connection therewith shall be governed by Section 5.07 hereof.

Section 3.06Rights of Pledgor.  Unless an Event of Default shall have occurred and be continuing and except as otherwise prohibited, limited or otherwise governed by the Loan Agreement and other Loan Documents, Pledgor shall be entitled to (a) exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Loan Documents and which, in the Lender’s reasonable judgment, shall not impair the Pledged Collateral, (b) receive and use, free and clear of any Lien created hereby or any security interest granted by Pledgor to Lender hereunder, for any purpose, any distributions actually made, and any allocations actually made, with respect to the Pledged Interests (whether as a distribution of net cash flow or otherwise), (c) retain its books and records pertaining to the Pledged Collateral and (d) all rights and benefits of a shareholder, in the Borrower, subject to the limitations set forth in this Agreement.

Section 3.07Preservation of Pledged Collateral.  Pledgor will not allow any Contributor Event of Default (as defined in the Contribution Agreement) under clause (d) of the definition thereof to occur in respect of the Pledged Collateral, and shall fully perform or cause to be performed when due all of its obligations under and in respect of the Pledged Collateral.

(a)Maintenance.  Pledgor shall acquire and shall assemble, maintain and have available a complete file relating to the Pledged Interests, including all material statements and other information delivered to Pledgor pursuant to the Organizational Documents.  Pledgor shall maintain all such papers, records and files not in the possession of Lender in good and complete condition and shall preserve them against loss.

(b)Pledgor to Hold Records for Lender.  For so long as Lender has a security interest in any Pledged Collateral, Pledgor will hold or cause to be held any paper, record or file related to such Pledged Collateral for Lender.

(c)Lender’s Rights of Inspection.  Upon reasonable advance notice from Lender, and during regular business hours, Pledgor shall make any or all such papers, records or files related to the Pledged Collateral available to Lender in order that Lender may examine any such papers, records and files, either by its employees or by agents or contractors, or both, and make copies of all or any portion thereof; provided that, excluding any such examinations during the continuation of an Event of Default, Lender shall not exercise such rights more often than once during any calendar quarter.

The representations and warranties set forth in this Article III shall survive the execution and delivery of this Agreement, but, subject to Section 6.12 of this Agreement, shall terminate upon the Payment in Full.

ARTICLE IV

NEGATIVE PLEDGE AGREEMENT

Section 4.01Negative Covenants.  Pledgor covenants and agrees that until the Payment in Full, Pledgor will not, without the written consent of Lender:

(i)sell, assign, pledge, grant any Lien (other than Permitted Liens) on, transfer, dispose of or otherwise encumber the Pledged Collateral or any part thereof, including, without limitation, entering into any lock-up or any other arrangement with respect to the Pledged Collateral, except as permitted by Section 3.06 of this Agreement;

(ii)vote or take any other action to amend or modify the Borrower’s Organizational Documents, except as expressly permitted under the Loan Agreement; or

(iii)vote to enable, or take any other action to permit, or fail to take any available action to prevent, Borrower to issue any equity interests or other Capital Stock, or to issue any other securities convertible into or granting the right to purchase or exchange for any equity interests or other Capital Stock, as applicable, provided that at all times all Equity and Other Interests shall be covered by the pledge hereunder.

ARTICLE V

LENDER RIGHTS AND REMEDIES

Section 5.01Remedies.  (a)  Should any Event of Default occur and be continuing, Lender is hereby authorized and empowered, at its election, to do any of the following without liability (except to the extent liability results from the gross negligence or willful misconduct of Lender) except to account for money and other property actually received by it, but Lender shall have no duty to exercise any such right, privilege or options and shall not be responsible for any failure to so or delay in so doing:

(i)to transfer and register in its or its nominee’s name the whole or any part of the Pledged Collateral, including by means of the completion of the instruments of transfer referred to in Sections 2.01, 2.02 or 3.02(e) or a Control Acknowledgment;

(ii)to exercise all voting rights with respect to the Pledged Collateral or a Control Acknowledgment;

(iii)to demand, sue for, collect, receive and give acquittance for any and all cash distributions (including distributions to which Pledgor would otherwise be entitled pursuant to Section 3.06 of this Agreement) or monies due or to become due upon or by virtue thereof, and to settle, prosecute or defend any action or proceeding with respect thereto;

(iv)to sell in one or more sales (public or private) the whole or any part of the Pledged Collateral or otherwise to transfer or assign the same, in each case, however, to the extent permitted and in the manner provided in the UCC;

(v)to receive and retain all distributions on the Pledged Collateral;

(vi)to otherwise enforce and act with respect to the Pledged Collateral or the Proceeds as though Lender were the outright owner thereof;

(vii)to exercise all other rights and remedies available under law or in equity; and

(viii)upon the exercise by Lender of any right, privilege or option pertaining to the Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine.  Lender is hereby granted a power of attorney to effect the aforesaid registration in the name of the Lender or its nominee of the Pledged Interests.

(b)In the event of any proposed disposition of the Pledged Collateral as provided in Section 5.01(a)(iv), Lender shall give to Pledgor at least ten (10) Business Days prior written notice of the time and place of any public sale of the Pledged Collateral or of the time after which any private sale (to the extent permitted by Applicable Law) or any other intended disposition is to be made, unless a longer period is required by Applicable Law.  Pledgor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice.  Except as otherwise expressly provided in the Loan Documents or the UCC,

Lender may enforce its rights hereunder without any other notice and without compliance with any other condition precedent now or hereunder imposed by statute, rule of law or otherwise (all of which are hereby expressly waived by Pledgor, to the fullest extent permitted by law).  Lender may buy any part or all of the Pledged Collateral at any public sale conducted in accordance with the UCC and as set forth herein.

(c)Pledgor recognizes that Lender may be unable to effect a public sale of the Pledged Collateral, or any part thereof by reason of certain prohibitions contained in the Securities Act, and other Applicable Laws, but may be compelled to resort to one or more private sales thereof (to the extent permitted by Applicable Law) to a restricted group of purchasers and may otherwise be required to impose additional limitations on sales as a result thereof.  Pledgor agrees that any such private sales may be at prices and other terms less favorable to the seller than if sold at public sales and that such private sales shall not by reason thereof be deemed not to have been made in a commercially reasonable manner.  Pledgor agrees to use its commercially reasonable efforts to cause the Borrower to execute and deliver all such instruments and documents and to do or cause to be done all such other acts and things as may be necessary or, in the reasonable opinion of Lender, advisable (i) to cause the Pledged Collateral, or any part thereof, to be exempt from registration under the provisions of the Securities Act, (ii) to amend such instruments and documents which, in the opinion of Lender, are necessary or advisable to meet the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto, and (iii) to make any sales of any portion or all of the Pledged Collateral pursuant to this Section 5.01 valid and binding and in compliance with any and all Applicable Laws, provided that nothing herein shall require or imply that the Pledged Interests are to be registered under the Securities Act or other similar laws.  Pledgor further agrees to use its commercially reasonable efforts to cause Borrower to comply with the provisions of the state securities or “Blue Sky” laws of any jurisdiction which the Lender shall designate, to the extent that any such laws apply under circumstances under which the Pledged Collateral is exempt from registration under the provisions of the Securities Act.

Section 5.02Limitation on Duties Regarding Pledged Collateral.  Lender’s sole duty with respect to the custody, safekeeping and physical preservation of the Pledged Collateral in its possession, if any, under Section 9‑207 of the UCC or otherwise, shall be to deal with it in a commercially reasonable manner as Lender deals with similar shares of a corporation and equity interests, certificates, securities and other similar property for its own account.  Neither Lender nor any of its directors, officers, partners, members, employees or agents shall be liable for failure to demand, collect or realize upon any of the Pledged Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Pledged Collateral upon the request of Pledgor or otherwise, except to the extent liability results from the gross negligence or willful misconduct of Lender.  Nothing in this Agreement shall require the Lender to demand, collect or realize upon any of the Pledged Collateral in any order of priority and Pledgor acknowledges and agrees that the Lender, acting on its behalf, may seek to demand, collect or realize on the whole or any part of the Pledged Collateral, without first seeking such demand, collection, or realization upon any other collateral for the Loan.

Section 5.03Prejudgment Remedy Provision.  After the occurrence and during the continuance of an Event of Default, in the event of any legal action between Pledgor and Lender hereunder, Pledgor expressly waives, to the extent permitted by law, any and all rights Pledgor may have under the law as now constituted or hereafter amended that may constitute a limitation on prejudgment remedies, and Lender may invoke any prejudgment remedy available to it, including garnishment, attachment, foreign attachments and replevin, with respect to the Pledged Collateral, to enforce the provisions of this Agreement.

Section 5.04Application of Proceeds.  Except as otherwise herein or in the other Loan Documents provided, Lender shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable out-of-pocket costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Pledged Collateral or in any way relating to the Pledged Collateral or the rights of Lender hereunder, including, without limitation, reasonable attorney’s fees and disbursements, to the payment in whole or in part of the Obligations, in such order as Lender may elect, and only after such application and after the payment by Lender of any other amount required by any provision of law, including, without limitation, Section 9‑615 of the UCC, need Lender account for the surplus, if any, to Pledgor.

Section 5.05Non-Recourse.  Except as otherwise provided in this Agreement or in any other of the Loan Documents, no recourse shall be had against Pledgor or any incorporator, affiliate, shareholder, stockholder, member, officer, employee or director of Pledgor by the enforcement of any assessment or by any legal or equitable proceeding, in respect of any of the Obligations, it being expressly agreed and understood that the Obligations, will be satisfied solely out of the Pledged Collateral and any other collateral available to the Lender for the Obligations under any other Loan Document.

Section 5.06Appointment of Lender as Pledgor’s Lawful Attorney.  Pledgor irrevocably designates, makes, constitutes and appoints Lender (and all Persons designated by Lender) as its true and lawful proxy and attorney-in-fact (coupled with an interest) upon the occurrence and during the continuance of an Event of Default to take the following actions:

(a)To Endorse Pledgor’s Name.  At such time or times hereafter as Lender or its agent in its sole discretion may determine, in Pledgor’s or Lender’s name, to endorse Pledgor’s name on any checks, notes, drafts, instruments, documents or any other payment relating to the Pledged Collateral and/or Proceeds which come into the possession of Lender or come under Lender’s control;

(b)To Sign Pledgor’s Name to Perfection Documents.  To the extent permitted by law, to sign Pledgor’s name on any documents (including authorizing the filing of financing statements and continuations thereof) necessary or desirable for the purpose of maintaining or achieving the perfection of a security interest in the Pledged Collateral; and

(c)To Sign Pledgor’s Name on Other Documents.  To the extent permitted by law, to sign Pledgor’s name to any document necessary or appropriate in order to permit Lender to fully exercise its rights under Section 5.01.

Section 5.07Reimbursement.  All reasonable and documented sums expended by Lender in connection with the exercise of any right or remedy provided for herein shall be and shall remain the obligation of Pledgor.  At the option of Lender, all such reasonable sums may be paid from the Pledged Collateral or may be advanced by Lender, in which event they shall be deemed to have been advanced to Pledgor and shall be reimbursed by Pledgor pursuant to Section 4.06 of the Loan Agreement.

Section 5.08Lender’s Powers for Lender’s Sole Benefit.  The powers conferred on Lender hereunder are solely for Lender’s benefit, and do not impose any duty on Lender to exercise any such powers.  Pledgor waives, to the fullest extent permitted by law, all rights whatsoever against Lender for any loss, expense, liability or damage suffered by Pledgor as a result of actions taken pursuant to this Agreement, including those arising under any “mortgagee in possession” doctrine or the like, except to the extent such losses, expenses, liabilities or damages result from the gross negligence or willful misconduct of Lender, or to the extent otherwise expressly provided herein.

Section 5.09Waiver of Redemption and Deficiency Rights.  Pledgor hereby waives, to the fullest extent permitted by law, every statute of limitation, any right of redemption, any moratorium or redemption period, and any right which Pledgor may have to direct the order in which any of the Pledged Collateral shall be disposed of in the event of any disposition thereof pursuant hereto, except as otherwise expressly provided herein.

ARTICLE VI

MISCELLANEOUS

Section 6.01Security Agreement.  This Agreement is intended to be a security agreement pursuant to the UCC for any and all of the Pledged Collateral purported to be covered by this Agreement, and, prior to the occurrence of and continuation of an Event of Default hereunder, any assignment of the Pledged Collateral by the Pledgor pursuant to this Agreement is an assignment for security purposes only.

Section 6.02Remedies Cumulative.  The rights, remedies and benefits of Lender herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which Lender may have under this Agreement or any other Loan Document, at law, in equity, by statute or otherwise.  Without limiting the generality of the foregoing, Lender shall have all rights and remedies of a secured party under Article 9 of the UCC in each applicable jurisdiction.

Section 6.03Security Interest Absolute.  All rights of Lender hereunder, the grant of a security interest in the Pledged Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Organizational Documents or Loan Documents, (b) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any release, amendment or waiver of or any consent to any departure from the Loan Agreement or any other of the Loan Documents, (c) any exchange, release or nonperfection of any other collateral, or any release, amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations, or (d) any other similar circumstance which might otherwise constitute a defense available to, or a discharge of, Pledgor in respect of this Agreement.

Section 6.04No Delay; Waivers.  No delay on the part of Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any power or right hereunder preclude other or further exercise thereof or the exercise of any other power or right.  Lender shall not be deemed to have waived any rights hereunder unless such waiver shall be in writing and signed by Lender.

Section 6.05Further Assurances.  Each party to this Agreement shall execute such assignments, endorsements and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

Section 6.06Waivers and Amendments.  This Agreement may be amended, superseded or canceled; and the terms hereof may be waived, only by a written instrument signed by authorized representatives of the parties hereto or, in the case of a waiver, by an authorized representative of the party waiving compliance.  No such written instrument shall be effective unless it recites that it is intended to amend, supersede or cancel this Agreement or to waive compliance with one or more of the terms hereof, as the case may be.

Section 6.07Notices.  All notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be delivered in accordance with the procedures set forth in Section 12.03 of the Loan Agreement.

Section 6.08Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402 BUT OTHERWISE WITHOUT GIVING EFFECT TO LAWS CONCERNING CONFLICT OF LAWS OR CHOICE OF FORUM THAT WOULD REQUIRE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

Each party hereto irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States sitting in the State of New York, and of the courts of its own corporate domicile with respect to any and all Proceedings.  Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such Proceeding and any claim that any such Proceeding has been brought in an inconvenient forum.  Any process or summons for purposes of any proceeding may be served on Pledgor by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to it at its address as provided for notices hereunder.

Section 6.09Waiver of Jury Trial.  Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any action, proceeding, claim or counterclaim arising out of or relating to THIS AGREEMENT or the transactions contemplated under THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).  THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE OTHER PARTY HERETO WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

Section 6.10Binding Agreement; Assignments.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Pledgor shall not assign this Agreement or any interest herein or in the Pledged Collateral, or any part thereof, or any cash or property held by Lender as Pledged Collateral under this Agreement, except with the prior written consent of Lender.  Any purported assignment in violation of this Section shall be null and void.

Section 6.11Additional Covenants of Pledgor.

(a)Application of Distributions.  No amounts received by or distributed to Pledgor shall be permitted if same would violate the requirements of the Loan Agreement or the Organizational Documents.

(b)Further Assurances.  Pledgor shall at no cost or expense to Lender, promptly and duly execute and deliver such further instruments and documents and take such further actions as Lender may reasonably request to carry out and obtain and preserve the full benefits of this Agreement and of the rights and powers granted herein.

Section 6.12Restoration or Set Aside.  If, for any reason, any portion of any payment hereunder to Lender is set aside or restored, whether voluntarily or involuntarily, after the making thereof, then the obligation intended to be satisfied thereby shall be revived and shall continue in full force and effect as if said payment or payments had not been made (and Pledgor’s obligations and liabilities to Lender under this Agreement shall be reinstated to such extent and this Agreement and any Pledged Collateral shall remain in full force and effect (or shall be reinstated) to such extent), and the full amount Lender is required to repay, plus any and all reasonable and documented costs and expenses (including reasonable and documented attorneys’ fees and expenses) paid by Lender in connection therewith, shall constitute additional Obligations.

Section 6.13Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.  To the extent permitted by Applicable Law, Grantor hereby waives any provision of Applicable Law that renders any provision of this Security Agreement prohibited or unenforceable in any respect.

Section 6.14Section Headings.  Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.15Counterparts; Delivery.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page of this Agreement in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart of this Agreement.

Section 6.16No Third Party Beneficiaries.  This Agreement is entered into for the benefit of the parties hereto, and no third parties shall have any direct rights hereunder.

Section 6.17Entire Agreement.  This Agreement, taken together with the other Loan Documents, supersedes all prior written agreements and understandings between the parties hereto with respect to the subject matter hereof, whether express or implied, written or oral.

Section 6.18Additional Consents.  Pledgor agrees to cause Borrower to (i) consent to (A) the pledge by Pledgor to Lender of the Pledged Interests, (B) upon the occurrence and during the continuance of an Event of Default and the exercise of remedies by Lender in accordance with the terms hereof and applicable Law, (i) the transfer of the Pledged Interests and (ii) the right to exercise all voting and management rights appurtenant or relating to that Pledged Interest in each case, by or in lieu of, foreclosure of the pledge (it being agreed that Lender may, in its sole discretion foreclose solely on the voting or management rights) and (C) upon the occurrence and during the continuance of an Event of Default  and the aforesaid transfer of the Pledged Interests, the change in control of Borrower and (ii) acknowledge and agree that the foreclosure of the Pledged Interests by Lender or other transfer of the Pledged Interests in lieu of foreclosure, shall not constitute an unpermitted transfer under any of the Organizational Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Pledge and Security Agreement to be duly executed as of the date first above written.

PLEDGOR:

PARATEK PHARMACEUTICALS, INC., a
Delaware corporation

By:
Name:
Title:

LENDER:

HEALTHCARE ROYALTY PARTNERS III, L.P.

By:	HealthCare Royalty GP III, LLC, its general partner

By:
Name:
Title: Founding Managing Director

ACKNOWLEDGMENT

The undersigned hereby acknowledges receipt of a copy of the foregoing Pledge and Security Agreement, to the extent required by Applicable Law agrees promptly to note on its books the security interests granted under such Pledge and Security Agreement, agrees that it will comply with instructions originated by the Lender without further consent by Pledgor, confirms the consents, acknowledgments and agreements in Section 6.18 and waives any rights or requirement at any time hereafter to receive a copy of such Pledge and Security Agreement in connection with the registration of any Pledged Collateral in the name of the Lender or its nominee or the exercise of voting rights by the Lender or its nominee.

PARATEK ROYALTY CORPORATION

By:
Name:
Title:

EXHIBIT A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Ex. A-2

CWT DRAFT 12/22/2018

EXHIBIT B

CONTROL ACKNOWLEDGMENT

PLEDGED SUBSIDIARY:	EQUITY INTEREST OWNER:

PARATEK ROYALTY CORPORATION	PARATEK PHARMACEUTICALS, INC.

Reference is hereby made to that certain Pledge and Security Agreement, dated as of [________], 2019 (the “Pledge Agreement”), between PARATEK PHARMACEUTICALS, INC., a Delaware corporation ( the “Pledgor”), the sole shareholder of PARATEK ROYALTY CORPORATION, a Delaware corporation (the “Pledged Subsidiary”) and HEALTHCARE ROYALTY PARTNERS III, L.P., a Delaware limited partnership (the “Lender”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Pledge and Security Agreement.

Pledged Subsidiary is hereby instructed by Pledgor that all of Pledgor’s right, title and interest in and to all of Pledgor’s rights in connection with any equity interests in Pledged Subsidiary now and hereafter owned by Pledgor are subject to a pledge and security interest in favor of Lender.  Pledgor hereby instructs the Pledged Subsidiary to act upon any instruction delivered to it by the Lender with respect to the Pledged Collateral without further consent from Pledgor, and, by its execution hereof, the Pledged Subsidiary agrees to do so.

Pledged Subsidiary, by its written acknowledgement and acceptance hereof, hereby acknowledges receipt of a copy of the aforementioned Pledge and Security Agreement and agrees promptly to note on its books the security interest granted under such Pledge and Security Agreement.  Pledged Subsidiary also waives any rights or requirements at any time hereafter to receive a copy of such Pledge and Security Agreement in connection with the registration of any Pledged Collateral in the name of the Lender or its nominee or the exercise of voting rights by the Lender or its nominee.

[The remainder of this page is intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Control Acknowledgment to be duly executed as of the date first above written.

PLEDGOR:

PARATEK PHARMACEUTICALS, INC., a
Delaware corporation

By:
Name:
Title:

PLEDGED SUBSIDIARY:

PARATEK PHARMACEUTICALS, INC., a
Delaware corporation

By:
Name:
Title:

LENDER:

HEALTHCARE ROYALTY PARTNERS III,
L.P., a Delaware limited partnership

By:	HealthCare Royalty GP III, LLC, its general partner

By:
Name:
Title: Founding Managing Director

Ex. B-2

EXHIBIT I-1

FORM OF U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among HealthCare Royalty Partners III, L.P., as lender (“Lender”), and Paratek Royalty Corporation, a Delaware corporation, as borrower (“Borrower”).

Pursuant to the provisions of Section 5.01 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT I-2

Form Of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among HealthCare Royalty Partners III, L.P., as lender (“Lender”), and Paratek Royalty Corporation, a Delaware corporation, as borrower (“Borrower”).

Pursuant to the provisions of Section 5.1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT I-3

Form Of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among HealthCare Royalty Partners III, L.P., as lender (“Lender”), and Paratek Royalty Corporation, a Delaware corporation, as borrower (“Borrower”).

Pursuant to the provisions of Section 5.1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT I-4

Form of U.S. TAX COMPLIANCE CERTIFICATE

(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Loan Agreement dated as of February 26, 2019 (as amended, supplemented or otherwise modified from time to time, the “Loan Agreement”), among HealthCare Royalty Partners III, L.P., as lender (“Lender”), and Paratek Royalty Corporation, a Delaware corporation, as borrower (“Borrower”).

Pursuant to the provisions of Section 5.1 of the Loan Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Loan Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to Borrower as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform Borrower, and (2) the undersigned shall have at all times furnished Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

Unless otherwise defined herein, terms defined in the Loan Agreement and used herein shall have the meanings given to them in the Loan Agreement.

By:
Name:
Title:
Date: ________ __, 20[ ]

EXHIBIT J

FORM OF

OFFICER’S CERTIFICATE

J-1

EXHIBIT J

Closing Date Certificate

Paratek Royalty Corporation

[____________  ___], 2019

The undersigned, being a duly elected and qualified Senior Officer Paratek Royalty Corporation, a Delaware corporation (the “Borrower”), does hereby certify, in his capacity as such and not in any individual capacity, pursuant to Section 6.01(b)(i) of that certain Loan Agreement, dated as of February 21, 2019 (the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement), between Borrower and Healthcare Royalty Partners III, L.P., a Delaware limited partnership (“Lender”), as of the date hereof (the “Closing Date”), that:

(A)

no event has occurred and is continuing that (i) constitutes a Default or an Event of Default or a Prepayment Trigger or (ii) could reasonably be expected to constitute a Material Adverse Effect (without giving effect to the cure period applicable to a Prepayment Trigger based thereon), in each case both at the time of, and immediately after giving effect to, the making of the Loan on the Closing Date;

(B)

the representations and warranties made by Borrower in Article VII of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, before and after giving effect to the Loan (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects);

(C)

all necessary governmental and third-party approvals, consents and filings, including in connection with the Loan, the Security Agreement, the Contribution Agreement and the other Loan Documents have been obtained or made and remain in full force and effect;

(D)

the License Agreement is attached hereto as Annex A (including all amendments, supplements or other modifications attached thereto) and is as assigned, transferred and contributed to Borrower pursuant to the Contribution Agreement; and

(E)	each of the other conditions precedent set forth in Section 6.01 of the Loan Agreement to the obligation of Lender to make the Loan has been satisfied.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the Closing Date.

By:
Name:
Title:

[Signature Page – Closing Date Certificate – Borrower]

ANNEX A

LICENSE AGREEMENT

[Attached Hereto]

199525818 v4

Closing Date Certificate

Paratek Pharmaceuticals, Inc.

[____________  ___], 2019

The undersigned, being a duly elected and qualified Senior Officer Paratek Pharmaceuticals, Inc., a Delaware corporation (the “Company”), does hereby certify, in his capacity as such and not in any individual capacity, pursuant to Section 6.01(b)(i) of that certain Loan Agreement, dated as of February 21, 2019 (the “Loan Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreement), between Paratek Royalty Corporation, a Delaware corporation and subsidiary of Company (“Borrower”), and Healthcare Royalty Partners III, L.P., a Delaware limited partnership (“Lender”), as of the date hereof (the “Closing Date”), that:

(A)

no event has occurred and is continuing that (i) constitutes a Default or an Event of Default or a Prepayment Trigger or (ii) could reasonably be expected to constitute a Material Adverse Effect (without giving effect to the cure period applicable to a Prepayment Trigger based thereon), in each case both at the time of, and immediately after giving effect to, the making of the Loan on the Closing Date;

(B)

the representations and warranties of Company in Article VII of the Loan Agreement and in the other Loan Documents are true and correct in all material respects as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date, before and after giving effect to the Loan (except that any representation or warranty that is qualified as to “materiality” or “Material Adverse Effect” is true and correct in all respects);

(C)

all necessary governmental and third-party approvals, consents and filings, including in connection with the Loan, the Security Agreement, the Contribution Agreement and the other Loan Documents have been obtained or made and remain in full force and effect;

(D)

the License Agreement is attached hereto as Annex A (including all amendments, supplements or other modifications attached thereto) and is as assigned, transferred and contributed to Borrower pursuant to the Contribution Agreement; and

(E)each of the other conditions precedent set forth in Section 6.01 of the Loan Agreement to the obligation of Lender to make the Loan has been satisfied

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has executed this certificate as of the Closing Date.

By:
Name:
Title:

[Signature Page – Closing Date Certificate – Company]

ANNEX A

LICENSE AGREEMENT

[Attached Hereto]

SCHEDULE 7.01

PATENTS

Omitted pursuant to Regulation S-K, Item 601(a)(5)

-Sch.-1-

SCHEDULE 7.01(k)

COMMISSIONS OR BROKERS FEES

Pursuant to the Engagement Letter dated July 26, 2017, as amended between Perella Weinberg Partners LP (“PWP”) and the Company (the “Engagement Letter”) the Company engaged PWP to provide financial advisory services to the Company.  Pursuant to the terms of the Engagement Letter, PWP will be entitled to a fee upon the closing and funding of the Loan.

-Sch.-3-

SCHEDULE 7.01(m)

RELEVANT NON-UNITED STATES JURISDICTIONS

The United Kingdom, France, Germany, Spain, Italy and Japan.

-Sch.-4-

SCHEDULE 7.02(j)

COMMISSIONS OR BROKER’S FEES - COMPANY

Pursuant to the Engagement Letter dated July 26, 2017, as amended between Perella Weinberg Partners LP (“PWP”) and the Company (the “Engagement Letter”) the Company engaged PWP to provide financial advisory services to the Company.  Pursuant to the terms of the Engagement Letter, PWP will be entitled to a fee upon the closing and funding of the Loan.

-Sch.-5-

SCHEDULE 7.02(m)

MATERIAL CONTRACTS – COMPANY OR SUBSIDIARIES

1.  The Transaction Documents

2.  The License Agreement

-Sch.-6-

SCHEDULE 7.02(z)

Scheduled Indebtedness and Liabilities

Company and its Subsidiaries have no Indebtedness (or other liabilities) other than (i) reflected in the Financial Statements, (ii) incurred by Company or its Subsidiaries in the ordinary course of business since December 31, 2017 (other than any indebtedness for borrowed money) and (iii) the further amendments to the Hercules Loan Agreement described in the Form 10-Q filed by the Company on August 2, 2018.

-Sch.-7-